SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment no. 1)


Filed by the Registrant    [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [X]  Confidential, for Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                FIBERSTARS, INC.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                                FIBERSTARS, INC.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

           Fiberstars, Inc. Common Stock, par value $0.0001 per share
- --------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:

                                   1,000,000
- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $ 4.6875

- --------------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction: $4,687,500

- --------------------------------------------------------------------------------

(5)   Total fee paid: $1,237.50

- --------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.
- --------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

- --------------------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------

(3)  Filing party:

- --------------------------------------------------------------------------------

(4)  Date filed:

- --------------------------------------------------------------------------------

Preliminary Copy
                                [OBJECT OMITTED]

                                                               January [_], 2000

Dear Shareholder:

         I cordially invite you to attend a special meeting (the "Special Meeting") of the shareholders of Fiberstars, Inc. ("Fiberstars") to be held at Fiberstars' corporate offices, 44259 Nobel Drive, Fremont, California, 94538, on Friday, January 28, 2000, at 2:00 p.m., local time. At the Special Meeting, you will be asked to vote on a proposal to approve the issuance of up to an aggregate amount of 1,000,000 shares of common stock, par value $0.0001 per share, of Fiberstars (the "Fiberstars Common Stock") upon exercise of certain warrants granted pursuant to the Asset Purchase Agreement, dated on or about December 24, 1999 (the "Purchase Agreement"), among Fiberstars and Unison Fiber Optic Lighting Systems, LLC ("Unison"), a Delaware limited liability companyand wholly-owned subsidiary of Advanced Lighting Technologies, Inc., a shareholder of Fiberstars.

         Under the Purchase Agreement, Fiberstars will acquire certain assets and assume certain liabilities of Unison (the "Acquisition"), for consideration consisting of four warrants to purchase up to an aggregate of 1,000,000 shares of Fiberstars Common Stock at an exercise price of $0.01 per share. The warrants are exercisable only upon the occurrence of certain events related to significant increases in the trading price of Fiberstars Common Stock and sales of solid core fiber based upon the technology acquired in the Acquisition. Unison may elect at any time while a warrant remains outstanding to cancel such warrant in exchange for Fiberstars issuing to Unison a fixed number of shares of Fiberstars Common Stock.

         The closing of the Acquisition is subject to certain conditions, including approval by Fiberstars' shareholders of the issuance of shares of Fiberstars Common Stock as described above (the "Share Issuances"). I urge you to read carefully the detailed information that follows this letter regarding the Purchase Agreement.

         Fiberstars' Board of Directors (the "Fiberstars Board"), excluding directors employed by ADLT (the "Disinterested Board"), have carefully reviewed and considered the terms of the Purchase Agreement and have determined that the Purchase Agreement and the transactions contemplated thereby, including the Acquisition and the Share Issuances (collectively, the "Transactions"), are in the best interests of Fiberstars and its shareholders. Accordingly, the Disinterested Board has unanimously approved the Transactions and recommends that you vote in favor of the Share Issuances at the Special Meeting.

         Your participation in the Special Meeting, in person or by proxy, is especially important, because the item to be voted on is very important to Fiberstars. Whether or not you plan to attend the Special Meeting in person, on behalf of Fiberstars and your fellow shareholders, I urge you to complete, date, sign and promptly return the enclosed proxy card in the enclosed prepaid envelope to ensure that your shares will be represented at the Special Meeting.

         On behalf of the Fiberstars Board, I thank you for your support and urge you to vote FOR approval of the Share Issuances.

                                           Very truly yours,

                                           /s/ David N. Ruckert
                                           -------------------------------------
                                           David N. Ruckert
                                           Chief Executive Officer

Preliminary Copy

                                FIBERSTARS, INC.
                                44259 Nobel Drive
                            Fremont, California 94538

                    Notice of Special Meeting of Shareholders
                           To be held January 28, 2000

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of Fiberstars, Inc., a California corporation ("Fiberstars"), will be held at 44259 Nobel Drive, Fremont, California, 94538, on Friday, January 28, 2000, at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the following purposes:

         (1) To consider and vote on a proposal to approve the issuance of up to an aggregate of 1,000,000 shares of Fiberstars common stock (the "Share Issuances") upon the exercise of certain warrants (the "Warrants") granted pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), dated on or about December 24, 1999, among Fiberstars, and Unison Fiber Optic Lighting Systems, LLC ("Unison") a Delaware limited liability company and wholly owned subsidiary of Advanced Lighting Technologies, Inc., a significant shareholder of Fiberstars, under which Fiberstars will acquire certain assets and assume certain liabilities of Unison (the "Acquisition") for consideration consisting of the Warrants.

         (2)      To act on any  other  matters  as may  arise  relating  to the
                  conduct  of  the  Special   Meeting  and  any  adjournment  or
                  postponement thereof.

         THE DISINTERESTED BOARD OF FIBERSTARS HAS UNANIMOUSLY APPROVED THE PROPOSAL DESCRIBED ABOVE AND RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL AT THE SPECIAL MEETING.

         Shareholders of record at the close of business on November 29, 1999 are entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. A complete list of shareholders entitled to vote will be available for inspection at the Special Meeting and for a period of ten days prior to the Special Meeting at Fiberstars'corporate offices at 44259 Nobel Drive, Fremont, California 94538, during ordinary business hours.

         The accompanying Proxy Statement describes the Purchase Agreement and the proposed Acquisition and Share Issuances. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Special Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before the vote at the Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval of the Share Issuances.

                                             FOR THE BOARD OF DIRECTORS

                                             /s/ David N. Ruckert
                                             -----------------------------------
                                             Chief Executive Officer

Fremont, California
[January __, 2000]

Your vote is important. To vote your shares, please mark, date, sign and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope, whether or not you plan to attend the Special Meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Preliminary Copy


               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

                                FIBERSTARS, INC.
                                44259 Nobel Drive
                            Fremont, California 94538

                  INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES

         This Proxy Statement is being furnished to holders of common stock, par value $0.0001 per share (the "Fiberstars Common Stock"), of Fiberstars, Inc., a California corporation ("Fiberstars"), in connection with the solicitation of proxies by and on behalf of Fiberstars' Board of Directors (the "Fiberstars Board") for use at a special meeting of shareholders to be held at Fiberstars' corporate offices, 44259 Nobel Drive, Fremont, California, 94538, on Friday, January 28, 2000, at 2:00 p.m., local time, and at any adjournment or postponement thereof (the "Special Meeting"). This Proxy Statement and the accompanying Notice and Proxy Card are first being mailed to holders of Fiberstars Common Stock entitled to notice of, and to vote at, the Special Meeting on or about January 7, 2000.

         At the Special Meeting, holders of Fiberstars Common Stock will be asked to consider and vote on a proposal to approve the issuance of up to an aggregate amount of 1,000,000 shares of Fiberstars Common Stock (the "Share Issuances") upon the exercise of certain warrants granted pursuant to the Asset Purchase Agreement, dated on or about December 24, 1999 (the "Purchase Agreement"), among Fiberstars and Unison Fiber Optic Lighting Systems, LLC ("Unison"), a Delaware limited liability company and wholly owned subsidiary of Advanced Lighting Technologies, Inc. ("ADLT"), a significant shareholder of Fiberstars. A copy of the Purchase Agreement is attached to this Proxy Statement as Appendix A.

         Pursuant to the Purchase Agreement, on January 28, 2000 (the "Closing Date") Fiberstars will acquire certain assets (the "Assets") of Unison related to the fiber optic lighting portion of Unison's business (the "Business") and will assume certain liabilities of Unison that arise after the Closing Date with respect to the Business. The acquisition of the Assets and assumption of liabilities shall be referred to as the "Acquisition". In exchange for the Assets, Unison will receive consideration consisting of four warrants (the "Warrants", and each a "Warrant") to purchase up to an aggregate of 1,000,000 shares of Fiberstars Common Stock at an exercise price of $0.01 per share. Each Warrant when exercisable will allow Unison to purchase up to 250,000 shares of Fiberstars Common Stock. No warrant is exercisable, generally, until Fiberstars has recorded sales, in accordance with generally accepted accounting principles ("GAAP"), to third party customers, of at least 1,000 CPC units (i.e., a lamp/optics combination using a "compound parabolic collector", or "CPC", in a fiber optic illuminator). Additionally, each Warrant contains individual exercise conditions based upon significant increases in the trading price of Fiberstars' Common Stock and certain additional sales requirements as follows:
Warrant No. 1 is exercisable only when the average closing price of Fiberstars Common Stock over any thirty (30) calendar day period (the "Average Price") is equal to six dollars ($6.00) and Fiberstars has Sales (defined as a sale by Fiberstars to a third party customer, in accordance with GAAP) of at least 1,000 ft. of Solid Core Fiber Cable (defined as extruded solid core "Optiflex" fiber cable, advanced "Cast Fiber", advanced "Cable-Lite", or similar successor solid core fiber cable products); Warrant No. 2 is exercisable only when the Average Price equals eight dollars ($8.00) and Fiberstars has Sales of 10,000 ft. of Solid Core Fiber Cable; Warrant No. 3 is exercisable only when the Average Price equals ten dollars ($10.00) and Fiberstars has Sales of 50,000 ft. of Solid Core Fiber Cable; and Warrant No. 4 is exercisable only when the Average Price equals twelve dollars ($12.00) and Fiberstars has Sales of 100,000 ft. of Solid Core Fiber Cable. In the event of a merger, consolidation or similar event involving Fiberstars, the Warrants become immediately exercisable.

         Unison may elect at any time while a Warrant remains outstanding, even if the Warrant is not yet exercisable, to cancel a particular Warrant in exchange for Fiberstars issuing to Unison a fixed number of shares of Fiberstars Common Stock. Warrant No. 1 may be cancelled and exchanged for 151,250 shares of Fiberstars Common Stock, Warrant No. 2 may be cancelled and exchanged for 119,375 shares of Fiberstars Common Stock, Warrant No. 3 may be cancelled and exchanged for 95,625 shares of Fiberstars Common Stock and Warrant No. 4 may be cancelled and exchanged for 78,750 shares of Fiberstars Common Stock.

                             [Accounting Paragraph]

         The closing of the transactions (the "Closing") is subject to certain conditions, including approval by Fiberstars' shareholders of the Share Issuances. Under the rules of the National Association of Securities Dealers ("NASD") governing corporations with securities listed on the Nasdaq National Market, shareholder approval by a majority of the total votes cast in person or by proxy at the Special Meeting is required prior to the issuance of the Fiberstars Common Stock pursuant to the Warrants because: (i) ADLT has a 26.3% interest in Fiberstars as well as a

100% interest in Unison and the issuance of Fiberstars Common Stock upon exercise of the Warrants could result in an increase in the number of outstanding shares of Fiberstars Common Stock of more than 5%; (ii) the Fiberstars Common Stock issued upon exercise of the Warrants could have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before such issuance; and (iii) the issuance of Fiberstars Common Stock upon exercise of the warrants will be at a price less than the market value of the stock and could equal 20% or more of the Fiberstars Common Stock outstanding before the issuance (the "NASD Vote Requirement").

         Based on their evaluation of the Purchase Agreement and the transactions contemplated thereby, including the Acquisition and the Share Issuances (collectively, the "Transactions"), the Fiberstars Board, excluding directors employed by ADLT (the "Disinterested Board"), has unanimously approved the Transactions and recommends that you vote FOR approval of the Share Issuances at the Special Meeting.

         THE TRANSACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION("SEC") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

              The date of this Proxy Statement is [January , 2000.]

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS .......................................    2

WHO CAN HELP ANSWER YOUR QUESTIONS .................................................    2

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS .........................    2

SUMMARY ............................................................................    3

SPECIAL FACTORS TO CONSIDER WHEN DECIDING HOW TO VOTE ..............................    5

Dilution to Existing Stockholders; Impact on Market Value of Fiberstars Common Stock    5

Consequences if Share Issuances are not Approved ...................................    5

THE SPECIAL MEETING ................................................................    5

Date, Time and Place; Purpose ......................................................    5

Record Date ........................................................................    5

Solicitation of Proxies ............................................................    5

Required Vote; Quorum ..............................................................    5

THE TRANSACTIONS ...................................................................    6

Background of the Transactions .....................................................    6

Recommendation of the Disinterested Board; Fiberstars' Reasons for the Transactions     7

Unison's Reasons for the Transactions ..............................................    8

Accounting Treatment ...............................................................    8

Tax Treatment ......................................................................    9

No Appraisal or Preemptive Rights ..................................................    9

MATERIAL PROVISIONS OF THE PURCHASE AGREEMENT ......................................    9

Explanatory Description ............................................................    9

Representations and Warranties .....................................................    9

Covenants ..........................................................................   10

Conditions .........................................................................   10

Termination ........................................................................   10

MATERIAL CONTRACTS RELATED TO THE TRANSACTIONS .....................................   10

Development Agreement ..............................................................   10

Cross-Licensing Agreement ..........................................................   11

Mutual Supply Agreement ............................................................   11

FINANCIAL AND OTHER INFORMATION OF UNISON ..........................................   11

Description of Business ............................................................   11

Description of property ............................................................   11

Financial Statements ...............................................................   12

Managements Discussion and Analysis or Plan of Operation ...........................   12

FINANCIAL AND OTHER INFORMATION OF FIBERSTARS ......................................   14

UNAUDITED SELECTED PRO FORMA FINANCIAL DATA ........................................   14

                                            1


INFORMATION ABOUT THE COMPANIES ....................................................   21

Fiberstars .........................................................................   21

Unison .............................................................................   21

MARKET PRICES OF FIBERSTARS COMMON STOCK AND DIVIDEND DATA .........................   21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF FIBERSTARS .......   21

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON ............................   23

FUTURE STOCKHOLDER PROPOSALS .......................................................   23

WHERE YOU CAN FIND MORE INFORMATION ................................................   23

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ..................................   23

ACCOUNTANTS ........................................................................   24

OTHER MATTERS ......................................................................   24

APPENDIX A -- Asset Purchase Agreement, dated on or about December 24, 1999.

APPENDIX B -- Unison Fiber Optic Lighting  Systems,  LLC Consolidated  Financial
              Statements for the year ended June 30, 1999 and the six months ended June 30, 1998.

APPENDIX C -- Fiberstars, Inc. 10-KSB for the period ending December 31, 1998.

APPENDIX D -- Fiberstars, Inc. 10-QSB for the period ending September 30, 1999.

APPENDIX E -- Proxy

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q1:  WHAT SHOULD I DO NOW?

A1: You should vote your shares by completing, signing and dating your proxy card and mailing it to us in the enclosed return envelope. You may also vote by attending the Special Meeting and voting in person.

Q2:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A2:  You may change your vote by:

- -    sending  a written  notice  to the  Secretary  of  Fiberstars  prior to the
     Special Meeting;

- -    signing  another  proxy card and  returning it by mail prior to the Special
     Meeting; or

- -    attending the Special Meeting and voting in person.

Q3:  WHEN DO YOU EXPECT THE TRANSACTIONS TO BE COMPLETED?

A3: We are working to complete the Transactions as soon as possible. We hope to complete the Transactions, excluding the Share Issuances, on the day of the Special Meeting or the first business day immediately following the Special Meeting. The Share Issuances will only occur upon the exercise or exchange of the Warrants by Unison.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

   If you have additional questions about the transactions you should contact:

                                FIBERSTARS, INC.
                                44259 Nobel Drive
                            Fremont, California 94538
                                Attn: Bob Connors

If you would like additional copies of this Proxy Statement, or if you have questions with respect to voting your shares, you should contact:

                                   [Solicitor]

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This Proxy Statement contains forward-looking statements, including, without limitation, statements concerning possible or assumed future results of operations of Fiberstars set forth under "The Transactions -- Background of the Transactions," "-- Recommendation of the Board of Directors; Fiberstars' Reasons for the Transactions" and "--Unison's Reasons for the Transactions"; " Description of the Companies -- Fiberstars " and

"-- Unison"; and "Management's Discussion and Analysis or Plan of Operation of Fiberstars" and "Management's Discussion and Analysis or Plan of Operation of Unison", and including those statements preceded by, followed by or that include the words "intends," "believes," "expects," "anticipates" or similar expressions. These statements constitute forward-looking statements for purposes of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. We may not update these forward looking statements, and the occurrence of the events predicted in these statements is subject to a number of risks and uncertainties, including those discussed herein. These risks and uncertainties could cause our actual results to differ materially from the results predicted in our forward-looking statements. You are encouraged to consider all the information in this proxy statement and in other documents we file from time to time with the SEC.

                                     SUMMARY

         This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To understand the Transactions fully and for a more complete description of the legal terms of the Transactions, you should read carefully this entire document. See "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS." Unless otherwise indicated, all dollar amounts herein are in U.S. dollars.

THE COMPANIES
FIBERSTARS, INC.
44259 Nobel Drive
Fremont , California  94538
(510) 490-0719

         Fiberstars develops and markets fiber optic lighting systems, which are used in a variety of commercial and residential applications and is the world' s leading supplier in this emerging market. Fiberstar's products often have advantages over conventional lighting in areas of efficiency, safety, maintenance and beauty, and thus can be used in place of conventional lighting in a number of applications. Fiberstars designs, develops and manufactures its fiber optic lighting systems and distributes its products worldwide, primarily through independent sales representatives, distributors and swimming pool builders. See "Information about the Companies -- Fiberstars."

UNISON FIBER OPTIC LIGHTING SYSTEMS, LLC

32000 Aurora Road
Solon, Ohio  44139
(440) 519-1033

         Unison is a designer, manufacturer and marketer of fiber optic lighting systems and system components, operating primarily in the United States. Unison is a Delaware limited liability company formed in January 1998 as a joint venture of Rohm and Haas Company and ADLT. As of December __, 1999, Unison became a wholly-owned subsidiary of ADLT. See "Information about the Companies
- -- Unison Fiber Optic Lighting Systems."

THE SPECIAL MEETING

     Date, Time and Place; Purpose

         A Special Meeting of Fiberstars' shareholders will be held at Fiberstars' corporate offices, 44259 Nobel Drive, Fremont, California, 94538, on Friday, January 28, 2000, at 2:00 p.m., local time. At the Special Meeting, Fiberstars shareholders will be asked to consider and vote upon a proposal to approve the Share Issuances and to transact such other matters as may arise relating to the conduct of the Special Meeting. See "The Special Meeting -- Date, Time and Place; Purpose."

     Record Date

         The close of business on November 29, 1999 is the record date for the Special Meeting (the "Record Date"). Only Fiberstars shareholders of record on the Record Date are entitled to receive notice of and to vote at the Special Meeting. See "The Special Meeting -- Record Date."

     Required Vote; Quorum

         Approval by a majority of the total votes cast in person or by proxy at the Special Meeting is required to satisfy the NASD Vote Requirement. Each share of Fiberstars Common Stock outstanding on the Record Date is entitled to one vote. There are no other voting securities of Fiberstars outstanding. A majority of the shares of Fiberstars Common Stock which are issued and outstanding and entitled to vote, present in person or represented by proxy at the Special Meeting, shall constitute a quorum. See "The Special Meeting -- Required Vote; Quorum."

THE TRANSACTIONS

         On or about December 24, 1999, Fiberstars and Unison entered into the Purchase Agreement. Under the Purchase Agreement, on the Closing Date Fiberstars will acquire the Assets of Unison necessary to the Business and will assume certain of the liabilities of Unison with respect to the Business that arise after the Closing Date. In exchange for the Assets, Unison will receive consideration consisting of the Warrants. Each Warrant when exercisable will allow Unison to purchase up to 250,000 shares of Fiberstars Common Stock. No Warrant is exercisable until Fiberstars has achieved a general sales requirement. Additionally, each Warrant contains individual exercise conditions based upon significant increases in the trading price of Fiberstars' common stock and certain additional sales requirements. In the event of a merger, consolidation or similar event involving Fiberstars, the Warrants become immediately exercisable. See "Material Provisions of the Purchase Agreement -- Explanatory Description."

         Unison may elect at any time while a Warrant remains outstanding, even if the Warrant is not yet exercisable, to cancel a particular Warrant in exchange for Fiberstars issuing to Unison a fixed number of shares of Fiberstars Common Stock. See "Material Provisions of the Purchase Agreement -- Explanatory Description."

STOCKHOLDER APPROVAL REQUIREMENTS

         The Closing is subject to certain conditions, including approval by Fiberstars shareholders of the Share Issuances. Under the rules of the NASD which govern corporations with securities listed on the Nasdaq National Market, approval is required by a majority of the total votes cast in person or by proxy at the Special Meeting of the issuance of Fiberstars Common Stock pursuant to the Warrants prior to their issuance. "The Special Meeting - Required Vote; Quorum."

BACKGROUND OF THE TRANSACTIONS; REASONS FOR THE TRANSACTIONS

         For a description of the events leading up to the execution of the Purchase Agreement and the factors considered by the Fiberstars Board in evaluating and approving the Transactions, see "The Transactions -- Background of the Transactions" and "-- Recommendation of the Board of Directors; Fiberstars' Reasons for the Transactions."

RECOMMENDATION OF THE DISINTERESTED BOARD

         The Disinterested Board has determined that the Transactions are in the best interests of Fiberstars and its shareholders. Accordingly, the Disinterested Board has approved the Transactions and recommends that the Fiberstars shareholders vote FOR approval of the Share Issuances. See "The Transactions -- Recommendation of the Board of Directors; Fiberstars' Reasons for the Transactions."

TAX TREATMENT

         For U.S. federal income tax purposes, no income, gain or loss will be recognized by Fiberstars or the Fiberstars shareholders as a result of the Transactions. See "The Transactions -- Tax Treatment."

ACCOUNTING TREATMENT

         The Transactions will be accounted for by Fiberstars under the "purchase" method of accounting in accordance with GAAP. See "The Transactions
- -- Accounting Treatment."

NO APPRAISAL OR PREEMPTIVE RIGHTS

         Holders of Fiberstars Common Stock are not entitled under California law to seek appraisal of their shares in connection with the Transactions. In addition, holders of Fiberstars Common Stock are not entitled to preemptive rights with respect to the Share Issuances.

              SPECIAL FACTORS TO CONSIDER WHEN DECIDING HOW TO VOTE

DILUTION TO EXISTING SHAREHOLDERS; IMPACT ON MARKET VALUE OF FIBERSTARS COMMON STOCK

         The issuance of the new shares of Fiberstars Common Stock to Unison upon exercise of the Warrants granted pursuant to the Purchase Agreement will cause dilution of the voting power of current Fiberstars shareholders. In addition, the issuance of such shares of Fiberstars Common Stock to Unison could cause a decline in the market value of the Fiberstars Common Stock because of the increased concentration of ownership.

CONSEQUENCES IF SHARE ISSUANCES ARE NOT APPROVED

         Satisfaction of the NASD Vote Requirement is a condition precedent to the consummation of the Transactions. If this requirement is not satisfied, then Fiberstars has no obligation to complete the transactions contemplated by the Purchase Agreement.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE; PURPOSE

         A Special Meeting of Fiberstars shareholders will be held at 2:00 p.m., local time, on January 28, 2000, 44259 Nobel Drive, Fremont, California, 94538. At the Special Meeting, Fiberstars' shareholders of record will be asked to consider and vote upon a proposal to approve the Share Issuances and to transact such other matters as may arise relating to the conduct of the Special Meeting and any postponement or adjournment thereof.

RECORD DATE

         The close of business on November 29, 1999 has been fixed as the Record Date for the determination of Fiberstars shareholders entitled to notice of, and to vote at, the Special Meeting. Only Fiberstars shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting. As of the Record Date, there were [3,982,601] shares of Fiberstars Common Stock outstanding. As of the Record Date, ADLT and the directors and executive officers of Fiberstars and their affiliates owned approximately 26.3% and 42.8%, respectively, of the outstanding shares of Fiberstars Common Stock.

SOLICITATION OF PROXIES

         Fiberstars will bear the cost of the Special Meeting and soliciting proxies therefor. [Chase Mellon Bank will assist in the solicitation of proxies by Fiberstars for a base fee of [$ ] plus reasonable out-of-pocket expenses. Additionally, officers and other Fiberstars employees may solicit proxies by telephone, telegram, telefax, other electronic means or in person. Such officers and employees will not receive any fees for such solicitation.

REQUIRED VOTE; QUORUM

         Approval by a majority of the total votes cast in person or by proxy at the Special Meeting is required to satisfy the NASD Vote Requirement. Each share of Fiberstars Common Stock outstanding on the Record Date is entitled to one vote. There are no other voting securities of Fiberstars outstanding. A majority of the shares of Fiberstars Common Stock which are issued and outstanding and entitled to vote, present, in person or represented by proxy, at the Special Meeting will constitute a quorum. For purposes of the quorum and the discussion below regarding the vote necessary to take shareholder action, shareholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and they count toward the quorum.

         Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified Fiberstars on a proxy form in accordance with industry practice or has otherwise advised Fiberstars that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. To be adopted, the Share Issuances must receive the affirmative vote of the majority of the votes cast at the Special Meeting.

Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

         THE DISINTERESTED BOARD RECOMMENDS THAT FIBERSTARS SHAREHOLDERS VOTE FOR APPROVAL OF THE SHARE ISSUANCES.

                                THE TRANSACTIONS

BACKGROUND OF THE TRANSACTIONS

         Fiberstars' strategy to capitalize upon the growth potential in the fiber optic lighting market calls for development of fiber optic products which are comparable to certain types of electric lights in performance and price. Beginning in 1996, the management of Fiberstars ("Management") and the Fiberstars Board began discussing the desirability of a strategic relationship with a lamp and power supply company to help Fiberstars achieve this goal.

         From time to time throughout fiscal 1996, Management had discussions with various lamp and power supply companies. The most promising discussions were with ADLT, which has a number of divisions which manufacture many of the components of a fiber optic system, including metal halide lamps, power supplies, fixtures and optical coatings. In several meetings, ADLT management expressed confidence in the growth potential of fiber optic lighting and in Fiberstars. During these meetings ADLT informed Management that part of ADLT's strategic plan was to participate in the growth of the fiber optic lighting market, and, to that end, ADLT determined that it was in its best interest to purchase an equity position in Fiberstars.

         On July 30, 1997, ADLT purchased all the shares of Fiberstars Common Stock held by Belfield Services, Inc., a venture capital firm ("Belfield"), which amounted to a 19% equity interest in Fiberstars. At that time, the Fiberstars Board requested that ADLT sign a standstill agreement, which provided among other things that ADLT could not hold more than 30% of the Fiberstars Common Stock outstanding without the consent of the Fiberstars Board. In September of 1997, Wayne Hellman, Chairman and CEO of ADLT, joined the Fiberstars Board.

         In February of 1998, ADLT purchased all of the shares of Fiberstars Common Stock held by a second venture capital firm affiliated with Belfield bringing ADLT's equity position in Fiberstars to 29%. At present, ADLT's equity position in Fiberstars is 26.3% and it has two representatives on the nine member Fiberstars Board, Mr. Hellman and Alan Ruud, President and COO of ADLT. (Mr. Ruud joined the Fiberstars Board in July of 1999).

         In furtherance of ADLT's strategic plan to penetrate the fiber optic lighting market, ADLT initiated discussions with Management during the first quarter of 1998 regarding the acquisition of Fiberstars by Unison, at the time a joint venture of ADLT and Rohm and Haas, Inc. ("RH"). These discussions did not materialize into a definitive agreement between the parties; however, the interest in a strategic combination remained and the parties continued discussions from time to time throughout 1998.

         In December 1998, Fiberstars entered into a letter of intent with Unison to develop a new lighting system for the Fiberstars swimming pool market which was lower in cost and higher in light output than Fiberstars current systems. Pursuant to this relationship, Unison disclosed to Fiberstars in mid-1999 its work on compound parabolic collectors ("CPCs"), which marry optics to the core of a metal halide lamp to deliver higher output into fiber at a lower cost. Management recognized that this technology had application in Fiberstars' commercial downlight market as well as in the swimming pool sector. Management informed the Fiberstars Board of the potential of Unison's technology and at this time the Fiberstars Board formed a committee (the "Committee"), consisting of Fiberstars' Chairman John B. Stuppin, Fiberstars' CEO David N. Ruckert and Fiberstars Board members B.J. Garet and Jon Merriman, to review and negotiate a possible strategic combination of Unison by Fiberstars. In the third quarter of 1999, the Committee instructed Management to begin discussions with Unison regarding the acquisition of Unison by Fiberstars. The Committee also authorized Management to commence a due diligence review of Unisom to evaluate the merits of acquiring Unison. To assist in its due diligence and evaluation of Unison, Fiberstars engaged Gray Cary Ware & Freidenrich LLP to act as its legal advisor and PricewaterhouseCoopers to perform certain due diligence with respect to Unison's financial and accounting information.

         On July 23, 1999 , Management made a presentation to the Fiberstars Board regarding the acquisition of the assets of Unison. Messrs. Hellman and Ruud excused themselves from the meeting prior to the presentation because of their relationship with ADLT. The presentation outlined a proposed transaction whereby Fiberstars would agree to buy selected assets of Unison, including technology (owned and licensed) and specified purchasing rights to ADLT and Rohm & Haas products. Management indicated that the proposed transaction to combine the leading market position of Fiberstars with the technology and low cost supply agreements of Unison would provide the best means to achieve Fiberstars strategic goal of providing a fiber optic lighting system with the light output and low cost pricing of certain electric downlights.

         Negotiations continued after the July 23, 1999 Fiberstars Board meeting. Management informed the Committee that in conjunction with the purchase of assets Fiberstars would be asked to hire 15 key Unison employees. Furthermore, Unison would agree to provide Fiberstars with a $2 million development agreement for completing development work on the CPC technology as well as certain fiber development projects.

         On October 5, 1999, Fiberstars Board held a meeting to review the terms and conditions of Fiberstars' acquisition of Unison. Messrs. Hellman and Ruud excused themselves from the meeting prior to the presentation because of their relationship with ADLT. Fiberstars' legal advisor reviewed the terms and conditions the proposed transaction set forth in a letter of intent to be delivered to Unison and the legal duties and responsibilities of the Disinterested Board in connection with the proposed transaction. Management presented  an  analysis  of the  financial  terms of the  proposed  transaction, including the financial data and analyses used in evaluating the proposed transaction. Following substantial discussion, the Disinterested Board unanimously determined that the Acquisition and the related Share Issuances were in the best interests of Fiberstars and its shareholders. The Disinterested Board approved these matters, subject to negotiation of the final terms of the Purchase Agreement and authorized its officers to take other steps necessary to effect the Transactions.

         On October 14, 1999, Fiberstars and Unison signed a letter of intent which outlined the terms and conditions of the Acquisition. Additionally in October 1999, ADLT disclosed that it was in negotiations to purchase all of RH's membership interest in Unison. In connection with these events, Management and ADLT began discussions to modify the standstill agreement between Fiberstars and ADLT to incorporate the terms of the Acquisition providing a ceiling of 40% of Fiberstars Common Stock.

         Between October 14, 1999 and December 24, 1999, Fiberstars and Unison representatives negotiated the final terms of the Purchase Agreement. On or about December 24, 1999, the parties reached agreement on the final terms of the Purchase Agreement and executed the Purchase Agreement. On or about December 24, 1999, ADLT purchased all of RH's membership interest in Unison and Unison became a wholly owned subsidiary of ADLT.

RECOMMENDATION  OF  THE  DISINTERESTED   BOARD;   FIBERSTARS   REASONS  FOR  THE
TRANSACTIONS

         THE DISINTERESTED  BOARD BELIEVES THAT THE TRANSACTIONS ARE IN THE BEST
INTERESTS  OF  FIBERSTARS  AND  ITS  SHAREHOLDERS.   THE   DISINTERESTED   BOARD
UNANIMOUSLY APPROVED THE TRANSACTIONS,  INCLUDING THE AUTHORIZATION OF THE

SHARE ISSUANCES AND UNANIMOUSLY RECOMMENDS TO ITS SHAREHOLDERS THAT THEY VOTE FOR THE AUTHORIZATION OF THE SHARE ISSUANCES.

         In reaching its decision to approve and recommend the authorization of the Share Issuances, the Disinterested Board considered a number of factors, including those described below:

1. The key fiber optic lighting technologies and other assets to be acquired for lamp and fiber development and production including: (i) 8 patents;
     (ii) 4 pending patent applications and numerous in-process patent applications (including the rights to the Optiflex fiber and manufacturing processes developed by RH and the patent application for CPC and other optical technologies developed by Unison and/or ADLT); (iii) trademarks; and (iv) intellectual capital from key employees who will be joining Fiberstars.

2. Fiberstars believes the Unison operations acquired by Fiberstars will be fully funded in the first year through: (i) the development agreement which provides $2,000,000 of funding for lamp and fiber development over a 15 month period; (ii) sales from existing Unison products; and (iii) cost savings achieved through supply agreements in place with ADLT.

3. The access to favorable purchase and license terms for key fiber optic lighting components from the ADLT group of companies, including a supply agreement which provides Fiberstars with inter-company pricing on any ADLT/RH products or materials purchased and a cross-licensing agreement which provides Fiberstars with exclusive rights to ADLT technologies for fiber optic lighting markets.

4. The strengthening of the Company's management team in technology and marketing, including the addition of John Davenport, former General Manager of General Electric Lighting, Jeff McDonald, formerly in sales at General Electric Lighting, and Roger Buelow, an experienced lamp designer also formerly of General Electric Lighting.

5. The acquisition of $600,000 in tangible assets needed for continuing research and development work on lamps and fiber as well as favorable terms on acquiring fiber production equipment from RH once the Optiflex fiber product is ready for production.

6. The potential for development of lower cost fiber optic lighting products which will better compete with traditional lighting sources.

7.   The terms and conditions of the Asset Purchase Agreement.

         The Disinterested Board also considered certain countervailing factors in its deliberations concerning the Transactions, including:

1. The dilutive effects of the issuance of shares upon the exercise of the warrants.

2. The problems and costs associated with the integration of the acquired operations and people.

3. The risks of product development, including costs associated with delays and the risk that the Company may not be able to develop technology enabling Fiberstars' products to effectively compete with electric lighting systems.

         In the view of the Disinterested Board, these considerations were not sufficient, individually or in the aggregate, to outweigh the advantages of the Transactions.

UNISON'S REASONS FOR THE TRANSACTIONS

         Unison's members, Rohm and Haas and Advanced Lighting Technologies, believe that the sale of certain assets and fiber optic technology to Fiberstars is the best way to commercialize Unison's technology. The technology and asset transfer, together with the signing of a technology development agreement, may enable Fiberstars to introduce improved fiber optic products in the future. These improvements may provide future value to Unison and its members through the royalties in the development agreement and through the Warrants to purchase Fiberstars Common Stock.

ACCOUNTING TREATMENT

         The Transactions will be accounted for by Fiberstars under the "purchase" method of accounting in accordance with U.S. generally accepted accounting principles, and all of the assets acquired and specific liabilities assumed by Fiberstars pursuant to the Purchase Agreement will be recorded in Fiberstars' consolidated financial statements at their estimated relative fair value on the closing date of the acquisition to reflect the aggregate consideration paid by Fiberstars in connection with the Transactions.

TAX TREATMENT

         For U.S. federal income tax purposes, no income, gain or loss will be recognized by Fiberstars or the Fiberstars shareholders as a result of the Transactions.

NO APPRAISAL OR PREEMPTIVE RIGHTS

         Holders of Fiberstars Common Stock are not entitled under California law to seek appraisal of their shares in connection with the Transactions. In addition, holders of Fiberstars Common Stock are not entitled to preemptive rights with respect to the Share Issuances.

                  MATERIAL PROVISIONS OF THE PURCHASE AGREEMENT

         The description of the Purchase Agreement set forth below is qualified by reference to the complete text of the Purchase Agreement, a copy of which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

EXPLANATORY DESCRIPTION

         Under the Purchase Agreement, on January 28, 2000 (the "Closing Date") Fiberstars will acquire certain assets (the "Assets") of Unison which are necessary and material to the Fiber Optic Lighting portion of Unison's business (the "Business"). In addition, Fiberstars will assume certain liabilities (the "Liabilities") of Unison. The Liabilities assumed shall only be those which arise after the Closing Date under certain identified contracts relating to the Business. Fiberstars will not assume any liabilities which are not expressly assumed pursuant to the Purchase Agreement.

         In exchange for the Assets, Unison will receive consideration consisting of four warrants (the "Warrants" and each a "Warrant") to purchase up to an aggregate of 1,000,000 shares of Fiberstars Common Stock at an exercise price of $0.01 per share. Each warrant when exercisable will allow Unison to purchase up to 250,000 shares of Fiberstars Common Stock. No Warrant is exercisable, generally, until Fiberstars has recorded sales, in accordance with generally accepted accounting principles ("GAAP"), to third party customers, of at least 1,000 CPC units (i.e., a lamp/optics combination using a "compound parabolic collector", or "CPC", in a fiber optic illuminator). Additionally, each Warrant contains individual exercise conditions based upon the performance of the price of Fiberstars' common stock and certain additional sales requirements as follows: Warrant No. 1 is exercisable only when the average closing price of Fiberstars' common stock over any thirty (30) calendar day period (the "Average Price") is equal to six dollars ($6.00) and Fiberstars' has Sales (defined as a sale by Buyer to a third party customer, in accordance with GAAP) of at least 1,000 ft. of Solid Core Fiber Cable (defined as extruded solid core "Optiflex" fiber cable, advanced Cast Fiber, advanced Cable-Lite, or similar successor solid core fiber cable products); Warrant No. 2 is exercisable only when the Average Price equals eight dollars ($8.00) and Fiberstars has Sales of 10,000 ft. of Solid Core Fiber Cable; Warrant No. 3 is exercisable only when the Average Price equals ten dollars ($10.00) and Fiberstars has sales of 50,000 ft. of Solid Core Fiber Cable; and Warrant No. 4 is exercisable only when the Average Price equals twelve dollars ($12.00) and Fiberstars has Sales of 100,000 ft. of Solid Core Fiber Cable.

         In lieu of exercising one or more of the Warrants, Unison may elect at any time while a Warrant remains outstanding, even if the Warrant is not yet exercisable, to cancel a particular numbered Warrant in exchange for Fiberstars issuing to Unison a fixed number of shares of Fiberstars Common Stock. Warrant No. 1 may be cancelled and exchanged for 151,250 shares of Fiberstars Common Stock, Warrant No. 2 may be cancelled and exchanged for 119,375 shares of Fiberstars Common Stock, Warrant No. 3 may be cancelled and exchanged for 95,625 shares of Fiberstars Common Stock and Warrant No. 4 may be cancelled and exchanged for 78,750 shares of Fiberstars Common Stock.

REPRESENTATIONS AND WARRANTIES

         The Purchase Agreement includes representations and warranties by Unison as to: (a) organization and qualification, (b) authorization, (c) non-contravention, (d) government approvals, (e) financial statements, (f) absence of changes, (g) title to properties; absence of liens and encumbrances,
(h) purchased intellectual property, (i) contracts and other data, (j) performance, (k) consents, (l) litigation, (m) compliance with laws, (n) assets,
(o) taxes, (p) condition of properties,  (q) absence of undisclosed liabilities,
(r) compliance  with  environmental  requirements,

(s)  employees,   (t)  business   relations,   and  (u)  full  disclosure.   The
representations and warranties of Unison will survive for a period of two years commencing on the Closing Date.

         The Purchase Agreement includes representations and warranties of Fiberstars as to: (a) organization and qualification, (b) authorization, (c) non-contravention, (d) government approvals, (e) litigation, and (f) brokers.

COVENANTS

         The Purchase Agreement contains covenants of Unison as to (a) conduct of business, (b) access to information, (c) non-assignable licenses, leases and contracts, (d) non-competition, (e) non-solicitation, (f) exclusivity, (g) injunctive relief, and (h) the Optiflex Manufacturing Line.

         The Purchase Agreement contains covenants of both Unison and Fiberstars as to confidentiality, and consents and authorizations.

CONDITIONS

         The obligations of Fiberstars under the Purchase Agreement are subject to the satisfaction in all material respects or waiver by Fiberstars of the following conditions: (a) each of the representations and warranties of Unison in the Purchase Agreement, disclosure schedule or in any closing certificate shall be true and correct at and as of the Closing Date, (b) Unison shall have complied with all covenants, (c) Fiberstars shall have received certified or other copies of all documents relating to Unison incident to the Transactions,
(d) no legal action or proceeding shall have been instituted after the [Signing Date] regarding the transactions contemplated by the Purchase Agreement which would prevent the consummation of the Transactions or have a material adverse effect on the Business, (e) Unison shall have obtained all required consents with regard to the assignment of contracts, (f) Unison shall have executed and delivered to Fiberstars a bill of sale, (g) Unison shall have delivered the Assets to Fiberstars, (h) Unison shall have executed and delivered the ancillary agreements to Fiberstars, (i) Unison shall have delivered to Fiberstars a certificate signed by its President certifying to fulfillment of the conditions described above, (j) Fiberstars shall have received a legal opinion from counsel to Unison, (k) Fiberstars shall have satisfactorily completed its due diligence review of Unison, (l) Fiberstars' shareholders shall have approved the Share Issuances, and (m) certain prior agreements between Fiberstars and Unison shall have terminated upon Closing.

         The obligations of Unison under the Purchase Agreement are subject to the satisfaction in all material respects or waiver by Unison of the following conditions: (a) each of the representations and warranties of Fiberstars in the Purchase Agreement or any closing certificate shall be true and correct in all material respects on and as of the Closing Date, (b) Fiberstars shall have complied with all covenants, (c) Unison shall have received certified or other copies of all documents relating to Fiberstars incident to the Transactions, (d) no legal action or proceeding shall have been instituted after the [Signing Date] regarding the transactions contemplated by the Purchase Agreement which would prevent the consummation of the Transactions or have a material adverse effect on the Business, (e) Fiberstars shall have executed and delivered the assumption agreement to Unison, (f) Fiberstars shall have executed and delivered the ancillary agreements to Unison, (g) Unison shall have received a legal opinion from counsel to Fiberstars, (h) certain prior agreements between Fiberstars and Unison shall have terminated upon Closing.

TERMINATION

         The Purchase Agreement may be terminated, and the Acquisition abandoned, at any time prior to the closing of the Transactions by : (a) the mutual written consent of Fiberstars and Unison; (b) Fiberstars, if the Closing does not occur by March 1, 2000; or (c) by either Fiberstars or Unison if there is an order or decree preventing to a material degree the consummation of the transactions contemplated by the Purchase Agreement. If the Purchase Agreement is terminated, it will become void and no liability shall survive on the part of any party, except that: (a) no party shall be relieved of any liability resulting from a breach of the confidentiality provisions of the Purchase Agreement; and (b) each party will bear its respective expenses, costs and fees in connection with the transactions contemplated by the Purchase Agreement.

MATERIAL CONTRACTS RELATED TO THE TRANSACTIONS

Development Agreement

         As of the effective time, Fiberstars will enter into a development agreement with Unison to develop certain lamp and fiber technologies. In exchange for this development work, Unison will pay Fiberstars $2,000,000 over a

15 month period in scheduled quarterly payments as follows: (i) $500,000 on January 1, 2000, (ii) $500,000 on April 1, 2000, (iii) $500,000 July 1, 2000,
(iv) $250,000 October 1, 2000, and (v) $250,000 January 1, 2001.

         This funding is to be used for development work on the following projects: (i) An improved, more flexible Advanced CableLite fiber, (ii) an Optiflex fiber suitable in life and light-acceptance capability for the commercial lighting and/or the residential pool market, (iii) pool and spa market dual CPC technology, (iv) accent downlight using dual CPC, and (v) single CPC technology for pool and spa and commercial lighting applications.

         Pursuant to the agreement, Fiberstars will agree to maintain certain staffing levels on the projects and to work toward achieving certain development milestones. Additionally, Fiberstars will agree to pay royalties of 3% for five years, 2% in the sixth and seventh years and 1% for the eighth, ninth and tenth years on net sales of Advanced CableLite fiber, Optiflex fiber and illuminators using the CPC technology. Fiberstars will retain exclusive rights on all technology for fiber optic lighting applications. After the ten year royalty period, Fiberstars assumes exclusive royalty-free rights to the fiber optic lighting applications of this technology.

Cross License Agreement

         In connection with the transactions contemplated by the Purchase Agreement, ADLT, Unison and Fiberstars will enter into a Cross-Licensing Agreement. Under the agreement, ADLT and Unison agree to grant to Fiberstars, and Fiberstars agrees to grant to ADLT and Unison, a world-wide, royalty-free, non-exclusive license to new products developed by the parties. The license granted to Fiberstars is limited to the fiberoptic field of use and the ADLT license excludes the fiberoptic field of use and may only be sub-licensed to affiliates of the respective parties. Each license is limited in scope utility and/or design patent applications and/or patents owned or controlled by the respective party. The agreement is for a term of ten years, which term shall automatically renew for a period of ten years unless proper notice given or earlier terminated by the parties.

Mutual Supply Agreement

         In connection with the transactions contemplated by the Purchase Agreement, ADLT, including certain subsidiaries of ADLT, and Fiberstars will enter into a Mutual Supply Agreement. Under the agreement, each of ADLT and Fiberstars will agree to manufacture and sell certain products to the other party at specified prices. Manufacture of the products will be pursuant to certain specifications provided by each party and products will be supplied pursuant to certain purchase orders submitted by the respective parties in accordance with the agreement. The agreement is for a term of five years, which term may be renewed by either party with proper notice given for an additional five year period if the parties agree upon prices.

                    FINANCIAL AND OTHER INFORMATION OF UNISON

DESCRIPTION OF BUSINESS

         Unison is a designer, manufacturer and marketer of fiber optic lighting systems and system components, operating primarily in the United States. Unison maintains its headquarters in Solon, OH and conducts extensive research and development programs in Solon and Bristol, PA. Its Cablelite division in Dallas, TX manufactures fiber optic illuminators and cable. Unison markets and sells its fiber optic systems and system components primarily in the United States to customers and representatives. Unison's sales and customer service personnel provide complete ordering and pricing information, in addition to technical service, to customers.

         In June 1999, Unison streamlined its operations and significantly reduced its workforce. As part of this restructuring, Unison consolidated its production facilities, implemented an aggressive sales program and intensified its current product development and technology programs.

DESCRIPTION OF PROPERTY

         Unison performs research and development activities at facilities in Solon, OH and in Bristol, PA. Each of these facilities is leased by Unison. Additionally, Unison leases a facility in Dallas, TX from which Unison manufactures products.

FINANCIAL STATEMENTS



         Financial statements for Unison are attached hereto as Appendix B.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following is Unison management's discussion and analysis of the financial condition and results of operations of Unison for the six months ended June 30, 1998 and the twelve months ended June 30, 1999. This discussion and analysis should be read in conjunction with, and is qualified in its entirety by, the audited financial statements for the periods ended June 30, 1998 and June 30, 1999 attached hereto as Appendix B. Management's discussion and analysis provides information concerning Unison's business environment, consolidated results of operations and liquidity and capital resources. In addition to historical information, management's discussion and analysis includes certain forward-looking statements regarding events and financial trends that may affect Unison's future operating results and financial position. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Such statements are subject to risks and uncertainties that could cause Unison's actual results and financial position to differ materially.

INCOME STATEMENT DATA                       12 MONTHS ENDED     6 MONTHS ENDED
                                              JUNE 30, 1999      JUNE 30, 1998

Net sales                                         $ 864,833          $ 211,521
Cost of sales                                     2,016,647            370,224
  Gross loss                                     (1,151,814)          (158,703)
Selling and administrative expense                3,492,464          1,501,196
Research and development expense                  3,231,826          2,394,485
Restructuring expense                               300,647                  -
  Loss from operations                           (8,176,751)        (4,054,384)
Other income
  Interest income                                   458,972            353,200
  Other                                               9,470                  -
    Net loss                                    $(7,708,309)       $(3,701,184)



Twelve Months Ended June 30, 1999 Compared To Six Months Ended June 30, 1998 (On Annualized Basis)

         Net sales for the year ended June 30, 1999 were $864,833, more than double the net sales of the previous six months (on an annualized basis). The increased sales came from Unison' s Cablelite division and the retail display market. Cost of sales of $2,016,647 for the 12 months ended June 30, 1999 increased significantly from the previous six months due primarily to the Bristol, PA fiber plant moving from pilot operation into production.

         Selling and administrative expense of $3,492,464 increased 16% from the previous six months (on an annualized basis) due primarily to increased personnel and promotional costs. Research and development expense of $3,231,826 decreased 33% from the previous six months (on an annualized basis) due to a reduction in certain start-up costs (such as prototype design, tooling and consulting) in the 1999 period and the transfer of the Bristol, PA fiber plant into production

         Unison earns interest on its short-term investments and on notes receivable from its members. Interest income declined from the 6 months ended June 30, 1998 to the 12 months ended June 30, 1999 as Unison's cash balances and notes receivable decreased.

         Unison's net loss of $7,708,309 increased 4% from the previous 6 months (on an annualized basis). Unison is a limited liability company and therefore had no income tax liability for the periods shown.

Restructuring

 . In June  1999  Unison  provided  $300,647  for  certain  restructuring  costs,
primarily  employee   severance  and  outplacement   costs.  This  restructuring
streamlined  Unison's  operations,   significantly  reduced  its  workforce  and
significantly reduced its spending and projected losses in the future.

Liquidity And Capital Resources

Unison's working capital was $ (3,571,478) at June 30, 1999, as compared to $755,699 at June 30, 1998. The decrease in working capital was due to Unison's net loss for the year ended June 30, 1999, partially offset by payment of a member's note receivable during 1999.

                  FINANCIAL AND OTHER INFORMATION OF FIBERSTARS

         The financial and other information regarding Fiberstars is incorporated herein by reference to the information in the Annual Report on Form 10-KSB for the year ending December 31, 1998 (Appendix C) and in the Quarterly Report on Form 10-QSB for the period ending September 30, 1999 (Appendix D) attached hereto, including the information required by Items 201, market for common equity and related stockholder matters, 303, management's discussion and analysis or Plan of Operation and 304, changes in disagreements with accountants on accounting and financial disclosure of Regulation S-B, as well as the financial information required by Part I of Form 10-QSB.

                   UNAUDITED SELECTED PRO FORMA FINANCIAL DATA

The accompanying unaudited pro forma combined condensed balance sheet combines the historical financial statements of Fiberstars, Inc. (the Company) and the balance sheet of Unison as if the acquisition had occurred on or before September 30, 1999.

The accompanying unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 includes the historical consolidated statement of operations of the Company for the year ended December 31, 1998 and the historical statement of operations of Unison for the nine months ended September 30, 1999 as if the acquisition had occurred on January 1, 1998.

The accompanying unaudited pro forma combined consolidated statement of operations for the nine months ended September 30, 1999 includes the historical statement of operations of the Company and of Unison for the nine months ended September 30, 1999 as if the acquisition had occurred on January 1, 1998.

The unaudited pro forma combined condensed statements of operations give effect to the acquisition using the purchase method of accounting, and are based upon allocation of the purchase price and include the adjustments described in the notes attached thereto.

The unaudited pro forma combined condensed financial statements do not purport to represent what the Company's results of operations would have been had the acquisition occurred on the date indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that the Company believes are reasonable. The unaudited pro forma combined condensed financial statements should be read in conjunction with the Company's historical financial statements and the financial statements of Unison and the notes thereto included or incorporated elsewhere herein.


                                FIBERSTARS, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             FOR SEPTEMBER 30, 1999
                             (amounts in thousands)
                                   (unaudited)
                                                                       Pro Forma     Pro Forma
                                              Fiberstars  Unison(B1) Adjustments(B2) Combined
ASSETS
Current Assets:
     Cash and cash equivalents                $  3,096    $    128    $   (128)      $  3,096
     Accounts receivable trade, net              5,046         169        (169)         5,046
     Notes and other accounts receivable           201       3,000      (3,000)           201
     Inventories                                 4,017       1,463      (1,463)         4,017
     Prepaid expenses and other assets             458          32         (32)           458
     Deferred income taxes

                                                   163        --          --              163
                                              --------    --------    --------       --------
                 Total current assets           12,981       1,792      (1,792)        12,981

     Fixed assets, net                           2,175       2,986      (2,386)(B3)     2,775
     Goodwill, net                               3,983       1,003      (1,003)         3,983
     Acquired Technology                          --          --         2,000 (B4)     2,000
     Investment in joint ventures                    2        --          --                2
     Other assets                                  173          54         (54)           173
     Deferred income taxes                          89        --          --               89
                                              --------    --------    --------       --------
                 Total                        $ 19,403    $  5,835    $ (3,235)      $ 22,003
                                              ========    ========    ========       ========
                 assets

LIABILITIES

Current liabilities
     Accounts payable                         $  2,352    $  5,979      (5,979)      $  2,352
     Accrued expenses                            2,084          83         (83)         2,084
     Current portion of long-term debt               8        --          --                8
                                              --------    --------    --------       --------
                 Total current liabilities       4,444       6,062      (6,062)         4,444
Long-term debt, less current portion               708        --          --              708
                                              --------    --------    --------       --------
                 Total liabilities               5,152       6,062      (6,062)         5,152
                                              --------    --------    --------       --------

SHAREHOLDERS' EQUITY
Common stock                                      --          --          --             --
Additional paid-in capital                      13,946      14,970     (14,970)        13,946
Issuance of warrants                              --          --         2,600 (B5)     2,600
Notes receivable from shareholder                  (75)       --          --              (75)
Note receivable, member                         (3,000)      3,000        --
Cumulative translation adjustments                 (46)       --          --              (46)
Accumulated deficit                                426     (12,197)     12,197            426
                                              --------    --------    --------       --------
                 Total shareholders' equity     14,251        (227)      2,827         16,851
                                              --------    --------    --------       --------
                   Total liabilities and
                   shareholders' equity       $ 19,403    $  5,835    $ (3,235)      $ 22,003
                                              ========    ========    ========       ========

               The accompanying notes are an integral part of these financial statements.

                                FIBERSTARS, INC.
          NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             FOR SEPTEMBER 30, 1999
                             (amounts in thousands)
                                   (unaudited)

     Note A - Acquisition:

     On December 3, 1999, Fiberstars, inc. (the Company) entered into a Letter of Intent to acquire the net assets of Unison Fiber Optic Lighting Systems, LLC (Unison) for an aggregate of $2,600,000 in the form of 1,000,000 warrants in the Company's common stock. Unison is a manufacturer and distributor of fiber optic lighting systems worldwide.

     Note B - Pro Forma Adjustments:

     (1) Unison Fiber Optic Lighting Systems LLC on or about December 24, 1999 is fully owned by Advanced Lighting Technologies, Inc. of Solon, Ohio. Prior to that date it was a joint venture partnership between Advanced Lighting Technologies, Inc. and Rohm and Haas Company. The balance sheet for Unison as of September 30, 1999 represents all of the assets, liabilities and equity holdings of the joint venture.

     (2) Fiberstars will be assuming only a small portion of the balance sheet of the joint venture in the form of selected fixed assets, as well as technology which had no balance sheet value on the books of Unison. These assets are described in notes 3 and 4 below. All other balance sheet items have been eliminated as part of the pro forma adjustments.

     (3) $600,000 of fixed assets are not eliminated. These fixed assets represent the book value of office equipment, R&D research equipment and solid core fiber production equipment to be utilized by former Unison employees who will be employed by Fiberstars.

     (4) Represents the allocated value of certain technology for lamp and solid core fiber production.

     (5) Represents the value of 1,000,000 warrants used to acquire the assets described in (3) and (4).


                                               FIBERSTARS, INC.

                             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                             FOR NINE MONTHS ENDED

                                          SEPTEMBER 30, 1999 (amounts

                                    in thousands except per share amounts)

                                                  (unaudited)

                                                                                 Pro Forma     Pro Forma
                                                        Fiberstars  Unison (1)  Adjustments(2) Combined
Net sales                                               $ 24,083    $    787    $   --         $ 24,870

Cost of Sales                                             14,136       1,218        --           15,354
                                                        --------    --------    --------       --------

Gross profit                                              10,114        (431)       --            9,683

Operating expenses                                         8,672       4,738         150(3)      13,560
                                                        --------    --------    --------       --------

                                                           1,442      (5,169)       (150)        (3,877)

Interest income/(expense)                                    (15)        166        --              151

Other income/(expense)                                        13          (2)       --               11
                                                        --------    --------    --------       --------

Income before income taxes                                 1,440      (5,005)       (150)        (3,715)
Provision for income
taxes                                                       (524)      1,752          54(4)       1,282
                                                        --------    --------    --------       --------

Net income/(loss)                                       $    916    $ (3,253)   $    (96)      $ (2,433)
                                                        --------    --------    --------       --------

Net income/(loss) per share - basic                     $   0.23        --          --         $  (0.61)
                                                        --------    --------    --------       --------
Shares used in per  share
  calculation - basic                                      3,984        --          --            3,984
                                                        --------    --------    --------       --------

Net income/(loss) per share - diluted                   $   0.23        --          --         $  (0.61)
                                                        --------    --------    --------       --------
Shares used in per share
  calculation - diluted                                    4,064        --          --            3,984
                                                        --------    --------    --------       --------

                     The accompanying notes are an integral part of these financial statements.

                                FIBERSTARS, INC.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                    FOR NINE MONTHS ENDED SEPTEMBER 30, 1999

     (1) Unison Fiber Optic Lighting Systems LLC on or about December 24, 1999 is wholly owned by Advanced Lighting Technologies, Inc. of Solon, Ohio. Prior to that date it was a joint venture partnership between Advanced Lighting Technologies, Inc. and Rohm and Haas Company. The statement of operations for Unison as of September 30, 1999 represents the profit and loss accounts of a start-up venture. During the three month period prior to September 30, 1999, the scale of the operation had been cut back considerably from a high of 57 employees to 15 full time employees. As a result, these pro-forma results will not be representative of the combined results after the acquisition.

     (2) Pro forma adjustments are additional adjusting entries required to represent the combination as though it had been in effect for the entire period reported.

     (3) Represents the amortization of the acquired technology and depreciation of fixed assets purchased from Unison. The period of amortization is 10 years.

     (4) Represents tax adjustment to reflect 36% overall income tax rate applicable to pro forma results.

     (5) Unison results for the quarter ending September 30, 1999 included expenses from personnel and operations which were largely reduced or discontinued by Unison prior to the Acquisition. The results for this quarter without these personnel and operations may be shown as follows:


                                                             Pro-forma Quarter
                           Unison       Costs of personnel  ending Sept.30, 1999
                       Quarter ending    and operations        without costs
                       Sept. 30, 1999     not continued        not continued
                       --------------     -------------        -------------
    Sales                   313                                    313
    COS                     355               141                  214
                            ---               ---                  ---
    Gross Profit            -42              -141                   99

    Expenses                810               380                  430
    Operating income       -852              -521                 -331
                            ===               ===                  ===



                                              FIBERSTARS, INC.
                              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                    FOR THE YEAR ENDED DECEMBER 31, 1998
                                                                                  Pro Forma       Pro Forma
                                                  Fiberstars     Unison(1)      Adjustments(2)    Combined
Net sales                                         $ 22,682       $    603       $   --            $ 23,285
Cost of Sales                                       14,136          2,781           --              16,917
                                                  --------       --------       --------          --------
Gross profit                                         8,546         (2,178)          --               6,368
Operating expenses                                   8,339          5,691            200(3)         14,230
                                                  --------       --------       --------          --------
Operating income                                       207         (7,869)          (200)           (7,862)
Interest income/(expense)                              223            646           --                 869
Other income/(expense)                                 779             11           --                 790
                                                  --------       --------       --------          --------
Income before income taxes                           1,209         (7,212)          (200)           (6,203)
Provision for income  taxes                           (447)         2,524             72             2,149
                                                  --------       --------       --------          --------
Net income/(loss)                                 $    762       $ (4,688)      $   (128)         $ (4,054)
                                                  --------       --------       --------          --------
Net income/(loss) per share - basic               $   0.21           --             --            $  (1.12)
                                                  --------       --------       --------          --------
Shares used in per share
  calculation - basic                                3,623           --             --               3,623
                                                  --------       --------       --------          --------
Net income/(loss) per share - diluted             $   0.21           --             --            $  (1.12)
                                                  --------       --------       --------          --------
Shares used in per share
  calculation - diluted                              3,695           --             --               3,623
                                                  --------       --------       --------          --------

                                FIBERSTARS, INC.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

     (1) Unison Fiber Optic Lighting Systems LLC on or about December 24, 1999 is wholly owned by Advanced Lighting Technologies, Inc. of Solon, Ohio. Prior to that date it was a joint venture partnership between Advanced Lighting Technologies, Inc. and Rohm and Haas Company. The statement of operations for Unison as of September 30, 1999 represents the profit and loss accounts of a start-up venture. During the three month period prior to September 30, 1999, the scale of the operation had been cut back considerably from a high of 57 employees to 15 full time employees. As a result, these pro-forma results will be representative of the combined results as of the combination.


     (2) Pro forma adjustments are additional adjusting entries required to represent the combination as though it had been in effect for the entire period reported. Of the $2 million allocated to acquired technology, approximately $1 million will be allocated to in-process research and development which will be charged to the Company's results of operations in the first published results subsequent to the transaction.

     (3) Represents the amortization of the acquired technology and depreciation of fixed assets purchased from Unison exclusive of consideration for the approximately $1 million for in-process research and development (See note 2). The period of amortization is 10 years.

     (4) Represents tax adjustment to reflect 36% overall income tax rate applicable to pro forma results.

                         INFORMATION ABOUT THE COMPANIES

FIBERSTARS

         Fiberstars which was incorporated in California in 1985, develops and markets fiber optic lighting systems, which are used in a variety of commercial and residential applications. Fiberstars pioneered the use of fiber optic technology in lighting. By continuing to improve the price and performance of its products and by expanding its marketing efforts, Fiberstars has become the world's leading supplier in this emerging market.

         Fiberstars' products often have advantages over conventional lighting in areas of efficiency, safety, maintenance and beauty, and thus can be used in place of conventional lighting in a number of applications. By delivering special lighting effects which conventional lighting cannot match, fiber optic lighting systems are especially attractive for a wide range of decorative applications, such as the lighting of swimming pools and spas, signage, "neon" decoration, landscaping, and other segments within the commercial and residential markets.

         Fiberstars designs, develops and manufactures its fiber optic lighting systems and distributes its products worldwide, primarily through independent sales representatives, distributors and swimming pool builders.

UNISON

         Unison is a Delaware limited liability company formed as a joint venture of RH and ADLT. As of December 1999 Unison became a wholly owned subsidiary of ADLT. Unison is a designer, manufacturer and marketer of fiber optic lighting systems and system components, operating primarily in the United States. Unison maintains its headquarters in Solon, Ohio and conducts extensive research and development programs in Solon and Bristol, PA. Its Cablelite division in Dallas, TX manufactures fiber optic illuminators and cable. Unison markets and sells its fiber optic systems and system components primarily in the United States to customers and representatives. Unison's sales and customer service personnel provide complete ordering and pricing information, in addition to technical service, to customers.

           MARKET PRICES OF FIBERSTARS COMMON STOCK AND DIVIDEND DATA

         As of the close of business on [Signing Date], there were approximately [ ] stockholders of record for Fiberstars Common Stock. Fiberstars believes that the actual number of holders of Fiberstars Common Stock exceeds [ ]. Fiberstars has not declared or paid any cash dividends on shares of its equity securities, including Fiberstars Common Stock, since its incorporation in 1985. Fiberstars currently intends to retain earnings to support its growth strategy and does not anticipate paying dividends in the foreseeable future. Fiberstars Common Stock is traded on the Nasdaq National Market under the symbol "FBST". Fiberstars Common Stock commenced trading on [ ]. On [ ], the last full day of trading before the announcement of the Acquisition, the high sales price of Fiberstars Common Stock was [$ ] per share and the low sales price of Fiberstars Common Stock was [$ ] as reported on the Nasdaq National Market. You should obtain more recent stock price quotes from other sources of financial information.

      SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT OF FIBERSTARS

         The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of September 30, 1999 as to (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company or director nominee who beneficially owns shares, (iii) the Company's Chief Executive Officer and each of the executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1998, and (iv) all executive officers and directors of the Company as a group. Unless otherwise specified, the address for each officer and director is 44259 Nobel Drive, Fremont, California 94538.


                                                               Shares Beneficially Owned

                                                                                  Percent
         Name and Address (1)                                       Number        of Total
         --------------------                                       ------        --------
         Advanced Lighting Technologies, Inc. (2)
         Wayne Hellman
         2307 E. Aurora Rd., Suite 1

         Twinsburg, OH 44087...............................       1,037,177          26.3

         David N. Ruckert (3)...............................        271,573           6.9

         Philip Wolfson  (4)................................        151,508           3.8

         Michael Feuer (5)..................................        110,567           2.8

         John B. Stuppin (6)................................         98,332           2.5

         Barry R. Greenwald (7).............................         79,211           2.0

         J. Steven Keplinger (8)............................         70,746           1.8

         Theodore L. Eliot, Jr. (9).........................         35,166             *

         B. J. Garet (10)...................................         24,166             *

         Frederick Martin (11)..............................         34,771             *

         J. Arthur Hatley (12)..............................         15,227             *

         All officers and directors as a group

         (14 persons)(13)...................................      1,928,444          42.8

  ---------------------------
*    Less than one percent.

1) To Fiberstars' knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2) Includes 1,023,011 shares held by Advanced Lighting Technologies, Inc., of which Mr. Hellman is President and as to which Mr. Hellman disclaims beneficial ownership. Also includes 14,166 shares subject to outstanding stock options held by Mr. Hellman that are exercisable on or before May 1, 1999.

3) Includes 137,500 shares subject to outstanding stock options exercisable on or before May 1, 1999.

4) Includes 46,666 shares subject to outstanding stock options exercisable on or before May 1, 1999.

5) Includes 37,968 shares subject to outstanding stock options exercisable on or before May 1, 1999.

6) Includes 36,666 shares subject to outstanding stock options exercisable on or before May 1, 1999.

7) Includes 75,330 shares subject to outstanding stock options exercisable on or before May 1, 1999.

8) Includes 66,331 shares subject to outstanding stock options exercisable on or before May 1, 1999.

9) Includes 1,000 owned by the Eliot Trust, of which Mr. Eliot is a beneficiary. Also, includes 34,166 shares subject to outstanding stock options exercisable on or before May 1, 1999.

10) Includes 24,166 shares subject to outstanding stock options exercisable on or before May 1, 1999.

11) Includes 32,500 shares subject to outstanding stock options exercisable on or before May 1, 1999.


                                       22

12) Includes 15,000 shares subject to outstanding stock options exercisable on or before May 1, 1999.

13) Includes 529,459 shares subject to outstanding stock options exercisable on or before May 1, 1999.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Two directors, Mr . Wayne Hellman and Mr. Alan Ruud, of the nine member Fiberstars Board are designees of ADLT. Mr Hellman is Chairman and CEO of ADLT and Mr. Ruud is its President and COO.

         Upon the closing of the Transactions, ADLT will beneficially own an aggregate of 1,037,177 shares of Fiberstars Common Stock. In addition, Unison, which prior to the Closing Date will become a wholly owned subsidiary of ADLT, will own warrants to purchase up to an additional one million shares of Fiberstars Common Stock pursuant to the Warrants.

         Mr. Hellman and Mr. Ruud disclaim beneficial ownership as to the 1,023,011 shares of Fiberstars Common Stock beneficially owned by ADLT and Unison.

                          FUTURE SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-4(c)(1) of the Exchange Act, the Company's proxy for the 2000 Annual Meeting of Shareholders may confer discretionary authority to vote on any proposal submitted by a shareholder if written notice of such proposal is not received by the Company at its offices at 44259 Nobel Drive, Fremont, CA 94538, on or before February 15, 2000, or, if the 2000 Annual Meeting of Shareholders is held more than 30 days before or after May 12, 2000, within a reasonable time before the mailing of the Company's proxy materials for the 2000 Annual Meeting of Shareholders.

         Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2000 Annual Meeting of Shareholders must be received by the Company no later than December 2, 1999 to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

                       WHERE YOU CAN FIND MORE INFORMATION

         Fiberstars files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Fiberstars files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at "http://www.sec.gov."

         Unison has supplied all information contained in this Proxy Statement relating to Unison. Except as otherwise indicated, all other information contained in this Proxy Statement has been supplied or prepared by Fiberstars. You should rely only on the information contained in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated [January __, 2000]. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date. Neither the mailing of this Proxy Statement to stockholders nor the authorization of the issuance of Fiberstars Common Stock pursuant to the Purchase Agreement creates any implication to the contrary.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, each of which was previously filed by Fiberstars (Commission File No. ) with the SEC pursuant to Section 13 of the Exchange Act, are incorporated herein by reference:

         (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 and amendments thereto filed April 2, 1999, April 28, 1999 and May 28, 1999;

         (2) Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1999.;

         (3) Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1999; and

         (4) Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999.

         Fiberstars will provide without charge to each person to whom a Proxy Statement is delivered upon written or oral request to such person, within one business day of receipt of such request, a copy of any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Proxy Statement incorporates). Requests for such copies should be directed to Fiberstars' Secretary, Fiberstars, Inc., 44259 Nobel Drive, Fremont, California 94538.

                                   ACCOUNTANTS

         One or more representatives of PricewaterhouseCoopers LLP, the principal accountants of Fiberstars for the current year and for the most recently completed fiscal year, (i) will attend the Special Meeting; (ii) will have the opportunity to make a statement if they desire to do so; and (iii) will be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be submitted to the Special Meeting. If any other matters properly come before the Special Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/   DAVID N. RUCKERT
                                      ------------------------------------------
                                      DAVID N. RUCKERT
                                      President, Chief Executive Officer,
                                      Chief Operating Officer and Director


Dated:  [                 ], 1999

                                   APPENDIX A


================================================================================




                            ASSET PURCHASE AGREEMENT

                                      Among

                                FIBERSTARS, INC.

                                       AND

                    UNISON FIBER OPTIC LIGHTING SYSTEMS, LLC




                         Dated as of December ___, 1999





================================================================================

                                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I  TRANSFER OF ASSETS, PURCHASE PRICE, CLOSING, ETC.......................................................1
         SECTION 1.01  Transfer of Assets.........................................................................1
         SECTION 1.02  Instruments of Conveyance and Transfer.....................................................3
         SECTION 1.03  Nonassignable Contracts....................................................................3
         SECTION 1.04  Purchase Price.............................................................................3
         SECTION 1.05  Closing....................................................................................5
         SECTION 1.06  Payments to Seller on the Closing Date.....................................................5
         SECTION 1.07  Assumption of Liabilities..................................................................5
         SECTION 1.08  Non-Assumption of Certain Liabilities......................................................5

ARTICLE II  REPRESENTATIONS AND WARRANTIES........................................................................6
         SECTION 2.01  Representations and Warranties of Seller...................................................6
         SECTION 2.02  Representations and Warranties by Buyer...................................................11

ARTICLE III  ADDITIONAL COVENANTS AND AGREEMENTS.................................................................13
         SECTION 3.01  Conduct of Business.......................................................................13
         SECTION 3.02  Access to Information by Buyer............................................................13
         SECTION 3.03  Confidentiality...........................................................................13
         SECTION 3.04  Consents and Authorizations...............................................................14
         SECTION 3.05  Non-Assignable Licenses, Leases and Contracts.............................................14
         SECTION 3.06  Non-Competition...........................................................................14
         SECTION 3.07  Non-Solicitation..........................................................................14
         SECTION 3.08  Exclusivity...............................................................................15
         SECTION 3.09  Injunctive Relief.........................................................................15
         SECTION 3.10  Optiflex Manufacturing Line...............................................................15

ARTICLE IV  CONDITIONS PRECEDENT.................................................................................16
         SECTION 4.01  Conditions Precedent to the Obligations of Buyer..........................................16
         SECTION 4.02  Conditions Precedent to the Obligations of Seller.........................................17

ARTICLE V SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION...........................................................18
         SECTION 5.01  Survival..................................................................................18
         SECTION 5.02  Indemnity.................................................................................18
         SECTION 5.03  Third Party Claims........................................................................19
         SECTION 5.04  Limitation on Indemnities.................................................................20

ARTICLE VI FURTHER ASSURANCES....................................................................................20
         SECTION 6.01  Further Assurances........................................................................20
         SECTION 6.02  Books and Records.........................................................................20
         SECTION 6.03  Cooperation on Taxes......................................................................21

ARTICLE VII MISCELLANEOUS........................................................................................21
         SECTION 7.01  Termination...............................................................................21
         SECTION 7.02  Effect of Termination.....................................................................21
         SECTION 7.03  Expenses, etc.............................................................................21
         SECTION 7.04  Execution in Counterparts.................................................................22
         SECTION 7.05  Notices...................................................................................22
         SECTION 7.06  Waivers...................................................................................22
         SECTION 7.07  Amendments, Supplements, etc..............................................................22
         SECTION 7.08  Entire Agreement..........................................................................23
         SECTION 7.09  Applicable Law............................................................................23
         SECTION 7.10  Binding Effect, Benefits..................................................................23
         SECTION 7.11  Assignability.............................................................................23
         SECTION 7.12  Public Announcements......................................................................23
         SECTION 7.13  Invalid Provisions........................................................................23
         SECTION 7.14  Commercially Reasonable...................................................................24

                                                             i
                                INDEX TO EXHIBITS

  Exhibit           Description
  -------           -----------

    A               List of Assets

    A-1             Purchased Intellectual Property

    B               Bill of Sale and Assignment Agreement

    C               Warrants

    D               Assumption Agreement

    E               Ancillary Agreements, consisting of:

    E-1             Development Agreement

    E-2             Supply Agreement

    E-3             Cross-License Agreement

    E-4             Parent Agreement

                              INDEX OF DEFINITIONS

ADLT...................................................................Recital C
Adverse Effect...................................................ss. 2.01(f)(xi)
Affiliate...............................................................ss. 3.06
Ancillary Agreements......................................ss. 4.01(h), Exhibit E
Assets...............................................................ss. 1.01(a)
Business...............................................................Recital B
Buyer...............................................................Introduction
Closing.................................................................ss. 1.05
Closing Date............................................................ss. 1.05
CPC..................................................................ss. 1.04(a)
Disclosure Schedule.....................................................ss. 2.01
Employment Agreement......................................ss. 4.01(i), Exhibit F
Encumbrances.........................................................ss. 2.01(g)
Environmental Permits...........................................ss. 2.01(r)(iii)
Fiber Optic Lighting Applications.......................................ss. 3.06
Financial Statements.................................................ss. 2.01(e)
GAAP.................................................................ss. 1.04(a)
Hazardous Material................................................ss. 2.01(r)(i)
Hazardous Materials Activities...................................ss. 2.01(r)(ii)
Material Adverse Effect.................................................ss. 2.01
Permitted Exceptions.............................................ss. 2.01(f)(xi)
Purchase Price..........................................................ss. 1.04
Purchased Intellectual Property.....................ss. 1.01(a)(ii), Exhibit A-1
Seller..............................................................Introduction
Solid Core Fiber Cable...............................................ss. 1.04(a)
Warrants.....................................................ss. 1.04, Exhibit C

                            ASSET PURCHASE AGREEMENT

THIS  ASSET  PURCHASE  AGREEMENT  dated as of  December  __,  1999,  is  between
FIBERSTARS, INC. ("Buyer"), and UNISON FIBER OPTIC LIGHTING SYSTEMS, LLC ("Seller").

                                    RECITALS

         A. Seller is engaged in the business of developing manufacturing, marketing and selling lighting products and components, including fiber optic lighting; and

         B. Buyer desires to purchase and acquire from Seller, and Seller desires to sell, assign and transfer to Buyer, certain assets and properties held in connection with, necessary for, or material to the Seller's fiber optic lighting portion of its business (the "Business"); and Buyer has agreed to assume certain liabilities of Seller, all for the Purchase Price (as defined in Section 1.04 below) and on the terms and subject to the conditions of this Agreement.

         C.  A  member  of  Seller  is  Venture  Lighting  International,   Inc.
("Venture"); and Venture is a wholly owned subsidiary of Advanced Lighting Technologies, Inc. ("ADLT").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

                                   ARTICLE I

                TRANSFER OF ASSETS, PURCHASE PRICE, CLOSING, ETC.

SECTION 1.01      Transfer of Assets.

               (a) The assets, properties and business of Seller to be sold, conveyed, transferred and delivered by Seller to Buyer pursuant to this Section 1.01(a) are referred to in this Agreement as the "Assets". On the terms and subject to the conditions hereinafter set forth, on the Closing Date (as hereinafter defined), Seller will sell, convey, transfer and deliver to Buyer, and Buyer will purchase from Seller, for the purchase price provided in Section
1.04 hereof, all the following assets and properties of Seller as the same shall exist on the Closing Date, except those assets excluded pursuant to paragraph
(b) below:

                    (i) all tangible property (real, personal or mixed), computer systems, work in process, supplies, leaseholds, leasehold improvements, tools, fixtures, machinery and equipment of Seller existing on the Closing Date and either (x) attributable to the Business or (y) otherwise set forth in the List of Assets attached hereto as Exhibit A hereto, including, without limitation, equipment for research and developing work and pilot manufacturing for Optiflex fiber processing and manufacturing equipment for Advance CableLite fiber and certain research and development equipment;

                    (ii) all of the intellectual property rights owned by Seller or licensed to Seller and used in connection with the Business or the Assets, including, without limitation, all of Seller's (a) rights in any trademarks, service marks, trade names, corporate names, copyrights, patents, patent applications, design rights, inventions and trade secrets; and (b) computer software programs and systems, know-how, formulae and designs, and documentation relating to the foregoing (the "Purchased Intellectual Property"). The Purchased Intellectual Property is further described on Exhibit A-1.

                    (iii) all drawings, blueprints,  specifications, designs and data relating to the Business, including, without limitation, specific development plans with milestone dates acceptable to Buyer for ADLT to develop in cooperation with the Buyer (a) dual CPC lamp/optics technology and (b) single CPC lamp/optics technology;

                    (iv)   all   catalogues,    brochures,   sales   literature,
advertising, promotional material and other selling material relating to the Business;

                    (v) all books and records and all files, documents, papers, agreements, books of account and other records pertaining to the Assets or to the Business which are located at the offices or used in connection with the Assets or the Business, subject to Seller obtaining any necessary consents with respect to personal information concerning its employees;

                    (vi) any other assets or rights of every kind and nature, real or personal, tangible or intangible, which are owned or used by Seller or useful in connection with the Business.

         Without limiting the generality of the foregoing, the Assets shall, except as set forth in paragraph (b) below, include all assets set forth in a detailed list to be prepared from the accounting records of Seller and furnished by Seller to Buyer at or prior to the Closing Date, and all such assets as may have been acquired by Seller and reasonably necessary to, or for use primarily in connection with, the Business since the date of such list and which would be included on a list prepared in like manner from such accounting records as of the Closing Date, except any such assets which may have been disposed of since said date in the ordinary course of business and consistent with past practice.

               (b) Anything herein contained to the contrary notwithstanding, the following assets and properties of Seller are specifically excluded from the Assets and shall be retained by Seller:

                    (i) all cash on hand, including bank accounts and temporary cash investments (except for petty cash funds maintained at offices of the Business), accounts receivable, notes receivable, inventories, prepayments, and deferred items of the Business, outstanding on the Closing Date;

                    (ii) claims for refunds of Taxes (as hereinafter defined) and other governmental charges for periods ending on or prior to the Closing Date;

                    (iii) claims or rights against third parties relating to liabilities or obligations which are not assumed by Buyer hereunder;

                    (iv) rights under insurance policies, including rights to any cancellation value on the Closing Date; and

                    (v) the manufacturing line equipment located at Bristol, Pennsylvania; and

                    (vi) patents and other intellectual property rights which are only licensed to Buyer, as distinguished from being assigned to Buyer, as further described on Exhibit A-1 attached hereto.

         SECTION 1.02 Instruments of Conveyance and Transfer. Subject to Section
1.03 below, on the Closing Date Seller shall execute and deliver to Buyer (i) a bill of sale in the form included in the Bill of Sale and Assignment Agreement annexed hereto as Exhibit B, transferring to Buyer the properties and assets to be acquired by Buyer under the terms of this Agreement, (ii) assignments of all patents, patent applications and computer software and of all contracts, licenses, leases and similar agreements to be assigned to Buyer pursuant to this Agreement, and (iii) such other bills of sale, instruments of assignment and other appropriate documents as may be reasonably requested by Buyer, as the case may be, in order to carry out the intentions and purposes of this Agreement. To the extent that any property or asset which is to be assigned and conveyed to Buyer requires a prior consent from a third party, and such consent has not been obtained by the time of the Closing Date, then Seller hereby grants to Buyer the exclusive license right to use said property or asset, on a royalty-free basis, until such required consent is obtained. Seller agrees to pursue diligent efforts to obtain such consent as soon as feasible and to assign and convey to Buyer said property or asset as soon as the consent is so obtained.

         SECTION 1.03 Nonassignable Contracts. Nothing in this Agreement shall be construed as an attempt or agreement to assign (i) any contract which is nonassignable without the consent of the other party or parties thereto unless such consent shall have been given or (ii) any contract or claim as to which all the remedies for the enforcement thereof enjoyed by Seller would not pass to Buyer as an incident of the assignments provided for by this Agreement. In order, however, that the full value of every contract and claim of the character described in clauses (i) and (ii) above and all claims and demands on such contracts may be realized, Seller will use its commercially reasonable efforts to obtain approval to assignment, and failing that, Seller will by itself or by its agents, at the request and under the direction of Buyer, as the case may be, in the name of Seller or otherwise as Buyer, as the case may be, shall specify and as shall be permitted by law, take all such action and do or cause to be done all such things as shall in the reasonable opinion of Buyer be necessary or proper (x) in order that the rights and obligations of Seller under such contracts shall be preserved (provided Buyer assumes all such obligations) and
(y) for, and to facilitate, the collection of the moneys due and payable, and to become due and payable, to Seller in and under every such contract and claim and in respect of every such claim and demand, and Seller shall hold the same for the benefit of and shall pay the same over promptly to Buyer.

         SECTION 1.04 Purchase Price.

               (a) The aggregate purchase price for the Assets (the "Purchase Price") shall be warrants to purchase up to one million (1,000,000) shares of Buyer's common stock at an exercise price of $0.01 per share in the form attached hereto as Exhibit C (the "Warrants"). There shall be four separate Warrants, each for 250,000 shares. Each Warrant shall have an expiration date as of the seventh anniversary of the Closing Date. None of the Warrants shall be exercisable until the Buyer has recorded sales, in accordance with generally accepted accounting principles ("GAAP"), to third party customers, of at least 1,000 "CPC" units (i.e., a lamp/optics combination using a "compound parabolic collector" in a fiber optic illuminator). In addition, the Warrants shall become exercisable only upon the achievement of certain share prices of Buyer's common stock averaged over a thirty (30) calendar day period as quoted on the Nasdaq national market (or any other national public market system on which Buyer's common stock regularly trades). A Warrant shall become exercisable when the average closing price of Buyer's common stock over any thirty (30) calendar day period is equal to or greater than the value set forth below, provided that Buyer also has met the additional sales requirement set forth below:

Warrant                                     Minimum Average                        Additional Sales
Number                Warrant                 Share Price                             Requirement
- ------                -------                 -----------                             -----------
      1         250,000 shares                $6 per share          Sales of 1,000 ft of Solid Core Fiber Cable

      2         250,000 shares                $8 per share          Sales of 10,000 ft of Solid Core Fiber Cable

      3         250,000 shares               $10 per share          Sales of 50,000 ft of Solid Core Fiber Cable

      4         250,000 shares               $12 per share          Sales of 100,000 ft of Solid Core Fiber Cable

As used above, the term "Solid Core Fiber Cable" means extruded solid core "Optiflex" fiber cable, advanced Cast Fiber, advanced Cable-Lite, or similar successor solid core fiber cable products developed from the Purchased Intellectual Property. The above additional sales requirement means a sale by Buyer to a third party customer, in accordance with GAAP, of Solid Core Fiber Cable. Buyer shall use its commercially reasonable efforts to develop and sell Solid Core Fiber Cable and CPC units, as described above.

               (b) As an alternative to exercising one or more of the foregoing Warrants, Seller may elect at any time while a Warrant remains outstanding, even if the Warrant is not yet exercisable, to cancel a particular numbered Warrant in exchange for Buyer issuing to Seller a number of shares of Buyer's common stock, as follows:

      --------------------------------------------------------------
                 Cancelled                   Shares to
               Warrant Number                Be Issued
      --------------------------------------------------------------
                     1                         151,250
      --------------------------------------------------------------
                     2                         119,375
      --------------------------------------------------------------
                     3                          95,625
      --------------------------------------------------------------
                     4                          78,750
      --------------------------------------------------------------

Said election shall be by a written notice delivered to Buyer, together with the Warrant to be cancelled.

               (c) All of the share certificates issued pursuant to an exercise or cancellation of a Warrant shall be endorsed with a customary legend restricting transfers of shares in accordance with applicable securities laws.

         SECTION 1.05 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer, once the conditions precedent set forth in Sections 4.01 and 4.02 have been satisified or waived, targetted to occur on January 28, 2000 at 10 A.M., local time, or at such other place or at such other date or time as Seller and Buyer may mutually agree (such date and time of Closing is herein called the "Closing Date"); it being understood and agreed that for all purposes relating to Taxes the Closing shall be effective as of the close of business on the Closing Date.

         SECTION 1.06 Payments to Seller on the Closing Date. On the Closing Date, in full consideration for the sale, conveyance, transfer and delivery to Buyer of the Assets hereinafter, subject to the assumption of liabilities provided for herein, Buyer shall issue the Warrants to the Seller.

         SECTION 1.07 Assumption of Liabilities. On the Closing Date, Buyer shall execute and deliver to Seller an assumption agreement, in the form of the Assumption Agreement annexed hereto as Exhibit D, pursuant to which, subject to
Section 1.08 below, Buyer shall assume and agree to pay, perform and discharge when due those certain liabilities and obligations of Seller with respect to the Business as identified on Exhibit D.

         SECTION 1.08 Non-Assumption of Certain Liabilities. Buyer is not assuming, and shall not be deemed to have assumed, any liabilities or obligations of Seller of any kind or nature whatsoever, except as expressly provided above in Section 1.07 hereof. In no event shall Buyer be deemed to have assumed or taken subject to any liabilities arising on or prior to the Closing Date. Anything in Section 1.07 or elsewhere in this Agreement to the contrary notwithstanding, and without limiting the generality of the foregoing, it is hereby agreed that Buyer is not assuming any liability and shall have no obligation for or with respect to any liability or obligation of Seller (i) for any taxes of Seller, its subsidiaries or affiliates or for which Seller or any of its subsidiaries or affiliates is or may be liable, without regard to when such tax is due or payable or (ii) arising out of any action, suit or proceeding based upon an event occurring or a claim arising (x) on or prior to the Closing Date or (y) after the Closing Date in the case of claims in respect of services delivered by Seller on or prior to the Closing Date and attributable to acts performed or omitted by Seller on or prior to the Closing Date.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01 Representations and Warranties of Seller. Except as otherwise set forth in the Disclosure Schedule (the "Disclosure Schedule"), which has been delivered to Buyer as of the date hereof, Seller represents and warrants to, and agrees with, Buyer as follows:

               (a) Organization and Qualification, etc. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction as set forth in the Disclosure Schedule where, to the reasonable belief of Seller, such qualification is appropriate to the Business and the failure to so qualify would have a Material Adverse Effect (as hereinafter defined).

                  "Material Adverse Effect" means any change in, or effect on, the Business as currently conducted by the Seller that is materially adverse to the results of operations or financial condition of the Business, taken as a whole.

               (b)  Authority  Relative to  Agreement.  Seller has the power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated on the part of Seller hereby. No other proceedings on the part of Seller are necessary to authorize the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.

               (c) Non-Contravention. The execution and delivery of this Agreement by Seller does not and the consummation by Seller of the transactions contemplated hereby will not (i) violate any provision of the organizational documents (including the Operating Agreement) of Seller, or (ii) violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property of Seller pursuant to any provision of, any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Seller is a party or by which any of its assets is bound and do not and will not violate or conflict with any other restriction of any kind or character to which Seller is subject or by which any of its assets may be bound, and the same does not and will not constitute an event permitting termination of any mortgage, lien, lease, agreement, license or instrument to which Seller is a party.

               (d) Government Approvals. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for the execution and delivery of this Agreement and the consummation by the Seller of the transactions contemplated hereby, except (i) where the failure to obtain such consents, authorizations or approvals or to make such filings or registrations would not prevent the consummation of the transactions contemplated hereby and (ii) as may be necessary as a result of any facts or circumstances relating solely to Buyer, as the case may be.

               (e) Financial Statements. Seller has furnished Buyer its balance sheet and related statements of income as of and for the period ending September 30, 1999 ("Financial Statements"). All such balance sheets and accounts are in accordance with the books and records of Seller and fairly and accurately present in all material respects the financial position and results of operations of Seller as of the date and for the period indicated, in each case consistently applied, subject to normal year-end adjustments and the absence of notes.

               (f) Absence of Certain Changes or Events. Since September 30, 1999, with respect to the Business, Seller has not:

                    (i)  incurred  any   obligation   or  liability   (fixed  or
contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice;

                    (ii) discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

                    (iii) mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties (other than Permitted Exceptions (as hereinafter defined));

                    (iv) transferred, leased or otherwise disposed of any of its assets or properties or acquired any assets or properties, except in any case in the ordinary course of business and consistent with past practice;

                    (v) canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice;

                    (vi) waived or released, under any contract, rights of Seller having value to the Business, except in any case in the ordinary course of business and consistent with past practice;

                    (vii) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how, except in the ordinary course of business and consistent with past practice;

                    (viii) entered into any transaction, contract or commitment, except those listed, or which pursuant to the terms hereof are not required to be listed, on the Disclosure

Schedule, this Agreement and the transactions contemplated hereby, and those entered into in the ordinary course of business and consistent with past practice;

                    (ix) paid or made provisions for any payment to Seller or any affiliate of
Seller, except in the ordinary course of business and consistent with past practice;

                    (x) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct its business; or

                    (xi) suffered any Material Adverse Effect.

                  "Permitted Exceptions" shall mean (i) mechanic's, materialman's, warehouseman's and carrier's liens and purchase money security interests arising in the ordinary course of business; (ii) liens for taxes and assessments not yet payable; (iii) liens for taxes, assessments and charges and other claims, the validity of which Seller is contesting in good faith; and (iv) imperfections of title, liens, security interests, claims and other charges and encumbrances the existence of which would not have in the aggregate an Adverse Effect.

                  "Adverse Effect" means any change in, or effect on, the Business or its Subsidiaries as currently conducted by Seller that would result in the incurrence of damages or liabilities of the sum of $25,000 or more.

               (g) Title to Properties; Absence of Liens and Encumbrances, etc. Seller has good and marketable title to all of the real, tangible personal and mixed properties and assets owned by it and used in the Business free and clear of any liens, charges, pledges, security interests or other encumbrances
(collectively, "Encumbrances") (other than Permitted Exceptions), except as reflected in the Financial Statements. The intangible properties and assets owned by Seller and used in the Business are free and clear of any Encumbrances (other than Permitted Exceptions), except as reflected in the Financial Statements.

               (h) Purchased Intellectual Property. The Purchased Intellectual Property (identified on Exhibit A-1) is owned by Seller free and clear of any Encumbrances, or Seller has a valid license to use the same, which such licenses may be freely transferred to Buyer. Except as set forth on Disclosure Schedule, Seller has not received any notice or claim disputing the right of Seller to own or use any of the Purchased Intellectual Property or alleging that such use infringes upon the intellectual property rights of such person. The Purchased Intellectual Property constitutes all of the proprietary rights necessary and sufficient for the operation of the Assets and the Business as currently conducted. The Assets and the operation of the Business are not infringing upon or otherwise acting adversely to any intellectual property owned by any other person. Seller is not in default, and to the best of Seller's knowledge no third party is in default, under any license, sublicense or agreement by which Seller hold or has given to others the right to use any Purchased Intellectual Property. No claim has been made challenging the validity of, or any of Seller's rights under, the Purchased Intellectual Property. Seller has at all times used legally sufficient and commercially reasonable efforts to protect its trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release thereof into the public domain. Seller has at all times used commercially reasonable efforts to protect the confidentiality of all of its other confidential and proprietary information and that of third parties which is subject to confidentiality and non-disclosure obligations which is or has been in its possession. Each person currently or formerly employed by Seller (including independent contractors, if any) that has or had access to confidential information of Seller relating to the Business or the Assets has executed a confidentiality and non-disclosure agreement in the form previously provided to Buyer and each current and former employee has executed a proprietary rights and inventions assignment agreement in the form previously provided to Buyer. Neither the execution or delivery of such agreements, nor the carrying on of the Business as employees by such persons, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

               (i) List of Properties, Contracts and Other Data. Exhibits A and A-1 attached hereto contain a list describing and setting forth with respect to the Business as of the date hereof all of the assets, leases, licenses, intellectual property, permits, contracts, data and other rights used for the operation of the Business, other than the excluded assets and property described in Section 1.01(b). Seller has delivered to Buyer true and complete copies of all documents constituting the items referenced in Exhibits A and A-1.

               (j) Performance. Except to the extent described in the Disclosure Schedule, Seller has performed all of the obligations required to be performed by it to date and is not in default under any of the agreements, contracts, instruments or documents listed or described in Exhibits A and A-1, nor, to Seller's knowledge, is any other party to such agreements, contracts, instruments or documents in default thereunder.

               (k) Consents. Seller has obtained, or prior to the Closing Date will obtain, all consents and approvals, including approvals of government agencies, required for the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement.

               (l) Litigation. There are no actions, suits or proceedings with respect to the Business pending against Seller at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor, to the knowledge of Seller, are there any such actions, suits or proceedings with respect to the Business threatened against Seller.

               (m) Compliance with Law. Seller is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which it is a party or, to the knowledge of Seller, to which it is subject and which applies to the Business and, has not been notified that it is in violation of any laws, ordinances, governmental rules or regulations to which it is subject or has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of the Assets or to the conduct of the Business.

               (n) Assets. The Assets being sold, conveyed, transferred and delivered or licensed by Seller to Buyer pursuant to this Agreement constitute all Seller's assets and properties of every kind and description (wherever located) reasonably necessary to, or used primarily in connection with, the Business including without limitation list of all customers, suppliers and other business contacts used by Seller in the Business.

               (o) Taxes. Seller has filed all federal, state, local and other tax returns and reports, if any, required to be filed by it and such returns are true and correct. Seller has paid all taxes, if any, shown to be due and payable on said returns and reports and has withheld with respect to employees all federal and state income taxes, FICA, FUTA and other taxes and charges required to be withheld. There are no outstanding tax audits or notices of tax audits or liabilities to pay any additional taxes, and there have been no tax audits for the last five (5) fiscal years.

               (p) Condition of Properties. All of the tangible personal properties of Seller included in the Assets are in good operating condition and repair, subject only to ordinary wear and tear which is not such as to render the properties less than substantially fit for the purposes for which they are being used. None of said tangible personal properties of Seller are subject to any deferred maintenance obligations.

               (q) Absence of Undisclosed Liabilities. Seller has no liabilities of any nature, fixed or contingent, which are not reflected in the Financial Statements other than those liabilities based upon circumstances of which Seller neither knows nor should reasonably know.

               (r) Compliance with Environmental Requirements.

                    (i) As of the date hereof, to the knowledge of Seller, no underground storage tanks are present under any property that Seller or any of its subsidiaries has at any time owned, operated, occupied or leased. As of the date hereof, no amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), are present as a result of the actions of Seller, or, to Seller's knowledge, any actions of any third party, in, on or under any property, including the land and the improvements, ground water and surface water, that Seller has at any time owned, operated, occupied or leased.

                    (ii) At no time has Seller transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Seller disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                    (iii) Seller  currently holds all  environmental  approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its businesses as such activities and businesses (including any Hazardous Materials Activity) are currently being conducted, the absence of which would be reasonably likely to result in fines to Seller in excess of Ten Thousand Dollars ($10,000).

                    (iv) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Seller, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Seller. Seller is not aware of any fact or circumstance which would be reasonably likely to involve Seller in any environmental litigation or impose upon Seller any environmental liability which would be reasonably likely to exceed Ten Thousand Dollars ($10,000).

               (s) Employees. Buyer has already employed several of Seller's former employees. Buyer is not obligated to employ any other existing or former employees of Seller. Buyer shall not have any responsibility for any obligations of Seller with respect to any existing or former employees of Seller.

               (t) Business Relations. Seller has not received from any customer or supplier of Seller notice that such customer or supplier intends to change its business relationship with Seller after consummation of the transactions contemplated by this Agreement.

               (u) Full Disclosure.  All documents and papers delivered by or on behalf of Seller in connection with this Agreement or any of the transactions contemplated hereby were prepared and delivered by Seller and are complete and authentic in all respects. Seller has complied with all requests of Buyer and its representatives for documents, papers and information relating to Seller in connection with the transactions contemplated hereby, and have not failed to deliver any document, paper or other information requested by Buyer or its representatives in connection therewith. No representation or warranty by Seller contained in this Agreement or any agreement or instrument contemplated hereby, or in any document, written information, statement, financial statement, certificate or exhibit prepared or furnished or to be prepared and furnished by Seller or its representatives to Buyer or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a fact or omits to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which it was made, not false or misleading. Notwithstanding the foregoing, while all projections, provided to Buyer were prepared by the management of Seller in a good faith effort to describe Seller's proposed business and products and the markets therefor, and the assumptions applied in preparing these projections appeared reasonable to management as of the date thereof, there can be no assurance that the results set forth in such projections will actually be achieved. To Seller's knowledge, there are no facts which (individually or in the aggregate) materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of Seller that have not been set forth in the Agreement, the exhibits hereto or in other documents delivered to Buyer.

         SECTION 2.02 Representations and Warranties by Buyer. Buyer represents and warrants to, and agrees with, Seller as follows:

               (a) Organization and Qualification, etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

               (b) Authority Relative to Agreement. Buyer has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the buyer's Board of Directors. No other corporate proceedings on the part of Buyer, are necessary to authorize the execution and delivery of this Agreement and any ancillary agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Seller, is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as limited by applicable bankruptcy, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.

               (c) Non-Contravention. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of Buyer, as the case may be, or (ii) violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property of Buyer pursuant to any provision of, any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Buyer is a party or by which any of its assets is bound and do not and will not violate or conflict with any other restriction of any kind or character to which Buyer is subject or by which any of its assets may be bound, and the same does not and will not constitute an event permitting termination of any mortgage, lien, lease, agreement, license or instrument to which Buyer is a party, except for any such violation, acceleration, creation, imposition, conflict or termination which would not prevent the consummation of the transactions contemplated hereby by Buyer.

               (d) Government Approvals. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby, except (i) where the failure to obtain such consents, authorizations or approvals or to make such filings or registrations would not prevent the consummation of the transactions contemplated hereby or thereby and
(ii) as may be necessary as a result of any facts or circumstances relating solely to Seller.

               (e) Litigation. There are no actions, claims, proceedings or governmental investigations pending against Buyer or any of their assets or properties at law or in equity, before or by any federal, state, or municipal court, agency or other governmental entity, or by any other person, which, individually or in the aggregate, could reasonably be expected (i) to have a material adverse effect on the financial condition or results of operations of Buyer or (ii) to prevent the consummation of the transactions contemplated hereby.

               (f) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Buyer directly with Seller, without the intervention of any person on behalf of Buyer in such manner as to give rise to any valid claim by any person against Buyer for a finder's fee, brokerage commission, or similar payment.

                                  ARTICLE III

                       ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 3.01 Conduct of Business. During the period from the date hereof through and including the Closing Date, except as otherwise contemplated by this Agreement, Seller shall use its commercially reasonable efforts to conduct the Business according to its ordinary and usual course of business and consistent with past practice and use its commercially reasonable efforts, subject to the foregoing, to preserve substantially intact the business organization of the Business, keep available the services of its officers and employees, and maintain its present relationships with licensors, suppliers, distributors, customers and others having significant business relationships with it. Representatives of Seller will confer with representatives of Buyer to keep them informed with respect to the general status of the on-going operations of the Business.

         SECTION 3.02 Access to Information by Buyer. Buyer may prior to the Closing Date have access to the business and properties of the Business and information concerning its financial and legal condition as Buyer deem necessary or advisable in connection with the consummation of the transactions contemplated hereby, provided that such access shall not interfere with normal operations of the Business. Seller agrees to permit Buyer and its authorized representatives, or cause them to be permitted to have, after the date hereof and until the Closing Date, full access to the premises, books and records of Seller relating to the Business during normal business hours, and the officers of Seller will furnish Buyer with such financial and operating data and other information with respect to the business and properties of the Business as Buyer shall from time to time reasonably request. No investigation by Buyer heretofore or hereafter made shall affect the representations and warranties of Seller, and each such representation and warranty shall survive any such investigation, provided, however, that in the event that as a result of any such investigation the senior executive officers of Buyer or such attorneys and accountants as the senior executive officers of Buyer shall designate to conduct such investigation, shall receive notice of material facts which, based on information actually known to them, they shall reasonably determine would be, or reasonably might be, required to be disclosed in the Disclosure Schedule and are not so disclosed will use reasonable efforts to inform Seller of such material facts and no such material facts shall form the basis for indemnification hereunder, and provided, further, however, that neither Buyer nor any such officers, attorneys or accountants shall have any obligation to make any inquiry in respect of the foregoing.

         SECTION 3.03 Confidentiality. Each of Buyer, on the one hand, and Seller, on the other hand, covenants and agrees for itself, its subsidiaries, its affiliates and its officers and directors that, for a period of three years following the Closing, it will hold all information concerning the Business and all information concerning Buyer or Seller, as the case may be, received by Buyer or Seller, as the case may be, in connection herewith (other than any information which (i) becomes generally available to the public, (ii) was available to Buyer, or Seller, as the case may be, on a non-confidential basis prior to its disclosure by, Buyer or Seller, or (iii) becomes available to Buyer or Seller, as the case may be, on a non-confidential basis from a source other than, Buyer or Seller, that is not prohibited from disclosing such information to Buyer or Seller, by a contractual, legal or fiduciary obligation) on a confidential basis, not use itself or voluntarily disclose to others any such information, promptly return every document furnished by Buyer or Seller in connection herewith and any copies thereof it may have made and to destroy any summaries, compilations or similar documents it may have made or derived from such material, and have its representatives promptly return such documents and copies and destroy such summaries, compilations or similar documents. Each of Buyer and Seller further covenants and agrees for itself, its subsidiaries, its affiliates and its officers and directors that it will keep confidential and not use trade secrets of the business of Buyer, on the one hand, or Seller, on the other hand, as the business appears immediately following the Closing Date.

         SECTION 3.04 Consents and Authorizations. As soon as practicable, each of the parties hereto will commence to take all reasonable action to obtain all authorizations, consents, orders and approvals of all third parties and of all federal, state and local regulatory bodies and officials which may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.

         SECTION 3.05 Non-Assignable Licenses, Leases and Contracts. Seller shall use its commercially reasonable efforts to obtain and deliver to Buyer at or prior to the Closing such consents or waivers as are required in order that any contract listed on Exhibits A or A-1 or the Disclosure Schedule which would be breached or violated, or would give any other party the right to cancel the same, as a result of the occurrence of the Closing hereunder, shall not be so breached or violated or result in such right of cancellation.

         SECTION 3.06 Non-Competition. During the period commencing on the Closing Date and ending on the tenth anniversary of the Closing Date, Seller shall not be engaged in any material respect in the business of providing to third parties any products or services for "Fiber Optic Lighting Applications," defined to mean any lighting applications involving remote source lighting and either (i) fiber optics, or (ii) light pipes, or (ii) other light guides. Further, Seller shall obtain a similar non-competition covenant signed by ADLT to bind ADLT and all of its affiliates, in the form of the Parent Agreement attached hereto as Exhibit E-4. As used in this Section 3.06 and in Section 3.07, the term "affiliate" of ADLT shall mean any business entity in which ADLT, directly or indirectly, owns or controls at least fifty percent (50%) of the equity, profit interests or voting power. The foregoing non-competition covenant shall not apply to any activities of Seller pursuant to any specific agreement between Buyer and Seller (such as their Supply Agreement or their Development Agreement).

         SECTION 3.07 Non-Solicitation.

               (a) During the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, neither Seller nor any of its affiliates nor any executive officers thereof will directly or indirectly actively solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of Buyer; provided, however, that nothing in this Section 3.07 shall prohibit Seller or any of its affiliates from employing any person who contacts them on his or her own initiative or in response to a general solicitation of employees through a newspaper advertisement or similar means. Further, Seller shall obtain a similar non-solicitation covenant signed by ADLT to bind ADLT and all of its affiliates, in the form of the Parent Agreement attached hereto as Exhibit 4.

               (b) Each of the Seller and the Shareholders agrees that the limitations set forth in these Sections 3.06 and 3.07 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the business of Buyer. In the event that any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Seller agrees to the reduction of the territorial or time limitation to the area or period which such court shall have deemed reasonable.

         SECTION 3.08 Exclusivity. Until the earlier of the Closing Date or termination of this Agreement in accordance with its terms, Seller agrees that it will not (and that it will use its best efforts to assure that its employees, agents and affiliates do not on its behalf) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group concerning the sale or acquisition of Seller, its stock (including) by means of a public offering thereof, but excluding issuance of stock and options to employees in the ordinary course of business consistent with past practices) or a substantial part of its assets with any parties other than Buyer, and that any such discussions presently in progress will be terminated or suspended during that period. Seller represents and warrants that it has the legal right to terminate or suspend any such pending negotiations and agrees to indemnify Buyer, its representatives and agents from and against any claims by any party to such negotiations based upon or arising out of the discussion or any consummation of this Agreement.

         SECTION 3.09 Injunctive Relief. Seller acknowledges that its expertise in the Business and the Assets is of a special, unique, unusual, extraordinary and intellectual character, which gives such expertise a peculiar value, and that a breach by it of the covenants contained in Section 3 cannot be reasonably or adequately compensated in damages in an action of law and that such breach will cause Buyer irreparable injury and damage. Seller further acknowledges that it possesses unique skills, knowledge and ability and that competition in violation of this Section 3 would be extremely detrimental to Buyer. By reason thereof, Seller agrees that Seller shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to temporary, preliminary and/or permanent injunctive and other equitable relief to prevent or curtail any breach of this Section 3, without proof of actual damages that have been or may be caused to Buyer by such breach or threatened breach.

         SECTION 3.10 Optiflex Manufacturing Line. Seller hereby grants to Buyer the option to purchase the Optiflex manufacturing line equipment located in Bristol, Pennsylvania at a commercially reasonable purchase price, not to exceed one million dollars ($1,000,000). Said option shall be exercised, if at all, not later than the earlier to occur of (i) 50 days following Buyer's receipt of a written notice that the owner of the Bristol facility has required that the equipment be removed from the Bristol facility, which 50 day notice period shall not end prior to 12 months after the Closing Date, or (ii) 18 months after the Closing Date. Any such purchase shall be on commercially reasonable terms. Seller hereby agrees to retain and maintain said equipment in good condition pending any such purchase.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         SECTION 4.01 Conditions Precedent to the Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction in all material respects or waiver by Buyer prior to or on the Closing Date of each of the following conditions:

               (a) Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement, in the Disclosure Schedule or in any closing certificate or document delivered to Buyer pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of that time other than such representations and warranties as are specifically made as of another date.

               (b) Compliance with Covenants. Seller shall have performed and complied with all covenants of this Agreement to be performed or complied with by it at or prior to the Closing Date.

               (c) All Proceedings to be Satisfactory. Buyer shall have received certified or other copies of all documents relating to Seller incident to the transactions contemplated hereby as Buyer or its counsel may reasonably request and such documents shall be reasonably satisfactory in form and substance to Buyer and its counsel.

               (d) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted after the date hereof against Seller arising by reason of the acquisition of the Assets pursuant to this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement or (ii) to have a Material Adverse Effect.

               (e) Assignments of Contracts. Seller shall have obtained all authorizations, consents, waivers and approvals as may be required in connection with the assignment of those contracts, agreements, licenses, leases and other commitments to be assigned to Buyer pursuant to this Agreement.

               (f) Bill of Sale. Seller shall have executed and delivered to Buyer the Bill of Sale and Assignment Agreement in substantially the form of Exhibit B hereto.

               (g) Delivery of Assets. Seller shall have delivered all of the Assets to Buyer's address set forth in Section 7.05 below.

               (h) Ancillary Agreements. Seller shall have executed and delivered to Buyer the (1) Development Agreement, (2) Supply Agreement, (3) Cross-Licensing Agreement, and (4) Parent Agreement in substantially the forms attached hereto as Exhibit E (the "Ancillary Agreements").

               (i) Compliance Certificate. Seller shall deliver to Buyer a certificate executed by its President in form satisfactory to Buyer and dated as of the Closing Date, certifying to the fulfillment of the conditions described in Sections 4.01(a), (b), (c), (d), (e), (f), (g), (h) and (i).

               (j) Legal Opinion. Buyer shall have received a legal opinion in form and substance reasonably satisfactory to Buyer from counsel to Seller dated as of the Closing Date.

               (k) Completion of Due Diligence Investigation. Buyer shall have completed to its satisfaction its due diligence review of the Business and the Assets.

               (l) Shareholder Approval. The Buyer's shareholders shall have approved the transactions contemplated by this Agreement.

               (m) Prior Agreements.

                    (i) Upon the Closing, that certain Professional Services Agreement between Buyer and Seller, dated as of October 1, 1999, shall terminate automatically, excepting however that those provisions which logically survive termination shall remain applicable, as appropriate, particularly including Sections 3 (Rights to Work Product), 4 (Limited Warranty: Limitations of Liability), 5 (Confidentiality and NonDisclosure), and 8 General.

                    (ii) Upon the Closing, that certain Agency Agreement between Buyer and Seller, dated as of November 1, 1999, shall terminate automatically, excepting however that those provisions which logically survive termination shall remain applicable, as appropriate, particularly including Sections 2 (Payment to Fiberstars; Review of Records), 6 (Indemnification and Limitation of Liability), 7 (Limitation of Liability), 8 (Exclusion of Consequential Damages), and 9 (General).

                    (iii) Upon the Closing, that certain Distribution Agreement between Buyer and Seller, dated as of November 1, 1999, shall remain in full force and effect for the purpose of Buyer continuing to sell the Seller's remaining inventory of "products" (as defined in said agreement) which are retained by Seller after the Closing.

         SECTION 4.02 Conditions Precedent to the Obligations of Seller. The obligations of Seller under this Agreement are subject to the satisfaction in all material respects or waiver by Seller prior to or on the Closing Date of each of the following conditions:

               (a) Accuracy of Representations and Warranties. The representations and warranties of each of Buyer contained in this Agreement or in any closing certificate or document delivered to Seller pursuant hereto shall be true and correct on and as of the Closing Date as though made at and as of that date other than such representations and warranties as are specifically made as of another date.

               (b) Compliance with Covenants. Buyer shall have performed and complied with all covenants of this Agreement to be performed or complied with by, at or prior to the Closing Date.

               (c) All Proceedings to be Satisfactory. Seller shall have received certified or other copies of all documents relating to Buyer incident to the transactions contemplated hereby as Seller or its counsel may reasonably request and such documents shall be reasonably satisfactory in form and substance to Seller and its counsel.

               (d) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted that is reasonably likely to restrain, prohibit, violate or otherwise affect the consummation of the transactions contemplated hereby.

               (e) Assumption Agreement. Buyer shall have executed and delivered to Seller the Assumption Agreement in substantially the form of Exhibit D hereto.

               (f) Ancillary Agreements. Buyer shall have executed and delivered the Ancillary Agreements to Seller.

               (g) Legal Opinion. Seller shall have received a legal opinion in form and substance reasonably satisfactory to Seller from counsel to Buyer dated as of the Closing Date.

               (h) Prior Agreements. The prior agreements specified in Section 4.01(l) hereof shall terminate as specified in Section 4.01(l) hereof.

                                   ARTICLE V
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         SECTION 5.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of Buyer or Seller until the second anniversary of the Closing Date.

         SECTION 5.02 Indemnity.

               (a) Subject to the terms and conditions of this Article V, Seller hereby agrees to indemnify and hold Buyer harmless from and against all damages to and liabilities of Buyer resulting from or relating to demands, claims, actions or causes of action, assessments or other losses, costs and expenses relating thereto, including reasonable out-of-pocket attorneys' fees and expenses by reason of or resulting from (i) a breach of any representation or warranty of Seller contained in or made pursuant to this Agreement , (ii) the failure of Seller to perform or observe any term, provision or covenant or agreement to be performed or observed by it pursuant to this Agreement, (iii) any actions, suits or proceedings (actual or threatened and relating to activities of Seller on or prior to the Closing Date) listed in the Disclosure Schedule or any actions, suits or proceedings relating to circumstances arising prior to or relating to the conduct of the Business on or prior to the Closing Date or (iv) any liability or obligation of Seller of any kind or nature not expressly assumed by Buyer pursuant to Section 1.07 hereof.

               (b) Subject to the terms and conditions of this Article V, Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against all damages to and liabilities of Seller resulting from or relating to demands, claims, actions or causes of action, assessments or other losses, costs and expenses relating thereto, including reasonable out-of-pocket attorneys' fees and expenses, by reason of or resulting from (i) a breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement, (ii) any failure of Buyer to perform or observe any term, provision, covenant or agreement to be performed or observed by it pursuant to this Agreement or (iii) the conduct of Business by Buyer subsequent to the Closing Date.

               (c) The parties hereto hereby acknowledge and agree that their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than a claim for fraud or for specific performance of the terms of this Agreement) shall be pursuant to the indemnification provisions set forth in this Article V.

               (d) Except for actions required to be taken by Buyer pursuant to this Agreement, Seller shall have no liability under any provision of this Agreement for any liabilities and damages to the extent that such liabilities and damages relate to actions taken or not taken by Buyer or their affiliates after the Closing Date. The parties hereto shall take all reasonable steps to mitigate all liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to such liabilities and damages. In no event shall any party hereto be liable for consequential damages.

         SECTION 5.03 Third Party Claims. If any claim, assertion or proceeding by or in respect of a third party is made against an indemnified party or any event in respect of a third party occurs, and if the indemnified party intends to seek indemnity with respect thereto under this Article V or to apply any damage or liability arising therefrom to the $50,000 amount referred to in
Section 5.04, the indemnified party shall promptly notify the indemnifying party of such claim in writing. The indemnifying party shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; provided, that, (a) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party, (b) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any liability resulting from such claim and all related and reasonable expenses (other than the fees and expenses of counsel as aforesaid) incurred by the indemnified party within the limits of this Article V and subject to the $50,000 amount referred to in
Section 5.04, (c) the indemnified party shall not, without the prior written consent of the indemnifying party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such claim and (d) nothing herein shall require any indemnified party to consent to the entry of any order, injunction or consent decree affecting its ability to conduct its business operations after the date thereof. So long as the indemnifying party is reasonably contesting any such claim in good faith (and shall have provided security, if requested, to the indemnitee in a mutually agreed upon amount), the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within 30 days after the receipt of the indemnified party's written notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment at the expense of the indemnifying party.

         SECTION 5.04 Limitation on Indemnities. No claim for indemnification will be made by Buyer, on the one hand, or by Seller, on the other hand, under
Section  5.02(a)(i)  or  (b)(i)  hereof,  respectively,   with  respect  to  any
individual item of liability or damage unless and to the extent that the aggregate of all such claims by Buyer or by Seller, as the case may be, shall be in excess of $50,000. For avoidance of doubt, said $50,000 amount is a forgiveness level, and any indemnity claim shall be for only the amounts in excess of said forgiveness level. Payments by an indemnifying party pursuant to
Section 5.02 shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment reasonably recoverable by the indemnified party from any third party with respect thereto. Notwithstanding anything to the contrary contained in this Agreement, no claim by any party hereto may be asserted, nor may any action be commenced against any party hereto, for breach of any representation, warranty, covenant or agreement unless notice thereof is received in writing describing in reasonable detail the facts or circumstances with respect to the subject matter of such claim on or before the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 5.01, irrespective of whether the subject matter of such claim or action shall have occurred before, on or after such date, except that any claim by Buyer under Section 5.02(a)(iv) shall survive indefinitely. Any payment made by Seller to Buyer, as the case may be, under Article V shall constitute a reduction of the Purchase Price for all purposes, including Federal, state and local tax as well as financial accounting purposes.

                                   ARTICLE VI
                               FURTHER ASSURANCES

         SECTION 6.01 Further Assurances. At any time and from time to time on and after the Closing Date (i) at the request of Buyer Seller shall deliver to Buyer any records, documents and data possessed by Seller and not previously delivered to Buyer to which Buyer is entitled and execute and deliver or cause to be executed and delivered all such deeds, assignments, consents, documents and further instruments of transfer and conveyance, and take or cause to be taken all such other actions, as Buyer may reasonably deem necessary or desirable in order to fully and effectively vest in Buyer, or to confirm its title to and possession of, the Assets or to assist Buyer in exercising rights with respect thereto which Buyer is entitled to exercise pursuant to the terms of this Agreement; and (ii) Buyer shall execute and deliver or cause to be executed and delivered such further instruments and take or cause to be taken such further actions as Seller may reasonably deem necessary or desirable to carry out the terms and provisions of this Agreement.

         SECTION 6.02 Books and Records. Buyer agrees that it shall preserve and keep all books and records relating to the Business and the Assets in Buyer's possession until six months following the expiration of the statute of limitations (including extensions thereof) applicable to the tax returns filed by or with respect to the Business for taxable periods ending prior to or on the Closing Date to which such books or records may be relevant. After such time,

Seller, upon at least 90 calendar days' prior written notice to Buyer, at its sole cost and expense, may remove all or any part of such books and records as Seller may select, and Seller may retain copies thereof. Duly authorized representatives of Seller shall, upon reasonable notice, have access to such books and records during normal business hours to examine, inspect and copy such books and records.

         SECTION 6.03 Cooperation on Taxes. Seller and Buyer agree to cooperate with each other in order to make proper tax filings by executing or causing to be executed any required documents and by making available to the other, all books and records relating to the Assets or the Business (including work papers, records and notes of any kind) at all reasonable times, for the purpose of allowing the appropriate party to complete any tax return, respond to any audits, make any determination required under this Agreement (including, but not limited to, determinations as to which period any asserted tax liability is attributable), verify any issue and negotiate any settlement with tax authority or defend or prosecute any tax claim.

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

               (a) by the mutual written consent of Seller and Buyer;

               (b) by Buyer, if the Closing shall not have occurred by March 1, 2000;

               (c) by either Seller or Buyer if there is an order or decree restraining, enjoining, prohibiting, invalidating or otherwise preventing to a material degree the consummation of the transactions contemplated by this Agreement; or

         SECTION 7.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except that Sections 3.03, 7.02, and 7.03 hereof shall survive such termination.

         SECTION 7.03 Expenses, etc. Whether or not the transactions contemplated by this Agreement are consummated, none of the parties hereto shall have any obligation to pay any of the fees and expenses of the other parties incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants and other expert. Each of Seller, on the one hand, and Buyer, on the other hand, will indemnify the other party, and hold it harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party. Seller shall pay and be responsible for any transfer taxes arising from the sale of the Assets hereunder and in that connection shall timely file all required tax returns related thereto and shall indemnify Buyer with respect thereto, give Buyer a copy of such tax returns together with proof of payment of the tax.

         SECTION 7.04 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures may be transmitted by facsimile.

         SECTION 7.05 Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered or mailed by registered or certified mail postage prepaid, or sent by telecopier, facsimile transmission (followed by mailing of original notice) or nationally recognized overnight courier service as follows:

             If to Seller, to:         Fiberstars, Inc.
                                       44259 Nobel Drive
                                       Fremont, CA  94538
                                       Attn:  President

             If to  Buyer to:          Unison Fiber Optic Lighting Systems, LLC
                                       32000 Aurora Road
                                       Solon, Ohio 44139
                                       Attn:  President


or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto. Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which directed or if sent by first-class mail postage prepaid or by telecopier, facsimile transmission or nationally recognized overnight courier service and properly addressed as set forth above at the earlier of (i) the time when received by the addressee or (ii) the third business day following the dispatch thereof.

         SECTION 7.06 Waivers. Any party hereto (as to itself, but not as to other parties without their consent) may, by written notice to the other parties hereto, (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement; (b) waive any inaccuracies in the representations or warranties of another party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of another party contained in this Agreement; or (d) waive performance of any of the obligations of another party under this Agreement. Except as otherwise provided in the preceding sentence hereof, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed a waiver of any subsequent breach.

         SECTION 7.07 Amendments, Supplements, etc. At any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of the Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all parties.

         SECTION 7.08 Entire Agreement. This Agreement, its Exhibits and Schedules, and the documents executed on the Closing Date in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement or such other documents, and no party hereto shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

         SECTION 7.09 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         SECTION 7.10 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 7.11 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto, except that Buyer may assign its rights hereunder to a direct or indirect wholly-owned subsidiary of Buyer, in which case such assignee shall succeed to all the rights of Buyer hereunder and shall assume all of Buyer's obligations and liabilities hereunder.

         SECTION 7.12 Public Announcements. Buyer and Seller will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of the other, unless counsel has advised such party that such release or other public statement must be issued immediately and the issuing party has not been able, despite its good faith efforts, to secure the prior approval of the other party.

         SECTION 7.13 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, rule or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         SECTION 7.14 Commercially Reasonable. For purposes of this Agreement, "commercially reasonable" shall mean that a party shall act as a similarly situated prudent business entity in the same or similar type of business would act under similar circumstances, but not as though such entity were selling the Assets.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    FIBERSTARS, INC.

                                    By:

                                    Name:  __________________________________

                                    Title:  ___________________________________

                                    UNISON FIBER OPTIC LIGHTING SYSTEMS, LLC

                                    By:

                                    Name: ___________________________________

                                    Title:  ___________________________________

                                    EXHIBIT A

                                 LIST OF ASSETS

                                   EXHIBIT A-1

                         PURCHASED INTELLECTUAL PROPERTY

                                    EXHIBIT B

                      BILL OF SALE AND ASSIGNMENT AGREEMENT

                                    EXHIBIT C

                                    WARRANTS

                                    EXHIBIT D

                              ASSUMPTION AGREEMENT

                                    EXHIBIT E

                              ANCILLARY AGREEMENTS

                                   EXHIBIT E-1

                              DEVELOPMENT AGREEMENT

                                   EXHIBIT E-2

                                SUPPLY AGREEMENT

                                   EXHIBIT E-3

                             CROSS-LICENSE AGREEMENT

                                   EXHIBIT E-4

                                PARENT AGREEMENT

                                   APPENDIX B




     Unison Fiber Optic Lighting Systems, L.L.C.
     Consolidated Financial Statements
     for the year ended June 30, 1999
     and the six months ended June 30, 1998

                        Report of Independent Accountants

To the Management of

Unison Fiber Optic Lighting Systems, L.L.C.:

In our opinion, the accompanying balance sheet and the related statements of operations, members' equity and cash flows, present fairly in all material respects, the financial position of Unison Fiber Optic Lighting Systems, L.L.C. (the "Company") at June 30, 1999 and 1998 and the results of its operations and its cash flows for the year and six month period then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 10, the Company will become a wholly-owned subsidiary of Advanced Lighting Technologies, one of the Company members, upon the completion of the purchase agreement. The accompanying financial statements were prepared on a going concern basis and no adjustments have been made to reflect any
potential   changes  that  might  arise  as  a  result  of  the   aforementioned
transactions.



PricewaterhouseCoopers LLP
Cleveland, Ohio

December 1, 1999

Unison Fiber Optic Lighting Systems, L.L.C.
Balance Sheet
June 30, 1999 and 1998

- -------------------------------------------------------------------------------------------------------
                                                 ASSETS                        1999           1998
Current assets:

   Cash and cash equivalents                                              $   823,835      $ 2,889,105
   Accounts receivable, trade, less allowance for doubtful
       accounts of $60,275 in 1999 and $29,317 in 1998                        179,771           59,640
   Accounts receivable, member                                                367,438          255,000
   Inventories                                                              1,415,720          685,458
   Prepaid expenses                                                            28,661           78,972
                                                                          -----------      -----------

         Total current assets                                               2,815,425        3,968,175

Property, plant and equipment, net                                          3,060,100        3,403,600

Goodwill, net                                                               1,021,704          983,312
Other assets                                                                   50,679           11,603
                                                                          -----------      -----------

         Total assets                                                     $ 6,947,908      $ 8,366,690
                                                                          ===========      ===========

                                    LIABILITIES AND MEMBERS' CAPITAL

Current liabilities:

   Accounts payable, trade                                                $   597,248      $   188,283
   Accounts payable, members                                                5,415,060        2,874,221
   Accrued liabilities                                                        374,595          149,972
                                                                          -----------      -----------

         Total current liabilities                                          6,386,903        3,212,476
                                                                          -----------      -----------

Commitments and contingencies

Members' capital                                                            3,561,005       11,154,214

Less: Note receivable member                                                3,000,000        6,000,000
                                                                          -----------      -----------

         Total members' capital                                               561,005        5,154,214
                                                                          -----------      -----------

         Total liabilities and members' capital                           $ 6,947,908      $ 8,366,690
                                                                          ===========      ============

The accompanying notes are an integral part of these financial statements.

Unison Fiber Optic Lighting Systems, L.L.C.
Statement of Operations
for the year ended June 30, 1999 and for the six months ended June 30, 1998

- --------------------------------------------------------------------------------


                                             1999              1998

Net sales                                $   864,833       $   211,521

Cost of sales                              2,016,647           370,224
                                         -----------       -----------

       Gross loss                         (1,151,814)         (158,703)

Selling and administrative expenses        3,492,464         1,501,196
Research and development                   3,231,826         2,394,485
Restructuring expense                        300,647              --
                                         -----------       -----------

       Loss from operations                8,176,751         4,054,384

Other income:

   Interest income                           458,972           353,200
   Other                                       9,470              --
                                         -----------       -----------

         Net loss                        $ 7,708,309       $ 3,701,184
                                         ===========       ===========


The accompanying notes are an integral part of these financial statements.


Unison Fiber Optic Lighting Systems, L.L.C.
Statement of Members' Equity
for the year ended June 30, 1999 and for the six months ended June 30, 1998

- --------------------------------------------------------------------------------------------
                                                                  1999              1998
   Net loss                                                   $(7,708,309)      $(3,701,184)
   Adjustments to reconcile net loss to net cash flows
       from operating activities:

     Depreciation                                                 643,886           332,813
     Amortization                                                  76,708            37,876
     Restructuring expenses                                       300,647              --
     Member interest income not received                         (112,438)         (255,000)
     Gain on fixed asset disposals                                 (2,690)             --
     Changes in assets and liabilities:

       Accounts receivable                                       (120,131)           88,852
       Inventories                                               (730,262)          217,376
       Other assets                                                11,236           (80,825)
       Accounts payable                                           408,965           188,283
       Accrued liabilities                                        (25,377)           89,350
                                                              -----------       -----------

         Net cash used in operating activities                 (7,257,765)       (3,082,459)

Cash flows from investing activities:

   Purchase of property, plant and equipment                     (352,919)         (479,750)
   Proceeds from property, plant and equipment disposals            4,575              --
                                                              -----------       -----------

         Net cash used in investing activities                   (348,344)         (479,750)

Cash flows from financing activities:

   Cash contributions from member                               3,000,000         4,028,916
   Accounts payable, members                                    2,540,839         2,422,398
                                                              -----------       -----------

         Net cash provided by financing activities              5,540,839         6,451,314
                                                              -----------       -----------

Net change in cash                                             (2,065,270)        2,889,105

Cash at beginning of period                                     2,889,105              --
                                                              -----------       -----------

Cash at end of period                                         $   823,835       $ 2,889,105
                                                              ===========       ===========

The accompanying notes are an integral part of these financial statements.


Unison Fiber Optic Lighting Systems, L.L.C.
Statement of Members' Equity
for the year ended June 30, 1999 and for the six months ended June 30, 1998

- ----------------------------------------------------------------------------------------------------
                                                                                           Total
                                                     Members'           Members'          Members'
                                                     Capital           Receivable          Equity
Initial capital contributed                       $ 14,855,398       $ (6,000,000)      $  8,855,398

Net loss                                            (3,701,184)              --           (3,701,184)
                                                  ------------       ------------       ------------

June 30, 1998                                       11,154,214         (6,000,000)         5,154,214

Member's payment on note receivable                        --           3,000,000          3,000,000

Additional capital contributed                         115,100                --             115,100

Net loss                                            (7,708,309)               --          (7,708,309)
                                                  ------------       ------------       ------------

June 30, 1999                                     $  3,561,005       $ (3,000,000)      $    561,005
                                                  ============       ============       ============

The accompanying notes are an integral part of these financial statements.

Unison Fiber Optic Lighting Systems, L.L.C.
Notes to Financial Statements

- --------------------------------------------------------------------------------

1.   Organization:

     Unison Fiber Optic Lighting Systems, L.L.C. (the "Company") is a designer, manufacturer and marketer of fiber optic lighting systems and systems components, operating primarily in the United States. The Company was formed on January 1, 1998 as a joint venture (Limited Liability Corporation) of Rohm and Haas Company ("Rohm and Haas") and Advanced Lighting Technologies ("Advanced Lighting") (together the "Member Companies"). The Member Companies contributed to the joint venture cash, promissory notes and certain assets in exchange for a 50% membership interest.

2.   Significant Accounting Policies:

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Advanced Cablelite Corporation after elimination of all significant inter-company accounts and transactions and related revenues and expenses.

     Accounting Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the consolidated financial statements and footnotes. Actual results could differ from those estimates.

     Cash Equivalents

     The Company invests only in highly liquid instruments, which it considers to be cash equivalents.

     Concentration of Credit Risk

     The Company invests its excess cash primarily in high-quality money market portfolio and high quality securities. The Company provides credit in the normal course of business, primarily to customers and distributors in the fiber optic lighting industry and generally collateral or other security is not required. The Company conducts ongoing credit evaluations of its customers and maintains allowances for potential losses which, when realized, have been within the range of management's expectations.

     During 1999, the Company had sales to one customer representing 14% of net sales. Included in accounts receivable - trade at June 30, 1999 are balances from three customers representing 15%, 12% and 12%, respectively.

     Amounts related to doubtful accounts that were charged to expense for the year ended June 30, 1999 and for the six months ended June 30, 1998 were $69,030 and $29,317, respectively.

     Inventories

     Inventories are valued at the lower of cost (first-in, first-out) or market.

Unison Fiber Optic Lighting Systems, L.L.C.
Notes to Financial Statements

- --------------------------------------------------------------------------------


     Property, Plant and Equipment

     Property, plant and equipment is stated at cost. Expenditures for maintenance and repairs, which extend the useful life, are capitalized. Depreciation is provided for using the straight-line method over the following useful lives:

        Machinery and equipment                           5-7 years
        Office and computer equipment                     3-5 years
        Furniture and fixtures                              7 years
        Leasehold improvements                            2-3 years

     Goodwill

     Goodwill resulting from Advanced Lighting's acquisition of Advanced Cablelite Corporation, a contributed asset to the Company (see Note 5), is being amortized using the straight-line method over 15 years which represents management's estimate of the customer relationships and industry expertise acquired. For the year ended June 30, 1999 and the six months ended June 30, 1998, amortization expense was $76,708 and $37,876, respectively. Accumulated amortization totaled $114,584 at June 30, 1999 and $37,876 at June 30, 1998. The Company will continually evaluate whether events and circumstance have occurred that indicate the remaining goodwill may warrant revision.

     Research and Development

     Research and development costs, primarily the development of new products and modifications of existing products, are charged to expense as incurred.

     Revenue Recognition

     The Company recognizes sales upon shipment.

     Recent Pronouncements

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, or SOP 98-5, "Reporting on the Costs of Start-Up Activities". This standard requires companies to expense the costs of start-up activities and organization costs as incurred. In general, SOP 98-5 is effective for years beginning after December 15, 1998. The Company believes the adoption of SOP 98-5 will not have a material impact on its results of operations.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, or SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities.

     SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS 133 will be effective for years beginning after June 15, 2000 (as deferred by SFAS 137 in June 1999). The Company does not currently hold derivative instruments or engage in hedging activities.

Unison Fiber Optic Lighting Systems, L.L.C.
Notes to Financial Statements

- --------------------------------------------------------------------------------


     Income Taxes

     The Company is organized as a Limited Liability Company and for federal income tax purposes elected to have the tax effects of profit and loss flow directly to the Company's members. The Company accrues for and pays local taxes and certain state taxes.

3.   Inventories:

     Inventories consisted of the following:
                                                                         1999              1998
        Raw materials                                               $   748,089       $   324,295
        Work in process                                                  33,275            53,909
        Finished goods                                                  634,356           307,254
                                                                    -----------       -----------

        Total inventories                                           $ 1,415,720       $   685,458
                                                                    ===========       ===========


4    Property, Plant and Equipment:

     Property, plant and equipment consisted of the following:

                                                                           1999              1998

        Manufacturing machinery and equipment                       $ 3,124,285       $ 2,961,606
        Laboratory equipment                                            509,414           458,255
        Office and computer equipment                                   246,708           135,597
        Furniture and fixtures                                           73,116            54,618
        Leasehold improvements                                           49,729           126,337
                                                                    -----------       -----------

                                                                      4,003,252         3,736,413
        Less:  accumulated depreciation                                (943,152)         (332,813)
                                                                    -----------       -----------

        Property, plant and equipment, net                          $ 3,060,100       $ 3,403,600
                                                                    ===========       ===========


     Depreciation expense was $643,886 for the year ended June 30, 1999 and was $332,813 for the six months ended June 30, 1998.

Unison Fiber Optic Lighting Systems, L.L.C.
Notes to Financial Statements

- --------------------------------------------------------------------------------


5.   Members Capital:

     The Company was formed on January 1, 1998 as a joint venture of Rohm and Haas and Advanced Lighting with each Member Company receiving a 50% membership interest. The following schedule summarizes in aggregate the contributed assets on January 1, 1998:

        Cash                                                    $ 4,028,916
        Note receivable                                           6,000,000
        Accounts receivable                                         148,492
        Inventory                                                   902,834
        Equipment                                                 3,256,661
        Goodwill                                                  1,021,188
        Other assets                                                  9,751
        Liabilities assumed                                        (512,444)
                                                                -----------

        Total investment                                         14,855,398

          Less: non cash items                                   10,826,482

        Cash investment                                         $ 4,028,916
                                                                ===========



     Included in the above schedule are assets, including goodwill, and liabilities contributed to the Company from Advanced Lighting's wholly-owned subsidiary, Advanced Cablelite Corporation. In addition, during July 1998 an earn-out requirement related to Advanced Cablelite Corporation resulted in the Company recording an additional $115,100 of goodwill and investment in the Company.

6.   Employee Benefits:

     The Company maintains a qualified cash or deferred  compensation plan under
     Section 401(k) of the Internal Revenue Code (the "401(k) Plan") that covers substantially all the employees of the Company. Under the 401(k) Plan, the Company will make a matching contribution of 50% of the first 6% of an employees' salary deferral. The Company's contributions totaled $18,897 for the year ended June 30, 1999 and $4,386 for six months ended June 30, 1998.

7.   Restructuring Charges:

     In June 1999, the Company provided for certain costs, primarily employee severance and outplacement costs, in connection with its restructuring program. This restructuring program streamlined the Company's operations and significantly reduced its workforce. The Company consolidated its Las Vegas, Nevada showroom and its Bristol, Pennsylvania production operations into its Dallas, Texas operations. Restructuring costs totaled $300,647 for the year ended June 30, 1999.

Unison Fiber Optic Lighting Systems, L.L.C.
Notes to Financial Statements

- --------------------------------------------------------------------------------


8.   Related Party Transactions:

     The Company leases manufacturing, warehouse, laboratory and office facilities from its Member Companies. In addition the Member Companies provide at cost certain services, such as utilities, communication, and engineering services. The Company also expenses and reimburses salary and related benefit costs of certain Company employees, who are paid by Rohm and Haas.

     For the year ended June 30, 1999, the Company was charged $3,281,845 and $166,512 for these facilities and services from Rohm and Haas and Advanced Lighting, respectively. For the six months ended June 30, 1998 the Company was charged $1,861,302 from Rohm and Haas and $805,402 from Advanced Lighting.

     The Company owed $4,586,076 to Rohm and Haas and $828,984 to Advanced Lighting at June 30, 1999 and owed $1,861,302 to Rohm and Haas and $1,012,919 to Advanced Lighting at June 30, 1998.

     The Company has a $3 million promissory note, plus accrued interest of $367,438, due from Advanced Lighting at June 30, 1999. At June 30, 1998, the Company had a $3 million promissory note, plus accrued interest of $127,500, due from Advanced Lighting and a $3 million promissory note, plus accrued interest of $127,500, due from Rohm and Haas. These notes have been recorded as a reduction of members' capital on the balance sheet. These promissory notes were part of the member's contribution to the joint venture, as described in Note 5. The Advanced Lighting promissory note and accrued interest at the prime rate (7.75% and 8.5% at June 30, 1999 and 1998, respectively) are due and payable on January 1, 2000.

     In addition, the Company had $525,000 and $2,775,000 invested (short-term cash equivalent) with Rohm and Haas at June 30, 1999 and June 30, 1998, respectively.

9.   Commitments:

     The Company leases building and certain equipment under non-cancelable operating lease agreements. Total rent expense was $436,439 for the year ended June 30, 1999 and $178,630 for the six months ended June 30, 1998.

     Future minimum lease commitments, as of June 30, 1999, are as follows:

        2000                         $185,200
        2001                            8,618
        2002                            2,144

Unison Fiber Optic Lighting Systems, L.L.C.
Notes to Financial Statements

- --------------------------------------------------------------------------------


10.  Subsequent Event:

     On October 1, 1999, Rohm and Haas and Advanced Lighting signed a letter of intent, in which Advanced Lighting will purchase Rohm and Haas' membership interest in the Company. Advanced Lighting and Rohm and Haas expect to sign the definitive agreement in January 2000.

     Concurrent with purchasing Rohm and Haas' interest, Advance Lighting plans to sell certain Company assets and the fiber optic technology developed by the Company to Fiberstars, a fiber optic company headquartered in Fremont, California. In exchange for these assets and technology, Advanced Lighting will receive four warrants to purchase up to an aggregate of 1,000,000 shares of Fiberstar's Common Stock at an exercise price of $0.01 per share. Each warrant when exercisable will allow the Company to purchase up to 250,000 shares of Fiberstars Common Stock. The vesting of these warrants will be subject to Fiberstars' common shares attaining certain market prices in the future and to Fiberstars attaining sales levels of certain products arising from the Company's technology.

     Unison may elect at any time while a warrant remains outstanding, even if the warrant is not yet exercisable, to cancel a particular warrant in exchange for Fiberstars issuing to Unison a fixed number of shares of Fiberstars Common Stock. Warrant No. 1 may be cancelled and exchanged for 151,250 shares of Fiberstars Common Stock, Warrant No. 2 may be cancelled and exchanged for 119,375 shares of Fiberstars Common Stock, Warrant No. 3 may be cancelled and exchanged for 95,625 shares of Fiberstars Common Stock and Warrant No. 4 may be cancelled and exchanged for 78,750 shares of Fiberstars Common Stock.

     The agreement calls for the Company to provide Fiberstars with $2 million in research and development funds, to be paid over five quarters, against milestones for the completion of development work on large core plastic optical fiber as well as new technology lamp/optics projects. In exchange, Fiberstars will pay royalties on product sales of these technologies of 3%, 2% and 1% over the next ten years, after which Fiberstars assumes exclusive royalty-free rights. The Fiberstars letter of intent is subject to normal closing conditions, including approval by Fiberstars' shareholders, due diligence efforts and the execution of definitive agreements satisfactory to the parties.

                                   APPENDIX C



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 10-KSB/A

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
    EXCHANGE ACT OF 1934

    For the fiscal year ended December 31, 1998

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
    EXCHANGE ACT OF 1934

    For the transition period from __________ to __________

                         Commission file number 33-85664

                                FIBERSTARS, INC.
        (Exact name of small business issuer as specified in its charter)

          California                                     94-3021850
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                      2883 Bayview Drive, Fremont, CA 94538
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (510) 490-0719

       Securities registered under Section 12(b) of the Exchange Act:

          Title of                                  Name of each exchange on
         Each Class                                     which registered
        Common Stock                                 Nasdaq National Market

     Securities registered under section 12(g) of the Exchange Act: None

     Indicate by check mark whether the registrant (1) has filed all reports required by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendments to this Form 10-KSB. [ ]

     Net sales of the registrant for the fiscal year ended December 31, 1998 were $22,682,000.

     The aggregate market value of the voting stock held by non-affiliates of the registrant was approximately $10,298,464 as of March 19, 1999 based upon the last trading price of the Common Stock of registrant on the Nasdaq National Market as of that date. This calculation does not reflect a determination that any person is an affiliate of the registrant for any other purpose.

     As of March 19, 1999, there were 3,982,601 shares of the registrant's Common Stock outstanding.

                       DOCUMENTS INCORPORATED BY REFERENCE

     Part III of this Report on Form 10-KSB incorporates information by reference from registrant's definitive Proxy Statement to be used in connection with its 1999 Annual Meeting of Shareholders.

                                     PART I

     This 10-KSB contains forward-looking statements. Such statements generally concern future operating results, capital expenditures, product development and enhancements, liquidity and strategy. Specific forward-looking statements in this report include, without limitation, our remarks concerning the evolution of the fiber optic lighting market, the future size of the fiber optic lighting market, our expectations concerning the future performance of our recently completed acquisitions, our expectations regarding future performance of certain lamp components of our products that have recently experienced problems, the rate of adoption of fiber optic lighting in Europe and in the United States, trends in the price and performance of fiber optic lighting products, the future performance of our lighting products, our relationship with ADLT and future technologies expected to result from our relationship with ADLT. We may not update these forward looking statements, and the occurrence of the events predicted in these statements is subject to a number of risks and uncertainties, including those discussed in this report. These risks and uncertainties could cause our actual results to differ materially from the results predicted in our forward looking statements. You are encouraged to consider all the information in this report, and in our Annual Report, along with our other periodic reports on file with the SEC, prior to investing in our stock.

Item 1.  Description of Business

Overview

     Fiberstars, Inc. ("Fiberstars" or the "Company"), which was incorporated in California in 1985, develops and markets fiber optic lighting systems, which are used in a variety of commercial and residential applications. The Company pioneered the use of fiber optic technology in lighting. By continuing to improve the price and performance of its products and by expanding its marketing efforts, Fiberstars has become the world's leading supplier in this emerging market.

     The Company's products often have advantages over conventional lighting in areas of efficiency, safety, maintenance and beauty, and thus can be used in place of conventional lighting in a number of applications. By delivering special lighting effects which conventional lighting cannot match, fiber optic lighting systems are especially attractive for a wide range of decorative applications, such as the lighting of swimming pools and spas, signage, "neon" decoration, landscaping, and other segments within the commercial and residential markets.

     The Company designs, develops and manufactures its fiber optic lighting systems and distributes its products worldwide, primarily through independent sales representatives, distributors and swimming pool builders.

Products

     Fiberstars' lighting systems combine three types of products - illuminators, fiber tubing, and fixtures - in configurations which meet the needs of specific market segments. The electrically powered illuminators generate and focus light to enter into the ends of optical fiber. Fiber tubing products connect to the illuminators and are designed to emit light either at the end of the tube as a spot source of light, or along the length of the tube, similar in effect to neon lighting. The systems can also include fixtures and other accessories designed for specific applications.

Illuminators

         The Company manufactures a number of different illuminators for use in different applications. Most commercial illuminators utilize metal halide high intensity discharge (H.I.D.) lamps to provide long life and maximum brightness. Some include patented reflectors which have been designed by Fiberstars to enhance performance. The Company's lower cost illuminators use quartz halogen lamps, some of which are custom products manufactured to Fiberstars' specifications. Illuminator advances in 1998 include the Model 601 which was released from engineering for shipment in 1999. It provides up to 33% more light output than our previous high-end illuminator while costing about 50% less to build.

     Fiberstars also introduced a new pool lighting product line in the November 1998 National Spa and Pool Institute trade show. The new line, System 6000, offers superior lamp life and other characteristics vs. the Company's previous line.

Fiber Tubing

     Fiber tubing products are manufactured in various lengths and diameters to meet the requirements of each particular market and application. Fiberstars' patented BritePak(R) products can maintain reasonably consistent brightness for side-lit fiber runs up to 100 feet in length. For end-lit applications, several spotlights are typically connected to a single illuminator and are placed withinfifty feet from the illuminator.

     New fiber products in 1998 include BritePak(R) III Ultra Pure cabled side light product providing 20% more brightness.

Fixtures and Accessories

     Certain fixtures and accessories have been designed by Fiberstars for the Company's product lines. Other fixtures are supplied by third parties. The Company's Commercial Lighting Division produces a broad assortment of ceiling and landscape fixtures from among which lighting designers may choose. The Company's new patent-pending lightbar, LinearEssence(TM), began shipping toward the end of 1998. It is targeted at the display case and under cabinet lighting markets which are new for Fiberstars.

Other Products

     In 1997, Fiberstars' Pool and Spa Group introduced Fiberstars Catalyst(TM), a safe chemical product designed to reduce the usage of chlorine in residential swimming pools. In 1998, Marketing responsibility for this product was transferred to a consultant, Barry Nelson, of Water Quality Management, a pool water systems company.

Applications and End-Users

     The Company's fiber optic lighting products are specified by architects, professional lighting designers, swimming pool builders or end-users.

     The Company's products have been installed for commercial lighting applications in fast food restaurants such as Burger King and McDonald's; retail stores such as Albertson's, Giant Food and Toys R Us; hotels such as the MGM Grand and the Stratosphere Tower in Las Vegas; and entertainment facilities such as theme parks operated by the Walt Disney Company and Universal Studios. Fiberstars commercial lighting systems also have been used in a number of specialty applications, including theatrical productions, bridges, theater aisles and ceilings, the Monterey Bay Aquarium, Marathon Coach, HBO Studios, AMC theaters, Chevron and New York Life.

     The Company's primary products for pool and spa lighting are designed to provide underwater lighting for newly constructed pools. In addition, Fiberstars markets pool products for spa lighting, pool perimeter lighting, patios, decks and landscape lighting. The Company's underwater lighting systems are installed in pools and spas built by major national pool builders and builder groups, as well as numerous regional and local pool builders throughout the United States and Canada.

     A series of residential landscape lighting products is being tested in limited retail distribution. This product was not a material portion of the Company's business in 1998 and is not expected to be material in 1999.

Sales, Marketing and Distribution

     Commercial Lighting Products

     In the commercial lighting market, the Company's marketing efforts are directed at creating specifications for Fiberstars' systems in plans developed by architects, professional lighting designers and building owners. The Company reaches these professionals through approximately 60 independent lighting representative organizations throughout the United States, approximately 20 of which account for a substantial majority of the Company's commercial lighting product sales. The independent lighting representatives assist in the specification process, directing orders to electrical equipment distributors, who in turn typically purchase products from Fiberstars. Domestic distributors of commercial lighting products typically do not engage in marketing efforts or stock any inventory of the Company's products. The Company's arrangements with its independent representatives do not prohibit the handling of conventional lighting products, including products that may be competitive with those of the Company, although such representatives typically do not handle competing fiber optic lighting products. Sonic, the Company's largest commercial lighting customer, accounted for 13% of the Company's net sales in 1998.

     In November 1998, the Company acquired the net assets of Crescent Lighting Ltd., in the United Kingdom and Lichberatung Mann in Germany. Together, these two companies oversee the sales operations in Europe which include sub-distributors and sales representatives.

     Outside of Europe, Fiberstars' commercial lighting products are sold internationally by approximately 17 distributors that sell into more than 34 countries, including Mitsubishi in Japan; and Fiberstars Australasia Pty Ltd., a 46.5%-owned joint venture that sells products in Australia, New Zealand, Indonesia, Malaysia and Fiji. These distributors are primarily responsible for any marketing activities in their territories.

     In August 1998, the Company acquired the net assets of FibreOptics International Inc., a Seattle company, which is now the Company's sales and marketing arm for themed entertainment and signs.

     Swimming Pool and Spa Products

     The Company's underwater lighting products are sold primarily for installation in new swimming pools and spas. Accordingly, the marketing for the Company's swimming pool and spa products depends substantially on swimming pool builders to recommend the Company's products to their customers and to adapt their swimming pool designs to include Fiberstars lighting systems. The Company utilizes regional sales representative organizations that specialize in swimming pool products sold to pool builders and pool product distributors. Each representative organization typically has the exclusive right to sell the Company's products within its territory, receiving commissions on sales in its territory. Regional and national distributors in the swimming pool market stock the Company's products to fill orders received from swimming pool builders, and some of these distributors engage in limited marketing activities for the Company's products.

     The Company enters into incentive arrangements to encourage pool builders to purchase the Company's products. The Company also has entered into agreements with certain large national pool builders, under which the builders purchase Fiberstars systems directly from the Company and offer the Company's products with their swimming pools. The Company provides pool builders and independent sales representatives with marketing tools, including promotional videos, showroom displays and demonstration systems. The Company also uses trade advertising and direct mail in addition to an ongoing program of sales presentations to pool builders and distributors.

     South Central Pools (SCP), the largest Pool distributor in the U.S. and the Company's largest pool customer, accounted for 10% of the Company's net sales in 1998 and 13% in 1997. The Company expects to maintain its business relationship with SCP; however, a cessation or substantial decrease in the volume of purchases by this customer could reduce availability of the Company's products to end users and could in turn have a material adverse effect on the Company's net sales and results of operations.

     The majority of sales of the Company's swimming pool lighting systems to date have been made in the United States and Canada. The Company entered into a distribution agreement in Europe in 1998 with Astral, a European pool equipment company. Sales to Astral were not material in 1998.

Backlog

     The Company normally ships product within a few days after receipt of an order and generally does not have a significant backlog of orders. The Company's backlog at year's end was $952,000 vs. an average of $535,000 per month in 1998, the Company does not consider backlog to be an indicator of future performance.

Competition

     The Company's products compete with a wide variety of lighting products, including conventional electric lighting in various forms and decorative neon lighting. The Company has also experienced increasing competition from other companies offering products containing fiber optic technology. Principal competitive factors include price, performance (including brightness, reliability and other factors), aesthetic appeal (including color and color variation), market presence, installation and maintenance requirements, power consumption.

     The Company believes its products compete favorably against conventional lighting in such areas as aesthetic appeal, ease of installation and maintenance and power consumption. The unique characteristics of fiber optic lighting (such as no heat or electricity at the light, ability to change colors, and remote lamp replacement) enable the products to be used in some situations where conventional lighting is not practical. However, the initial purchase price of the Company's products is typically higher than conventional lighting, and the Company's products tend to be less bright than conventional alternatives. In the case of Neon lighting, certain popular neon colors, such as bright red, cannot be achieved as effectively with the Company's products.

     Fiberstars is engaged in ongoing efforts to develop and improve its products, adapt its products for new applications and design and engineer new products. The Company expects that its ability to compete effectively with conventional lighting technologies, other fiber optic lighting products, and new lighting technologies that may be introduced will depend substantially upon achieving greater brightness and reducing the cost of the Company's systems. In 1998, the Company redesigned several illuminators and fiber products to improve performance such as the above mentioned 601 illuminator and the line of Lifetime Illuminators(TM). In addition to continuing work with a number of outside lamp, power supply and optic companies, the Company has been working on advanced product development with Advanced Lighting Technologies, Inc. (ADLT), the world leader in metal halide lamp technology.

     Providers of conventional lighting systems include large lamp manufacturers and lighting fixture companies, which have substantially greater resources than the Company. These conventional lighting companies may introduce new and improved products, which may reduce or eliminate some of the competitive advantages of the Company's products. In commercial lighting, the Company also competes primarily with local and regional neon lighting manufacturers and craftspeople who in many cases are better established in their local markets than the Company.

     Direct competition from other fiber optic lighting products has continued to increase. Competitive products are offered in the pool market by ESSEF Company's American Products Division and Hayward Pool Products, two major manufacturers of pool equipment and supplies. In commercial lighting, fiber optic lighting products are offered by an increasing number of smaller companies, some of which compete aggressively on price. These competing products include a new line of light boxes recently introduced by a small U.S. manufacturer at very aggressive pricing. Certain of these competitors offer products with performance characteristics comparable to those of the Company's products. The Company is aware that several larger companies in the conventional lighting industry are developing fiber optic lighting systems that may compete in the near future with the Company's products. In Europe, both Philips and Schott, a glass fiber company, offer fiber optic lighting systems. Schott has recently formed an entity to enter the U.S. market. In Europe, Philips markets Fiberstars' BritePak(R) fiber tubing on an OEM basis, along with Philips' own illuminators and other products. Many companies compete with the Company in Asia, including Mitsubishi, Bridgestone and Toray. 3M recently entered the market in Japan. Mitsubishi sells Fiberstars BritePak fiber tubing in Japan, and licenses certain illuminator technology from Fiberstars for manufacture and sale in Japan. In the U.S., Rohm & Haas and Advanced Lighting Technologies have a joint venture, Unison, for the sale of fiber optic products.

     The Company cannot predict the impact of competition on its business. Increased competition could result in price reductions, reduced profit margins and loss of market share, which would adversely affect the Company's operating results. There can be no assurance that the Company will be able to continue to compete successfully against current and future competitors. However, the Company also believes that increased competition may be accompanied by an increase in the rate of market expansion, and that the Company is well positioned to participate in any such expansion.

Assembly, Testing and Quality Assurance

     The Company's illuminator manufacturing consists primarily of final assembly, testing and quality control. The Company uses independent contractors to manufacture some components and subassemblies, and has worked with a number of its vendors to design custom components to meet Fiberstars' specific needs. Inventories of domestically produced component parts are managed on a just-in-time basis when practicable. The Company's quality assurance program provides for testing of all sub-assemblies at key stages in the assembly process as well as testing of finished products.

     Mitsubishi is the sole supplier of the Company's fiber, under a supply agreement lasting until March 2001. The Company expects to maintain this relationship with Mitsubishi; Mitsubishi owns approximately 3.2% of the Company and distributes Fiberstars' products in Japan. The Company also relies on sole source suppliers for certain lamps, reflectors, remote control devices and power supplies. Although the Company cannot predict the effect that the loss of one or more of such suppliers would have on the Company, such loss could result in delays in the shipment of products and additional expenses associated with redesigning products, and could have a material adverse effect on the Company's operating results.

Research and Product Development

     The Company believes that growth in fiber optic lighting will be driven by improvements in technology to provide increased brightness at lower costs, and the Company is committing much of its R&D resources to those challenges. In 1998, the Company redesigned its high-end commercial illuminator, improving brightness by 33%. In the fall of 1998, the Company increased BritePak fiber tubing brightness by approximately 20%. Pool illuminator lamp life was increased from a few hundred hours to 6,000 hours by moving to HID technology. Despite its ongoing development efforts, there can be no assurance that the Company will be able to achieve future improvements in brightness and cost or that competitors will not develop lighting technologies that are brighter, less expensive or otherwise superior to those of the Company.

     At the end of 1998, the Company entered into a letter of intent with Unison, the lighting joint venture between ADLT and Rohm & Haas, which calls for the development of a low cost illuminator for Fiberstars. ADLT acquired about 18% of the Company's common stock in a private transaction during 1997 and in the first quarter of 1998 increased that position to approximately 29%. Additional purchases of the Company's common stock by ADLT require approval of Fiberstars' Board of Directors. Fiberstars and ADLT plan to work together to design next generation systems. The Company's goal is to improve the price/performance of fiber optic lighting systems to compete more directly with conventional lighting across a much broader spectrum of the general lighting market.

     The Company augments its internal research and development efforts by involving certain of its component suppliers, independent consultants and other third parties in the process of seeking improvements in the company's products and technology. The Company depends substantially on these parties to undertake research and development efforts necessary to achieve improvements that would not otherwise be possible given the multiple and diverse technologies that must be integrated in the Company's products and the Company's limited engineering, personnel and financial resources. These third parties have no material contractual commitments to participate in these efforts, and there can be no assurance that they will continue to do so.

Intellectual Property

     The Company believes that the success of its business depends primarily on its technical innovations, marketing abilities and responsiveness to customer requirements, rather than on patents, trade secrets, trademarks, copyrights and other intellectual property rights. Nevertheless, the Company has a policy of seeking to protect its intellectual property through patents, license agreements, trademark registrations, confidential disclosure agreements and trade secrets. There can be no assurance, however, that the Company's issued patents are valid or that any patents applied for will be issued. There can be no assurance that the Company's competitors or customers will not copy aspects of the Company's fiber optic lighting systems or obtain information that the Company regards as proprietary. There also can be no assurance that others will not independently develop products similar to those sold by the Company. The laws of some foreign countries in which the Company sells or may sell its products do not protect the Company's proprietary rights in its products to the same extent as do the laws of the United States.

     The Company is aware that a large number of patents and pending patent applications exist in the field of fiber optic technology. The Company also believes that certain of its competitors hold and have applied for patents related to fiber optic lighting. Although to date the Company has not been involved in litigation challenging its intellectual property rights, there can be no assurance that third parties will not assert claims that the Company's products infringe patents or other intellectual property rights or that, in case of a dispute, licenses to such technology will be available, if at all, on reasonable terms. In the event of litigation to determine the validity of any third-party claims, such litigation, whether or not determined in favor of the Company, could result in significant expense to the Company and divert the efforts of the Company's technical and management personnel from productive tasks. Also in the event of an adverse ruling in such litigation, the Company might be required to expend significant resources to develop non-infringing technology or to obtain licenses to the infringing technology, which licenses may not be available on acceptable terms. In the event of a successful claim against the Company and the Company's failure to develop or license a substitute technology, the Company's operating results could be adversely affected.

     Fiberstars  has  licensed  the  rights  to   manufacture   certain  of  its
illuminators to Mitsubishi for sale in Japan.

Employees

     As of December 31, 1998, Fiberstars employed 106 people full time, of whom 28 were involved in sales, marketing and customer service, 12 in research and product development, 48 in assembly and quality assurance, and 18 in finance and administration. From time to time the Company also employs part time personnel in various capacities, primarily assembly and clerical support. The Company has never had a work stoppage, no employees are subject to any collective bargaining agreement, and the Company considers its employee relations to be good.

     The Company's future success will depend to a large extent on the continued contributions of certain employees, many of whom would be difficult to replace. The future success of the Company also will depend on its ability to attract and retain qualified technical, sales, marketing and management personnel, for whom competition is intense. The loss of or failure to attract and retain any such persons could delay product development cycles, disrupt the Company's operations or otherwise have a material adverse effect on the Company's business.

Item 2.  Description of Property

     The Company's principal executive offices and manufacturing and assembly facilities are located in a 31,500 square foot facility in Fremont, California, under a lease agreement expiring in 1999. The Company leases a 9,500 square foot facility in Fremont, California, which it devotes to fiber processing, under a lease agreement which expires in 1999. The Company also subleases an approximately 5,200 square foot facility in Fremont, California under a sublease agreement that expires in 1999. In December 1998, the Company entered into a new seven year lease for a 60,000 square foot facility in Fremont, California. It plans to consolidate its Fremont operations in this new facility during third quarter 1999.

Item 3.  Legal Proceedings

     None.

Item 4.  Submission of Matters to a Vote of Security Holders

     There were no matters submitted to a vote of security holders during the quarter ended December 31, 1998.

                                     PART II

Item 5.  Market for Common Equity and Related Stockholder Matters

     The Company's Common Stock trades on the Nasdaq National Market tier of The Nasdaq Stock MarketSM under the symbol "FBST". The following table sets forth the high and low sale prices for the Company's Common Stock, as reported on the Nasdaq National Market for the periods indicated. These reported prices reflect interdealer prices without adjustments for retail markups, markdowns or commissions.


                                               High          Low
                                               ----          ---
             First quarter 1997                5 1/8         4 1/4
             Second quarter 1997               5 1/4         3 3/4
             Third quarter 1997                6 9/16        4 7/8
             Fourth quarter 1997               8 1/2         4 7/8
             First quarter 1998                6 9/16        5
             Second quarter 1998               6 3/16        4 1/4
             Third quarter 1998                5 1/8         3 15/16
             Fourth quarter 1998               4 1/2         3 3/8

     There were approximately 225 holders of record of the Company's Common Stock as of March 19, 1998, and the Company estimates that at that date there were approximately 800 additional beneficial owners.

     The Company has not declared or paid any cash dividends and does not anticipate paying cash dividends in the foreseeable future.

Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations


Item 6.         Management's Discussion and Analysis of Results
                     of Operations and Financial Condition

General

In August 1998, the Company purchased the net assets of Fiber Optics International, Inc. (FOI, a Seattle company, for $865,000 consisting of $315,000 in cash and 122,350 in shares of Fiberstars common stock. In November 1998, the Company acquired the net assets of Crescent Lighting Ltd. (Crescent) and Lichtberatung Mann (LBM), fiber optic lighting manufacturers and distributors in Europe. Fiberstars paid $2,875,000 in cash and 282,386 in shares of Fiberstars common stock, or an aggregate of $4,013,000. In December 1998 the Company sold the manufacturing and distribution rights of its phototherapy fiber optic products to Respironics, Inc. for a net gain of $801,000.

Results of Operations

     NET SALES
Net sales increased 27% to $22,682,000 in 1998. The increase was primarily a result of growth in the commercial lighting products. Pools lighting sales also grew for the year, after starting the year with a decrease due to adverse weather conditions and product problems with a new line. The acquisitions contributed to revenue growth in the 4th quarter.

Net sales in 1997 increased to $17,871,000, up 15% from 1996 sales of $15,576,000. The 1997 increase was due to growth in the commercial and pool fiber optic lighting markets.

International sales accounted for approximately 17% of net sales in 1998 as compared to 17% in 1997 and 15% in 1996.

     GROSS PROFIT
Gross profit increased to $8,546,000 in 1998, a 9% increase. The gross profit margin was 38% in 1998, a decline from the 44% gross margin achieved in 1997. The decrease in gross margin was primarily a result of higher cost of sales for some of the Company's pools products early in the year along with an increase in warranty costs associated with a lamp component. The Company has gained assurances from its lamp supplier that the lamp component involved in the warranty claims has been fixed and as a result expects gross margins to show some improvement in 1999.

The Company's gross margin percentage achieved in 1997 was 44% as compared to 42% achieved in 1996. The increase in 1997 was primarily due to lower fiber processing costs in connection with the Company's fiber processing facility, as well as higher than average margins from the Fiberstars Catalyst(TM) pool sanitation product line, which began shipping in 1997.

     OPERATING EXPENSES
Research and development expenses were $1,283,000 in 1998, a 10% increase over 1997. The increase is largely due to additional personnel and product development expenses associated with releasing new products in 1998 and preparing products to be released in 1999. Sales and marketing expenses were $5,381,000 in 1998 as compared to $4,393,000 in 1997, an increase of 22%. A portion of the increase was due to $333,400 in additional expenses from the acquired companies in 1998 for which there were no expenses in 1997. The balance of the increase is a result of additional personnel and marketing costs associated with supporting existing products as well as introduction costs for new products released during the year. General and administrative costs were $1,675,000 in 1998, an increase of 18% over 1997 costs. This increase was largely a result of writing down the value of $200,000 in assets which were deemed to have no future value, along with goodwill amortization from acquisitions of $63,000 which was part of general and administrative expense in 1998. Total operating expenses were 37% of sales in 1998 as compared to 39% in 1997 and 38% in 1996.

Research and development expenses increased by 21% to $1,165,000 in 1997. The increases consisted primarily of increased personnel and project expenses associated with increased product development activity. Selling and marketing expenses increased by 18% to $4,393,000 in 1997. Increases occurred in the pool division and included increases in advertising, sales literature and personnel related expenses. General and administrative expenses increased by 13% to $1,419,000 in 1997, primarily due to increases in personnel expenses, professional fees and other expenses, consistent with growth in the business during the year. Total operating expenses increased by $1,033,000 to $6,977,000 in 1997, an increase of 17%. As a percentage of sales, total operating expenses increased to 39% in 1997 from 38% in 1996, as operating expenses increased more rapidly than sales.

     OTHER INCOME AND EXPENSES
Other income and expense includes interest income and expense, income (loss) from the Company's joint venture as recognized under the equity method, and income from divestitures. Net interest income was $223,000 in 1998 compared to $246,000 in 1997. The decrease was due primarily to a use of cash in the 4th quarter to acquire two companies, along with a general decrease in interest rates in 1998. The loss from the Company's joint venture was $22,000 in 1998 versus a loss of $12,000 in 1997. This larger loss is mainly due to adverse exchange rate effects on business in Australia. As highlighted above, the divestiture income was a result of the Company selling its rights to the phototherapy fiber optic product to Respironics, Inc.

Net interest income in 1997 was $246,000 or the same as that achieved in 1996. The Company's investment in joint venture activities yielded a loss of $12,000 in 1997 compared to a profit of $8,000 in 1996.

     INCOME TAXES
The income tax rate in 1998 was 37% compared to 40% in 1997 and 40% in 1996. The lower rate was due to the recognition of certain tax benefits accumulated over prior years. There is no assurance that the income tax rate in future periods will be maintained at the level experienced in 1998.

     NET INCOME
As a result of the increase in sales in 1998, partially offset by lower gross margin and higher expenses, and aided by the one time net gain, net income for the year was $762,000 or 18% above net income achieved in 1997. The Company recorded net income of $644,000 in 1997, a gain of 26% over net income of $511,000 achieved in 1996.

Liquidity and Capital Resources

For the year ended December 31, 1998, cash and cash equivalents when combined with short-term investments were $1,290,000 as compared to $5,120,000 for the year ended December 31, 1997. Cash in the amount of $3,232,000 was used in the year to acquire three companies. Additional cash was utilized by operations in the 4th quarter to fund additions to accounts receivable for purchases of "early buy" products by customers in the pools market. Cash may decline further during the 1st quarter of 1999, but then increase in the 2nd quarter as the early buy season comes to an end.

In June 1998, the Company renewed its $1 million unsecured line of credit for working capital purposes and its $500,000 term loan commitment to finance equipment purchases. Both lines expired on June 28, 1998. As of December 31, 1998 the Company had no borrowings outstanding against either of these lines of credit

The Company also had a total borrowing of $527,700 against a credit facility held by its German subsidiary. This borrowing is largely held in order to finance the building of new offices owned by the Company in Basching, Germany.

The Company believes that existing cash balances, together with the Company's bank lines of credit and funds that may be generated from operations, will be sufficient to finance the Company's currently anticipated working capital requirements and capital expenditure requirements for at least the next twelve months.

Subsequent event

In March, 1999 the company increased its unsecured line of credit for working capital to $2 million.

Other Factors

        This Annual Report contains forward-looking statements. Such statements generally concern future operating results, capital expenditures, product development and enhancements, liquidity and strategy. Specific forward-looking statements in this report include, without limitation, our remarks concerning the evolution of the fiber optic lighting market, the future size of the fiber optic lighting market, our expectations concerning the fixture performance of our recently completed acquisitions, our expectations regarding future performance of certain lamp components of our products that have recently experienced problems, the rate of adoption of fiber optic lighting in Europe and in the United States, trends in the price and performance of fiber optic lighting products, the future performance of our lighting products, our relationship with ADLT and future technologies expected to result from our relationship with ADLT. We may not update these forward looking statements, and the occurrence of the events predicted in these statements is subject to a number of risks and uncertainties, including those discussed in this report. These risks and uncertainties could cause our actual results to differ materially from the results predicted in our forward looking statements. You are encouraged to consider all the information in this report, and in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission ("SEC"), along with our other periodic reports on file with the SEC, prior to investing in our stock.

        Basiness Risks and Uncertainties

        Our quarterly operating results can vary significantly depending upon a number of factors. It is difficult to predict the lighting market's acceptance of our products on a quarterly basis, and the level and timing of orders received can fluctuate substantially. Our sales volumes also fluctuate. Historically we have shipped a substantial portion of our quarterly sales in the last month of each of the second and fourth quarters of the year. Significant portions of our expenses are relatively fixed in advance based upon our forecasts of future sales. If sales fail below our expectations in any given quarter, we will not be able to make any significant adjustment in our operating expenses and our operating results will be adversely affected, In addition, our product development and marketing expenditures may vary significantly from quarter to quarter and are made well in advance of potential resulting revenue.

        Sales of our pool and spa lighting products, which currently are available only with newly constructed pools and spas, depend substantially upon the level of new construction. Sales of commercial lighting products also depend significantly upon the level of new building construction. Construction levels are affected by housing market trends, interest rates, and the weather. Because of the seasonality of construction, our sales of swimming pool and commercial lighting products, and thus our overall revenues and income, have tended to be significantly lower in the first quarter of each year. Various economic and other trends may alter these seasonal trends from year to year, and we cannot predict the extent to which these seasonal trends will continue. We believe our business has been favorably impacted by recent strength in the overall U.S. economy. If the U.S. economy softens, our operating results will probably suffer.

        In the fourth quarter of 1998, we introduced two major new products. Our Pool & Spa product called the Fiberstars Lifetime Illuminator(TM) is expected to outperform similar types of illuminators in the marketplace. The Model 601 illuminator for the Commercial Lighting market will replace and is expected to outperform and be less costly than our current brightest illuminator Model 501. We could have difficulties manufacturing these new products as a result of our inexperience with them. Also, it is difficult to predict whether the market will accept either of these new products. If either of these new products fails to meet expectations, our operating results will be adversely affected.

        Competition is increasing in a number of our markets. A number of companies offer directly competitive products, including fiber optic lighting products for downlighting, display case and water lighting, and neon and other lighted signs. Our competitors include some very large and well established companies such as [Philips, Schott, 3M, Bridgestone, Mitsubishi, Osram/Siemens and Rohm & Haas/Advanced Lighting Technologies]. All of these companies have substantially greater financial, technical and marketing resources than we do. We anticipate that any future growth in fiber optic lighting will be accompanied by continuing increases in competition, which could accelerate growth in the market for fiber optic lighting, but which could also adversely affect our operating results to the extent we do not compete effectively.

        We were awarded our ninth patent in the fourth quarter of 1998. However, we believe the success of our business depends primarily on our continued technical innovation, marketing abilities and responsiveness to customer requirements, rather than on patents, trade secrets, trademarks, copyrights and other intellectual property rights. Nevertheless, we have a policy of seeking to protect our intellectual property through, among other things, the prosecution of patents with respect to certain of our technologies. There are many issued patents and pending patent applications in the field of fiber optic technology, and certain of our competitors hold and have applied for patents related to fiber optic lighting. Although to date we have not been involved in litigation challenging our intellectual property rights or asserting intellectual property rights of others, we have in the past received communications from third parties asserting rights in our patents or that our technology infringes intellectual property rights held by such third parties. Based on information currently available to use we do not believe that any such claims involving our technology or patents are meritorious. However, we may be required to engage in litigation to protect our patent rights or to defend against the claims of others. In the event of litigation to determine the validity of any third party claims or claims by us against such third party, such litigation, whether or not determined in our favor, could result in significant expense.

        Our business is subject to additional risks that could materially and adversely affect our future business, including:

     o manufacturing risks, including the risks of shortages in materials or components necessary to our manufacturing and assembly operations, and the risks of increases in the prices of raw materials and components;

     o sales and distribution risks, such as risks of changes in product mix or distribution channels that result in lower margins;

     o   risks of the loss of a significant distributor or sales representative;

     o   risks of the loss of a significant customer or swimming pool builder;

     o risks of the effects of volume discounts that we grant from time to time to our larger customers, including reduced profit margins;

     o risks of product returns and exchanges; in this regard, as noted above, we have increased our warranty reserve in the fourth quarter of 1998 in response to evidence of defective lamps in certain of our products. We cannot assure you we will not experience similar component problems in the future that could also require increased warranty reserves and manufacturing costs.

     o   risks associated with product  development and  introduction  problems,
         such  as  increased   research,   development  and  marketing  expenses
         associated with new product introductions; and

     o risks associated with delays in the introduction of new products and technologies, including lost sales and loss of market share.


Year 2000 Compliance

Many currently installed computer systems and software products are not capable of distinguishing 20th century dates from 21st century dates. As a result, in less than one year, computers systems and/or software used by many companies in a very wide variety of applications will experience operating difficulties unless they are modified or upgraded to adequately process information involving,  related  to  or  dependent  upon  the  century  change.  Significant uncertainty exists in the software and information services industries concerning the scope and magnitude of problems associated with the century change. In light of the potentially broad effects of the year 2000 on a wide range of business systems, the Company's products and services may be affected.

The Company utilizes and is dependent upon data processing computer hardware and software to conduct its business, and in 1998 completed an upgrade of hardware and software at an approximate cost of $30,000. The Company has completed its assessment of its own computer systems and based upon this assessment, the Company believes its computer systems are "Year 2000 compliant;" that is, capable of adequately distinguishing 21st century dates from 20th century dates. However, there can be no assurance that the Company has timely identified or will timely identify and remediate all significant Year 2000 problems in its own computer systems, that remedial efforts subsequently made will not involve significant time and expense, or that such problems will not have a material adverse effect on the Company's business, operating results and financial condition. If unforeseen internal disruptions occur, the Company believes that its existing disaster recovery program, which includes the manual processing of certain key transactions, would significantly mitigate the impact.

The Company has made only limited efforts to determine the extent of and minimize the risk that the computer systems of the Company's suppliers or customers are not Year 2000 compliant, or will not become compliant on a timely basis. The Company expects that the process of making inquiries with these customers and suppliers will be ongoing through the end of 1999. If Year 2000 problems prevent any of the Company's suppliers from timely delivery of products or services required by the Company, the Company's operating results could be materially adversely affected. However, the Company currently estimates that its costs to address Year 2000 issues relating to its suppliers will not be material, and that these costs will be funded from its operating cash flows. The Company has identified and will continue to identify alternative suppliers in the event its preferred suppliers become incapable of timely delivering products or services required by the Company. The Company's suppliers are generally locally or regionally based, which tends to lessen the Company's exposure from the lack of readiness of any single supplier.

The Company may also face delays in receipt of payments from customers with unresolved Year 2000 problems, and such delays could materially adversely affect the Company's operating results. To the extent any such delays are significant or protracted, the Company's quarterly results would be adversely affected. The Company intends to continually reassess this risk as it receives communications about the status of its customers with regard to Year 2000 issues, and if necessary, adjust its account sales and policies accordingly.

Year 2000 costs relating to the Company's own computer systems including consulting fees and costs to remediate or replace hardware and software as well as non-incremental costs resulting from redeployment of internal resources are estimated to be immaterial. The Company is not able to accurately estimate potential costs associated with the Year 2000 issues of its customers and suppliers, and is in the process of verifying that these companies will be year 2000 compliant by the end of 1999. There can be no assurance that the estimated costs for remediating the Company's own systems as well as estimated costs associated with the potential non-compliance of its customers and suppliers are correct, and actual results could differ materially from these estimates. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer costs, and similar uncertainties.

Item 7.  Financial Statements

        The financial statements and related notes thereto required by this item are listed and set forth in a separate section of this report following the index to exhibits.

Item 8. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure


     Not applicable.

                                    PART III

Item 9.  Directors and Executive Officers of the Registrant

     The information required by this Item regarding directors and nominees is incorporated herein by reference to the information in the Company's definitive Proxy Statement for the 1998 Annual Meeting of Shareholders to be held on May 12, 1999 (the "Proxy Statement") under the caption "PROPOSAL NO. 1: ELECTION OF DIRECTORS."

     The executive officers of the Company who are not directors, and their ages as of December 31, 1998, are as follows:

        Name                   Age             Position
        ----                   ---             --------
        George K. Awai         43    Vice President, Research and Development
        Barry R. Greenwald     52    Senior Vice President and General
                                      Manager, Pool Division
        J. Arthur Hatley       49    Vice President and General Manager,
                                      Commercial Lighting
        J. Steven Keplinger    39    Senior Vice President, Operations
                                      and Retail
        Fredrick N. Martin     55    Chief Operating Officer
        Robert A. Connors      50    Vice President, Finance, Chief Financial
                                      Officer
- ----------
     Mr. Awai joined the Company in October 1986 as Vice President, Engineering. Prior to joining the Company, Mr. Awai served as Senior Fiber Optics Engineering Supervisor at Advanced Cardiovascular Systems, Inc., a subsidiary of Eli Lilly engaged in research and development of medical devices, from August 1985 to October 1986. From December 1983 to August 1985, Mr. Awai served as Quality Assurance Optics Manager at Kaptron, Inc., a fiber optics manufacturing company. Mr. Awai served as Senior Optical Engineering Technician at Siemens Optoelectronics from August 1982 to December 1983, as Fiber Optics Laboratory Supervisor at Cooper Medical Devices, Inc. from May 1981 to July 1982, and as Senior Fiber Optics Technician at Olympus Corporation from September 1979 to May 1981.

     Mr. Greenwald joined the Company in October 1989 as General Manager, Pool Division. He became Vice President in September 1993 and Senior Vice President in February 1997. Prior to joining the Company, Mr. Greenwald served as National Sales Manager at Aquamatic, a swimming pool accessory company, from August 1987 to October 1989. From May 1982 to August 1987, Mr. Greenwald served as National Sales Manager at Jandy Inc., a swimming pool equipment company.

     Mr. Hatley joined the Company in July 1995 as National Sales Manager, Commercial Lighting Division. He was promoted to General Manager in January 1996 and was named Vice President in December 1996. Prior to joining the Company, Mr. Hatley served in progressive sales management capacities for Reggiani and Capri Lighting companies. Mr. Hatley was previously a commercial lighting agency principal and also served at Graybar Electric, a national lighting and electrical products distributor.

     Mr. Keplinger joined the Company in August 1988 as Manager of Operations. He became Vice President in 1991 and Senior Vice President in February 1997. From June 1986 to August 1988, Mr. Keplinger was a sales representative at Leemah Electronics, an electronics manufacturing company. From February 1983 to June 1986, Mr. Keplinger was a sales manager with California Magnetics Corp, a custom transformer manufacturing company. Mr. Keplinger is also a director of Fiberstars Australasia Pty. Ltd.

     Mr. Martin joined the Company in March 1997 as Senior Vice President responsible for Engineering, R&D and Commercial Lighting sales and marketing and was promoted to Chief Operating Officer in 1998. From May 1994 to February 1997, Mr. Martin was general partner in a retail business. From 1989 to 1993, Mr. Martin was President and Chief Executive Officer of Progress Lighting. Prior to that, he served as Executive Vice President of sales & marketing for USI Lighting, a large lighting fixture and controls company, and as President of Prescolite, a lighting fixture company.

     Mr. Connors joined the Company in July 1998 as Vice President, Finance, Chief Financial Officer. From 1984 to 1998, Mr. Connors held a variety of positions for Micro Focus Group Plc, a software company, including Chief Financial Officer and Chief Operating Officer. Prior to that, he held senior finance positions with Eagle Computer and W. R. Grace.

Item 10.  Executive Compensation

     The information regarding executive compensation required by Item 10 is incorporated herein by reference to the information in the Proxy Statement under the caption "Executive Compensation."

Item 11.  Security Ownership of Certain Beneficial Owners and Management

     The information regarding security ownership of certain beneficial owners and management required by Item 11 is incorporated herein by reference to the information in the Proxy Statement under the caption "Security Ownership of Principal Shareholders and Management."

Item 12.  Certain Relationships and Related Transactions

     The information regarding certain relationships and related transactions required by Item 12 is incorporated herein by reference to the information in the Proxy Statement under the caption "Certain Transactions."

Item 13.  Exhibits and Reports on Form 8-K

     (a) Reference is made to the Index to Exhibits that begins on page 12 of this report.

     (b) Form 8-K filed on December 4, 1998, is included as Exhibit 10.27 and is included in the Index to Exhibits that begins on page 12 of this report.

                                INDEX TO EXHIBITS
                                  (Item 13(a))
Exhibit
Number                             Document
- ------                             --------
3.1     Amended  and  Restated  Articles  of  Incorporation  of  the  Registrant
        (incorporated   by  reference   to  Exhibit  3.3  in  the   Registrant's
        Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17, 1994).

3.2     Bylaws  of  Registrant,   including  all  amendments   (incorporated  by
        reference to Exhibit 3.2 in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994).

3.3 Amendment to Bylaws of Registrant, dated as of December 1, 1995 (incorporated by reference to Exhibit 3.3 in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995).

10.0 Form of warrant issued to the Underwriters in the Company's initial public offering (incorporated by reference to Exhibit 1.1 in the Registrant's Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17, 1994)

10.1+ Form of Indemnification Agreement for directors and officers of the Registrant (incorporated by reference to Exhibit 10.1 in the Registrant's Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17, 1994).

10.2+ 1988 Stock Option Plan, as amended, and forms of stock option agreement (incorporated by reference to Exhibit 10.2 in the Registrant's
        Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17, 1994).

10.3+ 1994 Stock Option Plan, as amended, and forms of stock option agreement (incorporated by reference to Exhibit 10.3 in the Registrant's
        Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17, 1994).

10.4+ 1994 Employee Stock Purchase Plan and form of subscription agreement (incorporated by reference to Exhibit 10.4 in the Registrant's
        Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17, 1994).

10.5+ 1994 Directors' Stock Option Plan and form of stock option agreement (incorporated by reference to Exhibit 10.5 in the Registrant's
        Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17, 1994).

10.6 Registration Rights Agreement dated as of June 27, 1990, between the Registrant and certain holders of the Registrant's capital stock, as amended by Amendment No. 1 dated as of February 6, 1991 and Amendment No. 2 dated as of April 30, 1994 (incorporated by reference to Exhibit
        10.10 in the Registrant's Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17,
        1994).

10.7 Amendment No. 3 to Registration Rights Agreement to include Warrant shares as Registerable Securities (incorporated by reference to Exhibit
        1.2 in the Registrant's Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17, 1994).

10.8+ Stock Purchase Agreement and related Promissory Note between David N. Ruckert and the Registrant dated as of December 9, 1987, as amended (incorporated by reference to Exhibit 10.14 in the Registrant's Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17, 1994).

10.9+ Common Stock Purchase Warrant dated as of June 27, 1988 issued by the Registrant to Philip Wolfson (incorporated by reference to Exhibit 10.15 in the Registrant's Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17, 1994).

10.10 Lease Agreement dated December 20, 1993 between the Registrant and Bayside Spinnaker Partners IV (incorporated by reference to Exhibit
        10.19 in the Registrant's Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17,
        1994).

10.11 Form of Agreement between the Registrant and independent sales representatives (incorporated by reference to Exhibit 10.20 in the Registrant's Registration Statement on Form SB-2 (Commission File No. 33-79116-LA) which became effective on August 17, 1994).

10.12+ Consulting Agreement dated August 25, 1994 between the Registrant and Philip Wolfson, M.D. (incorporated by reference to Exhibit 10.17 in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994).

10.13* Distribution Agreement dated March 21, 1995 between the Registrant and Mitsubishi International Corporation (incorporated by reference to
        Exhibit 10.18 in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994).

10.14* Three (3) Year Supply Agreement dated March 21, 1995 between the Registrant and Mitsubishi International Corporation (incorporated by reference to Exhibit 10.19 in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994).

10.15 Stock Purchase Agreement dated March 21, 1995 among the Registrant, Mitsubishi International Corporation and Mitsubishi Corporation (incorporated by reference to Exhibit 10.20 in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994).

10.16+ Consulting Agreement dated as of December 14, 1995, between Registrant and Michael D. Ernst (incorporated by reference to Exhibit 10.21 in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995).

10.17 Distribution Agreement dated as of February 21, 1996, between the Registrant and Fiberoptic Medical Products, Inc. (incorporated by reference to Exhibit 10.24 in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995).

10.21 Amendment to 1994 Stock Option Plan, effective as of December 6, 1996 (incorporated by reference to Exhibit 10.21 in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996).

10.22 Promissory Note dated as of October 7, 1996, issued in favor of the Registrant by Steve Keplinger (incorporated by reference to Exhibit
        10.22 in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996).

10.23 Promissory Note dated as of March 25, 1997, issued in favor of the Registrant by Barry Greenwald (incorporated by reference to Exhibit
        10.23 in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996).

10.24* Amended and Restated Three (3) Year Supply Agreement dated March 31, 1998 between the Registrant and Mitsubishi International Corporation (incorporated by reference in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997).

10.25 Rental Agreement dated February 1, 1998 between the Registrant and Signature Floors.

10.26 Promissory Note dated as of March 15, 1998, issued in favor of the Registrant by Barry Greenwald

10.27 Consulting Agreement dated November 1, 1997 between the Registrant and Barry A. Nelson.

10.29 Loan Agreement dated June 28, 1998, between the Registrant and Wells Fargo Bank.

10.30 Term Commitment Note of the Registrant dated as of June 28, 1998, to Wells Fargo Bank.

10.31 Revolving Line of Credit Note of the Registrant dated as of June 28, 1998, to Wells Fargo Bank

10.32 Asset Purchase Agreement by and among FibreOptics International, Inc., a Washington corporation, and the Registrant dated August 31, 1998.

10.33 Sale and Purchase Agreement dated as of November 19, 1998, by and among Fiberstars, Inc., Hillgate (4) Limited, Crescent Lighting Limited, Michael Beverly Morrison and Corinne Bertrand.

10.34 Purchase and Take-over Agreement between Frau Claudia Mann, acting for LBM Lichtleit-Fasertechnik, Claudia Mann and Fiberstars Deutschland GmbH and Bernhard Mann.

10.35* Asset Purchase Agreement dated as of December 30, 1998, between Respironics, Inc. and Fiberstars, Inc.

10.36 Lease Agreement dated November 23, 1998 between Registrant and Catellus Development Corporation.

10.37 Lease Agreement dated September 15, 1998 between Resistrant and Harsch Investment Corp.

10.38   Memorandum  of  Understanding   between  Registrant  and  Water  Quality
        Management, Inc. dated January 22, 1999.

10.39 Promissory Note dated June 19, 1998 between Registrant and Fredrick N. Martin

10.40 Promissory Note dated March 25, 1999 between Registrant and J. Steven Keplinger

23.1    Consent of Independent Accountants.

27.1    Financial Data Schedule

* Confidential treatment requested.
+ Management Compensatory Plan or Arrangement

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereto duly authorized, on the 31st day of March, 1999.


                                           FIBERSTARS, INC.



                                           By: /s/ DAVID N. RUCKERT
                                           ---------------------------------
                                           David N. Ruckert
                                           Chief Executive Officer
                                           (Principal Executive Officer)

     In accordance with the Securities Exchange Act of 1934, this Report has been signed by the following persons in the capacities and on the dates indicated.

       Signature                        Title                         Date
       ---------                        -----                         ----

/s/ DAVID N. RUCKERT            Chief Executive Officer and       March 31, 1999
- ----------------------------    Director (Principal
    David N. Ruckert            Executive Officer)


/s/ ROBERT A. CONNORS           Chief Financial Officer           March 31, 1999
- ----------------------------    (Principal Accounting Officer)
    Robert A. Connors


/s/ JOHN B. STUPPIN             Director                          March 31, 1999
- ----------------------------
    John B. Stuppin


/s/ THEODORE L. ELIOT, JR       Director                          March 31, 1999
- ----------------------------
    Theodore L. Eliot, Jr.


/s/ MICHAEL FEUER, PH.D.        Director                          March 31, 1999
- ----------------------------
    Michael Feuer, Ph.D.


/s/ B.J. GARET                  Director                          March 31, 1999
- ----------------------------
    B.J. Garet


/s/ WAYNE R. HELLMAN            Director                          March 31, 1999
- ----------------------------
    Wayne R. Hellman


/s/ PHILIP WOLFSON              Director                          March 31, 1999
- ----------------------------
    Philip Wolfson

                                FIBERSTARS, INC.

             CONSOLIDATED BALANCE SHEETS, December 31, 1998 and 1997
            (amounts in thousands except share and per share amounts)


                                   ASSETS                   1998        1997
                                                          --------    --------
Current assets:
  Cash and cash equivalents                               $  1,290    $    523
  Short-term investments                                                 4,597
  Accounts receivable, net of allowances for
  doubtful accounts of $370 in 1998 and $293 in 1997         5,210       2,525
  Notes and other receivables                                  771         161
  Inventories                                                4,179       3,068
  Prepaids and other current assets                            369         373
  Deferred income taxes                                        507         677
                                                          --------    --------
     Total current assets                                   12,326      11,924

Fixed assets, net                                            1,522       1,003
Investment in joint venture                                     18          40
Goodwill                                                     4,403
Other assets                                                   566         103
Deferred income taxes                                           89          54
                                                          --------    --------
     Total assets                                         $ 18,924    $ 13,124
                                                          ========    ========
                                  LIABILITIES
Current liabilities:
  Accounts payable                                        $  2,598    $  1,068
  Accrued liabilities                                        2,198       1,318
  Current portion of long-term debt                            107          13
                                                          --------    --------
     Total current liabilities                               4903       2,399

Long-term debt, less current portion                           667          17
                                                          --------    --------
     Total liabilities                                       5,570       2,416
                                                          --------    --------
Commitments and contingencies (Note 9)

                              SHAREHOLDERS' EQUITY

Preferred stock, par value $0.0001 per share:
  Authorized:2,000,000 shares in 1998 and 1997
  Issued and outstanding :no shares in 1998 and 1997

Common stock, par value $0.0001 per share:
  Authorized:30,000,000 shares in 1998 and 1997
  Issued and outstanding: 3,952,601 shares in
  1998 and 3,509,474 shares in 1997                            --          --
Additional paid-in capital                                  13,930      12,035
Notes receivable from shareholders                             (86)        (75)
Accumulated deficit                                           (490)     (1,252)
                                                          --------    --------
     Total shareholders' equity                             13,354      10,708
                                                          --------    --------
     Total liabilities and shareholders' equity           $ 18,924    $ 13,124
                                                          ========    ========

   The accompanying notes are an integral part of these financial statements.

                                FIBERSTARS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              for the years ended December 31, 1998, 1997 and 1996
            (amounts in thousands except share and per share amounts)


                                                   1998        1997       1996
                                                 -------     -------    -------

Net sales                                        $22,682     $17,871    $15,576

Cost of sales                                     14,136      10,047      9,032
                                                 -------     -------    -------

     Gross profit                                  8,546       7,824      6,544
                                                 -------     -------    -------
Operating expenses:
  Research and development                         1,283       1,165        962
  Sales and marketing                              5,381       4,393      3,728
  General and administrative                       1,675       1,419      1,254
                                                 -------     -------    -------

     Total operating expenses                      8,339       6,977      5,944
                                                 -------     -------    -------

Income from operations                               207         847        600

Other income (expense):
  Equity in joint ventures' income (loss)            (22)        (12)         8
  Divestiture                                        801
  Interest and other income                          224         248        252
  Interest expense                                    (1)         (2)        (6)
                                                 -------     -------    -------

Income before provision for income taxes           1,209       1,081        854

Provision for income taxes                          (447)       (437)      (343)
                                                 -------     -------    -------

     Net income                                  $   762     $   644    $   511
                                                 =======     =======    =======

Net income per share - basic                     $  0.21     $  0.19    $  0.15
                                                 =======     =======    =======

Shares used in per share calculation - basic       3,623       3,446      3,398
                                                 =======     =======    =======

Net income per share - diluted                   $  0.21     $  0.18    $  0.14
                                                 =======     =======    =======

Shares used in per share calculation - diluted     3,695       3,597      3,539
                                                 =======     =======    =======

   The accompanying notes are an integral part of these financial statements.

                                FIBERSTARS, INC.

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              for the years ended December 31, 1998, 1997 and 1996
                                 (in thousands)

                                                                              Notes
                                             Common Stock       Additional  Receivable
                                           -----------------     Paid-In      from       Accumulated
                                           Shares     Amount     Capital   Shareholders    Deficit    Total
                                           ------     ------     -------   ------------    -------    -----
Balances, January 1, 1996                   3,381     $   --    $ 11,848       $(75)      $(2,407)   $ 9,366
Exercise of common stock options                7                      9                                   9
Issuance of common stock under employee
stock purchase plan                             9                     32                                  32
Issuance of common stock pursuant to
exercise of warrants                           16                     14                                  14
Net Income                                                                                    511        511
                                            -----     ------    --------       ----       -------    -------

Balances, December 31, 1996                 3,413         --      11,903        (75)       (1,896)     9,932
Exercise of common stock options               88                     97                                  97
Issuance of common stock under employee
stock purchase plan                             9                     35                                  35
Net income                                                                                    644        644
                                            -----     ------    --------       ----       -------    -------

Balances, December 31, 1997                 3,510         --      12,035        (75)       (1,252)    10,708
Exercise of common stock options               46                    164                                 164
Issuance of common stock under employee
stock purchase plan                            10                     35                                  35
Issuance of common stock pursuant to
exercise of warrants                           12                     11        (11)                       0
Issuance of common stock for acquisitions     405                  1,685                               1,685
Net income                                                                                    762        762
                                            -----     ------    --------       ----       -------    -------

Balances, December 31, 1998                 3,983     $   --    $ 13,930       $(86)      $  (490)   $13,354
                                            =====     ======    ========       ====       =======    =======

   The accompanying notes are an integral part of these financial statements.

                                FIBERSTARS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1998, 1997 and 1996
                                 (in thousands)


                                                   1998       1997       1996
                                                 -------    -------    -------
Cash flows from operating activities:
 Net income                                      $   762    $   644    $   511
                                                 -------    -------    -------
Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization                      647        453        322
  Provision for doubtful accounts receivable          77         76         56
  Deferred income taxes                              135        407        343
  Equity in joint venture                             22         12         (8)
  Changes in assets and liabilities:
   Accounts receivable, trade                     (1,072)         2        (63)
   Inventories                                      (275)      (900)      (264)
   Prepaids and other current assets                  36       (192)        (5)
   Other assets                                     (463)        19        (53)
   Accounts payable                                  240        101       (131)
   Accrued liabilities                               671        196        145
                                                 -------    -------    -------
       Total adjustments                              18        174        342
                                                 -------    -------    -------
   Net cash provided by operating activities         780        818        853
                                                 -------    -------    -------
Cash flows from investing activities:
 Sale of short-term investments                    4,597
 Purchase of short-term investments                          (1,282)      (869)
 Acquisition of business, net of cash acquired    (3,232)
 Loans made under notes receivable                  (610)       (30)      (161)
 Acquisition of fixed assets                        (479)      (624)      (400)
 Sale of investment in joint venture                 298
                                                 -------    -------    -------
   Net cash provided by (used in)
    investing activities                             276     (1,936)    (1,132)
                                                 -------    -------    -------
Cash flows from financing activities:
 Proceeds from issuances of common stock             199        132         55
 Repayment of long-term debt                        (488)       (11)       (12)
                                                 -------    -------    -------
   Net cash provided by (used in) financing
    activities                                      (289)       121         43
                                                 -------    -------    -------
       Net increase (decrease) in cash and
        cash equivalents                             767       (997)      (236)


Cash and cash equivalents, beginning of year         523      1,520      1,756
                                                 -------    -------    -------

Cash and cash equivalents, end of year           $ 1,290    $   523    $ 1,520
                                                 =======    =======    =======
Supplemental Information:
 Interest paid                                   $     1    $     2    $     6
 Income taxes paid                               $    66    $    24    $    38

The Company purchased certain businesses during 1998. In conjunction with the acquisitions, liabilities were assumed as follows:

Fair value of assets acquired                    $ 7,649
Cash paid for capital stock                       (3,232)
Capital stock issued                              (1,685)
                                                 -------

Liabilities assumed                              $ 2,732
                                                 -------

   The accompanying notes are an integral part of these financial statements.

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   Nature of Operations:

     Fiberstars, Inc. (the Company) develops and assembles lighting products using fiber optic technology for commercial lighting and swimming pool and spa lighting applications. The Company markets its products for worldwide distribution primarily through independent sales representatives, distributors and swimming pool builders.


2.   Summary of Significant Accounting Policies:

     Basis of Consolidation:

     The consolidated financial statements include the accounts of Fiberstars, Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated.


     Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.


     Cash Equivalents:

     The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.


     Short-Term Investments:

     Short-term investments consist of debt securities with remaining maturity of more than three months when purchased. The Company has determined that all of its debt securities should be classified as available-for-sale. The difference between the cost basis and the market value of the Company's investments was not material at December 31, 1998 and 1997. The Company's investments at December 31, 1998 and 1997 primarily consist of corporate notes with maturities of one year or less. Short-term investments are held by one investment bank as of December 31, 1998.


     Inventories:

     Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



2.     Summary of Significant Accounting Policies, continued:


       Investments in Joint Ventures:


       The Company records its investments in joint ventures under the equity method of accounting.


       Fair Value of Financial Instruments:

       Carrying amounts of certain of the Company's financial instruments including cash and cash equivalents, short-term investments, accounts receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of long-term debt obligations also approximates fair value.


       Revenue Recognition:

       The Company recognizes sales upon shipment.


       Depreciation and Amortization:

       Fixed assets are stated at cost and depreciated by the straight-line method over the estimated useful lives of the related assets (two to five years). Leasehold improvements are amortized on a straight-line basis over their estimated useful lives or the lease term, whichever is less.


       Certain Risks and Concentrations:

       The Company invests its excess cash in deposits and high-grade short-term securities with two major banks.

       The  Company  sells  its  products   primarily  to  commercial   lighting
       distributors and residential pool distributors and pool installation contractors in North America, Europe and the Far East. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Although the Company maintains allowances for potential credit losses that it believes to be adequate, a payment default on a significant sale could materially and adversely affect its operating results and financial condition. At December 31, 1998, one customer accounted for 22% of accounts receivable and at December 31, 1997, one customer accounted for more than 17% accounts receivable.

       One customer accounted for 13%, 13% and 10% of net sales in 1998, 1997 and 1996, respectively.

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



2.     Summary of Significant Accounting Policies, continued:

       The Company currently buys all of its fiber, the main component of its products, from one supplier. Although there is a limited number of fiber suppliers, management believes that other suppliers could provide fiber on comparable terms. A change in suppliers, however, could cause delays in manufacturing and a possible loss of sales which would adversely affect operating results.


       Research and Development:

       Research and development costs are charged to operations as incurred.


       Income Taxes:

       The Company accounts for income taxes using the liability method under which deferred tax assets or liabilities are calculated at the balance sheet date using current tax laws and rates in effect.


       Earnings Per Share:

       The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share," ("SFAS 128") effective December 31, 1997. SFAS 128 requires the presentation of basic and diluted earnings per share (EPS). Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental shares upon exercise of stock options. All prior period earnings per share amounts have been restated to comply with SFAS 128.

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.     Summary of Significant Accounting Policies, continued:


       Earnings Per Share, continued:

       In  accordance   with  the  disclosure   requirements   of  SFAS  128,  a
       reconciliation of the numerator and denominator of basic and diluted EPS is provided as follows (in thousands, except per share amounts):

                                                       Year Ended December 31,
                                                    ----------------------------
                                                     1998       1997       1996
                                                    ------     ------     ------
            Numerator - Basic and Diluted EPS
              Net income                            $  762     $  644     $  511

            Denominator - Basic EPS
              Weighted average shares outstanding    3,623      3,446      3,398
                                                    ------     ------     ------
            Basic earnings per share                $ 0.21     $ 0.19     $ 0.15
                                                    ======     ======     ======
            Denominator - Diluted EPS
              Denominator - Basic EPS                3,623      3,446      3,398
              Effect of dilutive securities:
                Stock options and warrants              72        151        141
                                                    ------     ------     ------
                                                     3,695      3,597      3,539
                                                    ------     ------     ------

            Diluted earnings per share              $ 0.21     $ 0.18     $ 0.14
                                                    ======     ======     ======

       Options and warrants to purchase 584,626 shares, 371,705 shares and 421,095 shares of common stock were outstanding at December 31, 1998, 1997 and 1996, respectively, but were not included in the calculations of diluted EPS because their exercise prices were greater than the average fair market price of the common shares.


       Recent Pronouncements:

       In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, or SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard requires companies to capitalize qualifying software costs which are incurred during the application development stage and amortize them over the software's estimated useful life. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The Company is currently evaluating the impact of SOP 98-1 on its financial statements and related disclosures.

       In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, or SOP 98-5, "Reporting on the Costs of Start-Up Activities." This standard requires companies to expense the costs of start-up activities and organization

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



2.     Summary of Significant Accounting Policies, continued:


       Recent Pronouncements, continued:


       costs as incurred. In general, SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The Company believes the adoption of SOP 98-5 will not have a material impact on its results of operations.

       In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, or SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS 133 will be effective for fiscal years beginning after June 15, 1999. The Company does not currently hold derivative instruments or engage in hedging activities.

       In the first quarter of 1998, the Company adopted statement of financial accounting standards No. 130, ("SFAS 130"), "Reporting Comprehensive Income", which specifies the computation, presentation and disclosure requirements for comprehensive income. There was no impact on the Company's financial position, results of operation or cash flows as a result of adoption, and comprehensive and net income are the same.

       In 1998, the Company adopted statement of financial accounting standards No. 131 ("SFAS 131") "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 requires publicly held companies to report financial and other information about key revenue-producing segments of the entity for which such information is available and utilized by the Chief Operations decision maker. SFAS 131 also requires revenue geographic information and revenue with significant customers to be disclosed. The Company operates in one segment and will not be reporting product segment information but will report geographic and significant customer revenue.


3.     Inventories (in thousands):

                                                    December 31,
                                                --------------------
                                                 1998          1997
                                                ------        ------
            Raw materials                       $2,780        $2,020
            Finished goods                       1,399         1,048
                                                ------        ------
                                                $4,179        $3,068
                                                ======        ======

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.     Fixed Assets (in thousands):

                                                                December 31,
                                                             ------------------
                                                               1998       1997
                                                             -------    -------
          Equipment                                          $ 2,823    $ 2,197
          Furniture and fixtures                                 250        127
          Computer software                                      452        242
          Leasehold improvements                                 541        101
                                                             -------    -------
                                                               4,066      2,667
          Less accumulated depreciation and amortization      (2,544)    (1,664)
                                                             -------    -------
                                                             $ 1,522    $ 1,003
                                                             =======    =======

5.     Acquisitions:

       In August 1998, the Company completed the acquisition of the net assets of Fibre Optics International, Inc. (FOI) for $865,000 consisting of $315,000 in cash and 122,350 shares of Fiberstars stock. FOI is a manufacturer and marketer of fiber optic-lighted signs, based in Seattle, Washington.

       In November 1998, the Company acquired the net assets of Lichberatung Mann (LBM), fiber optic lighting manufacturers and distributor headquartered near Munich, Germany. Also in November 1998, the Company purchased the net assets of Crescent Lighting, Ltd. (Crescent), which is a fiber optic lighting manufacturer and distributor based in Newbury, England. The consideration given for both the European acquisitions was $2,875,000 in cash and 282,386 shares of Fiberstars stock, or an aggregate of $4,013,000.

       All three acquisitions were accounted for as purchases. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. In connection with the acquisitions, the Company recorded goodwill of $4,466,000 which is being amortized on a straight line basis over ten years.

       The following table presents the unaudited pro forma results assuming the Company had acquired FOI, LBM and Crescent at the beginning of fiscal years 1997 and 1998, respectively. Net income and diluted earnings per share amounts have been adjusted to include goodwill amortization of $447,000 for the twelve months ended December 31, 1997 and 1998. This information may not necessarily be indicative of the future combined results of the Company.

                                               Year Ended December 31,
                                               -----------------------
                                                  1998          1997
                                                -------       -------
            Revenues                            $28,240       $24,184
            Net income                              414           702
            Diluted earnings per share          $  0.10       $  0.18
            Basic earnings per share            $  0.10       $  0.18

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



6.     Joint Venture:

       Fiberoptic Medical Products, Inc.


       In February 1996, the Company entered into an agreement to sell its equity in Fiberoptic Medical Products, Inc. (FMP) for the net book value of approximately $300,000.


       Fiberstars Australasia Pty. Ltd:

       The Company participates in a joint venture with Fiberstars Australasia Pty. Ltd., to market lighting products using fiberoptic technology in Australia and New Zealand. The Company maintains a 46.5% interest in Fiberstars Australasia.

       The Company recorded sales to Fiberstars Australasia totaling $137,000, $259,000 and $234,000, for the years ended December 31, 1998, 1997 and 1996, respectively. Accounts receivable from Fiberstars Australasia Pty. Ltd. as of December 31, 1998 and 1997 were $130,887 and $67,752, respectively.

       The following represents condensed financial information (unaudited) of Fiberstars Australasia as of December 31, 1998 and 1997 and for the years then ended, and combined information of FMP and Fiberstars Australasia for the year ended December 31, 1996 (in thousands):

                                                December 31,
                                             ------------------
                                             1998         1997
                                             ----         ----
            Current assets                   $ 193       $ 208
            Property and other assets           64          37
                                             -----       -----
                                             $ 257       $ 245
                                             =====       =====

            Current liabilities              $ 227       $ 172
            Issued capital                     108         108
            Accumulated deficit                (78)        (35)
                                             -----       -----
                                             $ 257       $ 245
                                             =====       =====

                                                  December 31,
                                         ----------------------------
                                          1998        1997       1996
                                          ----        ----       ----
            Revenue                      $ 569       $ 589       $566
            Expenses                       620         626        545
                                         -----       -----       ----
            Net income (loss)            $ (51)      $ (37)      $ 21
                                         =====       =====       ====

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.     Accrued Liabilities (in thousands):

                                                      December 31,
                                                   -----------------
                                                    1998       1996
                                                    ----       ----
            Sales commissions and incentives       $1,003     $  735
            Accrued warranty expense                  325        218
            Accrued legal and accounting fees         372         99
            Other                                     498        266
                                                   ------     ------
                                                   $2,198     $1,318
                                                   ======     ======


8.     Lines of Credit:

       On June 28, 1998, the Company entered into the following borrowing arrangements with its bank:

       a) A $1,000,000 revolving line of credit expiring June 28, 1998, bearing interest at prime plus 0.125% (8.625% at December 31, 1997). Borrowings under this line are uncollateralized, and the Company must maintain zero balance for at least 30 consecutive days during each fiscal year.

       b) A $500,000 term loan commitment to finance equipment purchases, expiring June 28, 1999. Borrowings bear interest at prime plus 0.50% (9% at December 31, 1998). Under this note, the Company may finance up to 80% of the cost of the new equipment and 75% of the cost of used equipment. The note is collateralized by a security interest in all equipment financed with the proceeds. Interest only is payable monthly until June 28, 1999, after which the principal plus interest is repayable in 36 monthly installments. There were no amounts outstanding at December 31, 1998. The Company is required to maintain certain financial ratios on a quarterly basis, including specified levels of working capital and tangible net worth.

       c) A (pound) 250,000 bank overdraft agreement with Lloyds Bank Plc which is reviewed again in November 1999. There were no borrowings against this facility at December 31, 1999.

       d) A DM 1,150,000 bank borrowing facility in Germany with Sparkasse Newmarket Bank. There was DM 886,497 in borrowings against this facility as of December 31, 1998. DM 450,000 of this facility terminates in 2003 and DM 700,000 terminates in 2008.

9.     Commitments and Contingencies:

       The Company occupies manufacturing and office facilities under operating leases expiring in 1999 under which it is responsible for related maintenance, taxes and insurance. Minimum lease commitments under the leases are as follows (in thousands):

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                    Minimum lease commitments
                                                    -------------------------
             1999                                           $  581

             2000                                              701
                                                            ------
             Total minimum lease payments                   $1,282
                                                            ------

       Rent expense approximated $388,000, $322,000 and $318,000, for the years ended December 31, 1998, 1997 and 1996, respectively.

       The Company is engaged in certain legal and administrative proceedings incidental to its normal business activities. While it is not possible to determine the ultimate outcome of these actions at this time, management believes that any liabilities resulting from such proceedings, or claims which are pending or known to be threatened, will not have a material adverse effect on the Company's financial position or results of operations.


10.    Shareholders' Equity:

       Common Stock:

       The notes receivable from shareholders for common stock bear interest at a rate of 9% and are payable ten years from the date of issuance.

       Under the terms of certain agreements with the Company, the holders of approximately 1,489,000 shares of common stock have certain demand and piggyback registration rights. All registration expenses generally would be borne by the Company.

       Warrants:

       The Company has issued warrants to purchase shares of its common stock to certain directors and consultants of the Company. These warrants, which were granted at the fair market value of the common stock at the date of grant as determined by the Board of Directors, expire on varying dates through 1999.

       In connection with its public offering in August 1994, the Company issued to the underwriters, RvR Securities Corp. and Van Kasper & Company, warrants (the Underwriters' warrants) to purchase up to 100,000 shares of the Company's common stock at an exercise price equal to 120% of the initial offering price of $4.50 per share. The Underwriters' warrants are exercisable for a period of five years from the date of the public offering expiring on August 18, 1999.

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       Warrant activity comprised:

                                                 Warrants Outstanding
                                            -------------------------------
                                                       Exercise
                                            Shares      Price        Amount
                                            ------      -----        ------
                                                                  (in thousands)

       Balances, December 31, 1995          12,6666   $0.90-$5.40    $ 564
       Warrants exercised                   (15,625)     $0.90         (14)
                                            -------                  -----
       Balances, December 31, 1996 and 1997 111,041   $0.90-$5.40    $ 550
       Warrants exercised/cancelled         (11,041)     $0.90         (10)
                                            -------                  -----
       Balances, December 31, 1998          100,000      $5.40       $ 540
                                            =======                  =====

       At December 31, 1998, 100,000 outstanding warrants were exercisable. The Company has reserved 100,000 shares of common stock for issuance upon exercise of the common stock warrants.


       1988 Stock Option Plan:

       Upon adoption of the 1994 Stock Option Plan (see below), the Company's Board of Directors determined to make no further grants under the 1988 Stock Option Plan (the 1988 Plan). Upon cancellation or expiration of any options granted under the 1988 Plan, the related reserved shares of common stock will become available instead for options granted under the 1994 Stock Option Plan.


       1994 Stock Option Plan:

       At December 31, 1998, an aggregate of 1,350,000 shares of the Company's common stock are reserved for issuance under the 1994 Stock Option Plan to employees, officers, directors and consultants at prices not lower than the fair market value of the common stock of the Company on the date of grant. Options granted may be either incentive stock options or nonstatutory stock options. The plan administrator (the Board of Directors or a committee of the Board) determines the terms of options granted under the plan including the number of shares subject to the option, exercise price, term and exercisability.


       1994 Directors' Stock Option Plan:

       At December 31, 1998, a total of 200,000 shares of common stock has been reserved for issuance under the 1994 Directors' Stock Option Plan. The plan provides for the granting of nonstatutory stock options to nonemployee directors of the Company.

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



10.    Shareholders' Equity, continued:


       Activity Under the Stock Option Plans:


       Option activity under all plans comprised:

                                                     Options Outstanding
                                               ------------------------------
                                                          Weighted
                                      Options              Average
                                     Available            Exercise
                                        for      Number     Price
                                       Grant   of Shares  Per Share    Amount
                                       -----   ---------  ---------    ------
                                                                  (in thousands)

       Balances, December 31, 1995    200,842    544,203    $3.83      $2,137
         Additional shares reserved   500,000
         Granted                     (299,050)   299,050    $4.99       1,455
         Canceled                      49,892    (49,892)   $5.15        (216)
         Exercised                                (7,188)   $1.04          (9)
                                     --------  ---------               ------
       Balances, December 31, 1996    451,684    786,173    $4.10       3,367
         Granted                     (355,600)   355,600    $4.93       1,866
         Canceled                      22,724    (22,724)   $4.83        (114)
         Exercised                               (87,791)   $0.99         (97)
                                     --------  ---------               ------
       Balances, December 31, 1997    118,808  1,031,258                5,022
         Additional shares reserved   550,000
         Granted                     (282,500)   282,500    $4.49       1,088
         Canceled                      18,284    (18,284)   $4.74         (90)
         Exercised                               (45,790)   $3.54        (164)
                                     --------  ---------               ------
       Balances, December 31, 1998    404,592  1,249,684               $5,856
                                     ========  =========               ======

       At December 31, 1998, 1997 and 1996, options to purchase 623,169, 436,497 and 372,818 shares of common stock, respectively were exercisable at weighted average fair values of $4.78, $4.44 and $3.46, respectively.

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



10.    Shareholders' Equity, continued:


         Activity Under the Stock Option Plans:

                                OPTIONS                        OPTIONS CURRENTLY
                              OUTSTANDING                         EXERCISABLE
         -------------------------------------------------  ----------------------
                                      Weighted
                                       Average    Weighted                Weighted
                          Number      Remaining   Average                  Average
          Exercise       of Shares   Contractual  Exercise    Number      Exercise
           Prices       Outstanding     Life       Price    Exercisable     Price
           ------       -----------  -----------  --------  -----------   --------
                      (in thousands)  (in years)                        (in thousands)
         $0.90-$0.90        67          3.3         $0.90        67         $0.90
         $3.60-$4.63       377          5.3         $4.99       108         $4.43
         $4.75-$4.75       262          3.0         $4.75       111         $4.75
         $5.13-$5.88       484          3.1         $5.49       277         $5.51
         $6.25-$6.50        60          2.1         $6.49        60         $6.46


       1994 Employee Stock Purchase Plan:

       At December 31, 1998, a total of 50,000 shares of common stock has been reserved for issuance under the 1994 Employee Stock Purchase Plan. The plan permits eligible employees to purchase common stock through payroll deductions at a price equal to the lower of 85% of the fair market value of the Company's common stock at the beginning or ending of the offering period. Employees may end their participation at any time during the offering period, and participation ends automatically on termination of employment with the Company. At December 31, 1998, 39,382 shares had been issued under this plan.


       Stock-Based Compensation:

       The Company has adopted the disclosure only provision of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." The Company, however, continues to apply APB 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for options granted under the Stock Option Plans nor for shares issued under the Employee Stock Purchase Plan. Had compensation cost for these plans been determined based on the fair value of the options at the grant date for awards in 1998, 1997 and 1996 consistent with the provisions of SFAS 123, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share amounts):

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



10.    Shareholders' Equity, continued:

                                                              December 31,
                                                      -------------------------
                                                       1998      1997      1996
                                                       ----      ----      ----
          Net income - as reported                    $ 762     $ 644     $ 511
                                                      =====     =====     =====
          Net income - pro forma                      $ 538     $ 480     $ 422
                                                      =====     =====     =====
          Basic earnings per share - as reported      $0.21     $0.19     $0.15
                                                      =====     =====     =====
          Basic earnings per share - pro forma        $0.15     $0.14     $0.12
                                                      =====     =====     =====
          Diluted earnings per share - as reported    $0.21     $0.18     $0.14
                                                      =====     =====     =====
          Diluted earnings per share - pro forma      $0.15     $0.13     $0.12
                                                      =====     =====     =====

       As the provisions of SFAS 123 are only applied to stock options granted after January 1, 1995 in the above pro forma amounts, the impact of the pro forma stock compensation cost will likely continue to increase, as the vesting period for the Company's options and the period over which compensation is charged to expense is generally four years.

       The fair value of each option grant is estimated on the date of grant using a type of Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1998, 1997 and 1996:

                                            1998          1997          1996
                                            ----          ----          ----
          Fair value of options issued      $1.72         $2.38         $1.39
          Exercise price                    $3.80         $5.20         $4.80
          Expected life of option         3.88 years    3.91 years    3.89 years
          Risk-free interest rate           4.82%         6.00%         6.11%
          Expected volatility                 50%           50%           23%


11.      Income Taxes

       The components of the provision for income taxes are as follows (in thousands):

                                                Years Ended December 31,
                                            --------------------------------
                                             1998          1997         1996
                                             ----          ----         ----
            Current:
              Federal                       $(265)        $ (20)        $ (23)
              State                           (47)          (10)           (1)
                                            -----         -----         -----
                                             (312)          (30)          (24)
                                            -----         -----         -----
            Deferred:
              Federal                        (115)         (386)         (303)
              State                           (20)          (21)          (16)
                                            -----         -----         -----
                                             (135)         (407)         (319)
                                            -----         -----         -----
            Provision for income taxes      $(447)        $(437)        $(343)
                                            =====         =====         =====

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11.    Income Taxes, continued:


       The principal items accounting for the difference between income taxes computed at the United States statutory rate and the provision for income taxes reflected in the statements of operations are as follows:

                                                      Years Ended December 31,
                                                     -------------------------
                                                      1998      1997      1996
                                                      ----      ----      ----
          United States statutory rate               (34.0)%   (34.0)%   (34.0)%
          State taxes (net of federal tax benefit)    (5.5)     (3.9)     (5.5)
          Other                                       (2.5)     (2.5)     (0.6)
                                                     -----     -----     -----
                                                     (37.0)%   (40.4)%   (40.1)%
                                                     =====     =====     =====

       The tax effects of temporary differences that give rise to significant portions of the deferred tax asset are as follows (in thousands):

                                                   Years Ended December 31,
                                                   ------------------------
                                                     1998             1997
                                                     ----             ----
          Allowance for doubtful accounts           $ 126             $ 117
          Accrued expenses and other reserves         606               352
          Depreciation and amortization                60               (31)
          General business credits                                      215
          Net operating loss carryforwards                               95
          Installment sales                          (213)
          Other                                        17               (17)
                                                    -----             -----
          Total deferred tax asset                  $ 596             $ 731
                                                    =====             =====

       The deferred tax is not reduced by a valuation allowance as management believes it will fully realize the benefit from its deferred tax assets. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

                                FIBERSTARS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.    Segments and Geographic Sales:

       The Company has adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information", effective for fiscal years beginning after December 31, 1997. SFAS 131 supersedes Statement of Financial Accounting Standards No. 14 ("SFAS 14"), "Financial Reporting for Segments of a Business Enterprise". SFAS 131 changes current practice under SFAS 14 by establishing a new framework on which to base segment reporting and also requires interim reporting of segment information.

       The Company operates in a single industry segment that manufactures, markets and sells fiber optic lighting products. The Company markets its products for worldwide distribution primarily through independent sales representatives, distributors and swimming pool builders in North America, Europe and the Far East.

       A summary of geographic sales is as follows (in thousands):

                                            Year Ended December 31,
                                       ---------------------------------
                                         1998         1997        1996
                                         ----         ----        ----
            U.S. Domestic              $18,912      $14,736      $13,294
            European subsidiaries          768            0            0
            Export                        3002        3,135        2,282
                                       -------      -------      -------
                                       $22,682      $17,871      $15,576
                                       =======      =======      =======


13.    Employee Retirement Plan:

       The Company maintains a 401(k) profit sharing plan for its employees who meet certain qualifications. The Plan allows eligible employees to defer up to 15% of their earnings, not to exceed the statutory amount per year on a pretax basis through contributions to the Plan. The Plan provides for employer contributions at the discretion of the Board of Directors; however, no such contributions were made in 1998, 1997 and 1996.


14.    Related Party Transactions:

       During 1998 and 1997, the Company advanced a total of $30,000 in each year to certain officers by way of promissory notes. The notes are collateralized by certain issued or potentially issuable shares of the Company's common stock. The notes bear interest at rates ranging from 6% to 8% per annum and are repayable at various dates through April, 1999. At December 31, 1998 and 1997, $196,000 and $161,000 were outstanding and included with notes receivable.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Fiberstars, Inc.
Fremont, California

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Fiberstars, Inc. and its subsidiaries (the Company) at December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




San Jose, California
February 4, 1999

                                   APPENDIX D


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   Form 10-QSB

(Mark one)

[X] Quarterly report pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

     For the quarterly period ended   September 30,  1999

[ ] Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     For the transition period from . . . . . . . . . to . . . . . . .  . . . .

         Commission file number            0-24564

                               ------------------
                                FIBERSTARS, INC.
             (Exact name of registrant as specified in its charter)
                               ------------------

California                                  94-3021850
- -------------------------------------       ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                  44259 Nobel Drive, Fremont, CA            94538
            (Address of principal executive offices)      (Zip Code)

      (Registrant's telephone number, including area code): (510) 490-0719

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                  Yes X No ____

Number of shares of Common Stock outstanding as of September 30, 1999: 3,987,261

                         Index to Exhibits is at page 15

                                FIBERSTARS, INC.

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
                         Part I - FINANCIAL INFORMATION

Item 1         Financial Statements:

               a.   Consolidated Balance Sheets
                    September 30, 1999 and December 31, 1998....................................3

               b.   Consolidated Statements of Operations
                    Three and nine months ended September 30, 1999 and 1998.....................4

               c.   Consolidated Statements of Comprehensive Operation
                    Three and nine months ended September 30, 1999 and 1998.....................5

               d.   Consolidated Statements of Cash Flows
                    Nine months ended September 30, 1999 and 1998...............................6

               e.   Notes to Financial Statements.............................................7-8

Item 2         Management's Discussion and Analysis of Financial
               Condition and Results of Operations...........................................9-13


                           Part II - OTHER INFORMATION

Item 6         Exhibits and Reports on Form 8-K................................................14

               Signatures......................................................................14


                                    EXHIBITS

               Index to Exhibits...............................................................15

                          PART I. FINANCIAL INFORMATION

Item 1. Financial Statements


                                FIBERSTARS, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (amounts in thousands)


                                                     September 30,  December 31,
                                                         1999            1998
                                                       --------        --------
                                                     (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                          $  3,096        $  1,290
    Accounts receivable trade, net                        5,046           5,210
    Notes and other accounts receivables                    201             771
    Inventories, net                                      4,017           4,179
    Prepaids and other current assets                       458             369
    Deferred income taxes                                   163             507
                                                       --------        --------
         Total current assets                            12,981          12,326

Fixed assets, net                                         2,175           1,522
Goodwill, net                                             3,983           4,403
Investment in joint venture                                   2              18
Other assets                                                173             566
Deferred income taxes                                        89              89
                                                       --------        --------
         Total assets                                  $ 19,403        $ 18,924
                                                       ========        ========


LIABILITIES
Current Liabilities:
    Accounts payable                                   $  2,352        $  2,598
    Accrued expenses                                      2,084           2,198
    Current portion of long-term debt                         8             107
                                                       --------        --------
         Total current liabilities                        4,444           4,903
Long-term debt, less current portion                        708             667
                                                       --------        --------
         Total liabilities                                5,152           5,570
                                                       --------        --------


SHAREHOLDERS' EQUITY
Common stock                                                  0               0
Additional paid-in capital                               13,946          13,930
Note receivable from shareholder                            (75)            (86)
Cumulative translation adjustments                          (46)              0
Retained earnings (accumulated deficit)                     426            (490)
                                                       --------        --------
         Total shareholders' equity                      14,251          13,354
                                                       --------        --------
         Total liabilities and shareholders' equity    $ 19,403        $ 18,924
                                                       ========        ========


                     The accompanying notes are an integral
                       part of these financial statements

                                                              FIBERSTARS, INC.
                                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                              (amounts in thousands except per share amounts)
                                                                (Unaudited)

                                                                           Three Months Ended                 Nine Months Ended
                                                                               September 30,                    September 30,
                                                                        -------------------------         --------------------------
                                                                          1999             1998             1999              1998
                                                                        --------         --------         --------         --------
Net sales                                                               $  8,056         $  5,477         $ 24,083         $ 16,298
Cost of sales                                                              4,657            3,386           13,969           10,188
                                                                        --------         --------         --------         --------
           Gross profit                                                    3,399            2,091           10,114            6,110
                                                                        --------         --------         --------         --------

Operating expenses:
      Research and development                                               368              301            1,021              952
      Sales and marketing                                                  1,874            1,192            5,833            3,812
      General and administrative                                             666              372            1,818            1,151
                                                                        --------         --------         --------         --------
           Total operating expenses                                        2,908            1,865            8,672            5,915
                                                                        --------         --------         --------         --------
                Income from operations                                       491              226            1,442              195

Other income:
      Equity in joint venture's loss                                           0                0              (15)             (20)
      Interest income, net                                                     8               69               13              177
                                                                        --------         --------         --------         --------
           Income before income taxes                                        499              295            1,440              352
Provision for income taxes                                                  (180)            (106)            (524)            (134)
                                                                        --------         --------         --------         --------
           Net income                                                   $    319         $    189         $    916         $    218
                                                                        ========         ========         ========         ========

Net income per share - basic                                            $   0.08         $   0.05         $   0.23         $   0.06
                                                                        ========         ========         ========         ========
Shares used in per share calculation - basic                               3,987            3,601            3,984            3,557
                                                                        ========         ========         ========         ========

Net income per share - diluted                                          $   0.08         $   0.05         $   0.23         $   0.06
                                                                        ========         ========         ========         ========
Shares used in per share calculation - diluted                             4,112            3,653            4,064            3,643
                                                                        ========         ========         ========         ========

                                               The accompanying notes are an integral
                                                 part of these financial statements

                                                           FIBERSTARS, INC.
                                          CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATION
                                           (amounts in thousands except per share amounts)
                                                             (unaudited)



                                                        Three Months Ended September 30,           Nine Months Ended September 30,
                                                             1999                 1998                 1999                 1998
                                                          ------------         -----------          ------------         -----------

Net income                                              $         319        $        189         $         916       $         218

Other comprehensive income (loss), net of tax:
      Foreign currency translation adjustments                     12                   0                   (46)                  0
                                                        --------------       -------------        --------------      --------------
           Comprehensive income                         $         331        $        189         $         870       $         218
                                                        ==============       =============        ==============      ==============


                                               The accompanying notes are an integral
                                                 part of these financial statements

                                                      FIBERSTARS INC.
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                   (amounts in thousands)
                                                        (unaudited)
                                                                                                            Nine Months Ended
                                                                                                               September 30,
                                                                                                        ----------------------------
                                                                                                          1999               1998
                                                                                                        -------             -------
Cash flows from operating activities:
      Net income                                                                                        $   916             $   218
                                                                                                        -------             -------
      Adjustments to reconcile net income to net cash provided by operating activities:
                Depreciation and amortization                                                               622                 411
                Provision for doubtful accounts receivable                                                   56                  72
                Deferred income taxes                                                                       344                 134
                Equity in joint ventures' loss                                                               15                  20
                Changes in assets & liabilities:
                        Accounts receivable                                                                 108                (207)
                        Notes and other receivable                                                          (50)                  0
                        Inventories                                                                         162                (232)
                        Prepaid expenses and other current assets                                           (89)                (17)
                        Other assets                                                                        393                (100)
                        Accounts payable                                                                   (246)                (98)
                        Accrued expenses                                                                   (113)                522
                                                                                                        -------             -------
                                Total adjustments                                                         1,202                 505
                                                                                                        -------             -------
                Net cash provided by operating activities                                                 2,118                 723
                                                                                                        -------             -------


Cash flows from investing activities:
      Sale of short-term investments                                                                          0                 517
      Repayment of loans made to officers                                                                     0                  44
      Loans made to officers                                                                                  0                 (30)
      Acquisition of business, net of cash acquired                                                           0                (260)
      Repayment of loans made under notes receivable                                                        620                   0
      Acquisition of fixed assets                                                                          (954)               (310)
                                                                                                        -------             -------
                Net cash used in investing activities                                                      (334)                (39)
                                                                                                        -------             -------

Cash flows from financing activities:
      Cash proceeds from sale of common stock                                                                27                 182
      Repayment of long term debt                                                                           (57)                (13)
                                                                                                        -------             -------
                Net cash provided by (used in) financing activities                                         (30)                169
                                                                                                        -------             -------

Effect of exchange rate changes on cash                                                                      52                   0
                                                                                                        -------             -------
Net increase in cash and cash equivalents                                                                 1,806                 853
Cash and cash equivalents, beginning of period                                                            1,290                 523
                                                                                                        -------             -------
Cash and cash equivalents, end of period                                                                $ 3,096             $ 1,376
                                                                                                        =======             =======

Non-cash investing activities:
      Common stock issued in connection with acquisitions                                               $     0             $   550
                                                                                                        =======             =======

                                               The accompanying notes are an integral
                                                 part of these financial statements

1.  Summary of Significant Accounting Policies

Interim Financial Statements (unaudited)

Although unaudited, the interim financial statements in this report reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary for a fair statement of financial position, results of operations and cash flows for the interim periods covered and of the financial condition of the Company at the interim balance sheet dates. The results of operations for the interim periods presented are not necessarily indicative of the results expected for the entire year.

The year-end balance sheet information was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 1998, contained in the Company's 1998 Annual Report to Shareholders.

Earnings Per Share

The Company presents its earnings per share (EPS) in accordance with SFAS 128 which requires the presentation of basic and diluted EPS. Basic EPS is computed by dividing income available to shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental shares upon exercise of stock options and warrants.

In accordance with the disclosure  requirements of SFAS 128, a reconciliation of the  numerator and  denominator  of basic and diluted EPS is provided as follows
(in thousands, except per share amounts):
                                                Three months              Nine months
                                              ended September 30,     ended September 30,
                                              -------------------     -------------------
                                                1999     1998          1999      1998
                                               ------   ------         ------   ------
Numerator - Basic and diluted EPS
     Net income                                $  319   $  189         $  916   $  218
Denominator - Basic EPS
     Weighted average shares outstanding        3,987    3,601          3,984    3,557
                                               ------   ------         ------   ------
Basic earnings per share                       $ 0.08   $ 0.05         $ 0.23   $ 0.06
                                               ======   ======         ======   ======

Denominator - Diluted EPS
     Denominator - Basic EPS                    3,987    3,601          3,984    3,557
     Effect of dilutive securities:
         Stock options                            125       52             80       86
                                               ------   ------         ------   ------
                                                4,112    3,653          4,064    3,643
                                               ------   ------         ------   ------
Diluted earnings per share                     $ 0.08   $ 0.05         $ 0.23   $ 0.06
                                               ======   ======         ======   ======

Options and warrants to purchase 1,053,802 shares of common stock were outstanding at September 30, 1999, but were not included in the calculation of diluted EPS because their inclusion would have been antidilutive. At September 30, 1998, options and warrants to purchase 603,725 were outstanding, but were not included in the calculation of diluted EPS because their inclusion would have been antidilutive.

2. Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following (in thousands):

                                               September 30,      December 31,
                                                   1999               1998
                                                  ------             ------
                                                (unaudited)
Raw materials                                     $2,790             $2,780
Finished Goods                                     1,227              1,399
                                                  ------             ------
                                                  $4,017             $4,179
                                                  ======             ======

3. Comprehensive Income

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," effective January 1, 1998. This statement requires the disclosure of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is defined as net income plus net sales, expenses, gains and losses that, under generally accepted accounting principles, are excluded from net income. A separate statement of comprehensive income has been presented with this report.

4. Significant Equity Transactions

There were no significant equity transactions during the quarter.

5. Segments and Geographic Sales

The Company operates in a single industry segment that manufactures, markets and sells fiber optic lighting products. The Company markets its products for worldwide distribution primarily through independent sales representatives, distributors and swimming pool builders in North America, Europe and the Far East.

A summary of geographic sales is as follows (in thousands):

                                                 Nine months ended September 30,
                                                 -------------------------------
                                                    1999              1998
                                                   -------           -------
                                                 (unaudited)       (unaudited)

U.S. Domestic                                      $16,817           $14,025
Foreign                                              7,266             2,273
                                                   -------           -------
                                                   $24,083           $16,298
                                                   =======           =======

Item 2. Management's Discussion and Analysis of Results of Operations and Financial Condition

The following discussion should be read in conjunction with the attached financial statements and notes thereto.

RESULTS OF OPERATIONS

Net sales increased 47% to $8,056,000 for the quarter ending September 30, 1999 as compared to the net sales for the same period in 1998. The increase was a result of growth in the commercial lighting and pools product sales. Net sales from companies acquired in 1998 also contributed to net sales growth in the 3rd quarter. For the nine months ending September 30, 1999 net sales were $24,083,000, a 48% increase over the prior year. Net sales year-to-date grew in both pools and commercial lighting and was augmented by contributions from companies acquired in 1998.

Gross profit increased to $3,399,000 in the 3rd quarter of 1999, a 63% increase over the same period in the prior year. The gross profit margin was 42% for the quarter, an increase from the 38% gross margin achieved in the 3rd quarter of 1998. The increase in gross margin was primarily a result of lower warranty and freight costs in 1999 versus 1998. Gross profit year-to-date was $10,114,000, 66% above the gross profit for the same period in the prior year. The gross profit margin year-to-date was 42% compared to 37% in the prior year. The improvement was a result of lower costs for components along with lower warranty expenses.

Research and development expenses were $368,000 in the 3rd quarter of 1999, a 6% decrease over the 3rd quarter of 1998 due to lower travel and project costs. Research and development expenses were 5% of sales in the 3rd quarter 1999 versus 5% in 1998. Year-to-date, research and development expenses were $1,021,000 compared to $952,000 in the prior year. As a percentage of net sales, research and development were 4% year-to-date versus 6% in the prior year largely as a result of expenses remaining constant while net sales increased.

Sales and marketing expenses were $1,874,000 in the 3rd quarter of 1999 as compared to $1,192,000 in 1998, an increase of 57%. The increase was primarily due to $477,000 in additional expenses for the 3rd quarter of 1999 from the companies acquired in 1998 for which there were no expenses in the 3rd quarter of 1998. Sales and marketing expenses were 23% of sales in the 3rd quarter of 1999 compared to 22% in 1998. Year-to-date, sales and marketing expenses were $5,833,000 compared to $3,812,000, a 53% increase. The increase was largely a result of $1,334,000 in additional expenses from companies acquired in 1998 for which there were no expenses in the nine months of 1998. Sales and marketing expenses were 24% of net sales year-to-date in 1999 versus 23% for the same period in the prior year.

General and administrative costs were $666,000 in the 3rd quarter 1999, an increase of 79% over 1998 costs. This increase was largely a result of additional general and administrative costs in the third quarter of 1999 from companies acquired in 1998 for which there were no expenses in the 3rd quarter of 1998, as well as moving costs associated with moving the main Fremont office to a new location. General and administrative costs were 8% of net sales in the quarter ending September 30, 1999 versus 7% for the same quarter in 1998. Year-to-date, general and administrative expenses were $1,818,000 in 1999 compared to $1,151,000 for the same period in the prior year. Increases were largely due to additional costs from companies acquired at the end of 1998. General and administrative costs were 8% of net sales year-to-date in 1999 versus 7% for the same period in the prior year.

Total operating expenses were 36% of net sales in the 3rd quarter of 1999 compared to 34% for the same period in the prior year. Year-to-date, total operating expenses were 36% of net sales in 1999, the same as achieved for the equivalent period in 1998.

Other income and expense includes income from joint ventures and interest income and expense. Net interest income was $8,000 in the 3rd quarter of 1999 compared to $69,000 in 1998. The decrease was due primarily to a use of cash in 1998 to acquire three companies, along with a general decrease in interest rates since the 3rd quarter of 1998. Year-to-date, the Company incurred losses from its joint venture with its Australian distributor of $15,000 in 1999 compared to a loss of $20,000 for the same period in 1998. The Company is working with its Australian distributor to eliminate these losses in future periods. Net interest income year-to-date was $13,000 in 1999 versus $177,000 for the same period in 1998, largely as a result of a decrease in the cash position from 1998 to 1999 due to the usage of cash for acquisitions.

The income tax rate in the 3rd quarter 1999 was 36%, the same rate recorded in 1998. The tax rate is lower than historical rates due to the recognition of certain tax benefits accumulated over prior years. Year-to-date, the income tax rate was 36%.

As a result of the increase in sales in the 3rd quarter of 1999 over the same quarter in 1998 and the improvement in gross margin, the Company's net income increased to $319,000 in the 3rd quarter of 1999 as compared to net income of $189,000 for the same period in 1998. Year-to-date, net income was $916,000 compared to $218,000 for the same period in the prior year.

LIQUIDITY AND CAPITAL RESOURCES

For the period ended September 30, 1999, cash and cash equivalents when combined with short-term investments were $3,096,000 as compared to $1,290,000 for the year ended December 31, 1998.

During the first nine months of 1999, net income contributed $916,000 to cash compared to a $218,000 contribution from net income for the same period in 1998. After adjusting for depreciation and amortization and deferred income taxes, along with a small contribution from working capital, there was $2,118,000 in cash contributed from operating activities in the nine month period as compared to a total contribution from operating activities of $723,000 for the same period in 1998. Cash utilized in 1999 to acquire fixed assets was partially offset by cash received against loans outstanding for a divestiture made in fiscal 1998, resulting in a net cash used of $334,000 for investing activities. This compares to a use of $39,000 for investing activities in 1998. A significant portion of the fixed assets acquired in 1999 were associated with adding tenant improvements to the new Fremont office building which the company moved into during the 3rd quarter. There was a net use of $30,000 in cash in 1999 for financing activities, primarily for paying down long term debt of subsidiaries. This compares to a net provision of cash of $169,000 for the first nine months of 1998. As a result of the cash provided from operating activities and investing activities combined with exchange rate effects, there was a net provision of cash in the first nine months of 1999 of $1,806,000 which resulted in an ending cash balance of $3,096,000. This compares to a net provision of $853,000 in cash for the same period in 1998, resulting in an ending cash balance of $1,376,000 for that period. It is expected that the cash balances will decrease during the 4th quarter of 1999 as a result of the seasonal inventory purchases associated with distributor sales in the Pool market.

The Company has a $2.5 million unsecured line of credit for working capital purposes and a term loan commitment of $500,000 for equipment purchases. These are renewed on an annual basis, with the most recent renewal in August 1999, subsequent renewals will also be in August. As of September 30, 1999 the Company had no borrowings outstanding against either of these lines of credit.

The Company also had a total borrowing of $708,000 against a credit facility held by its German subsidiary. This borrowing is largely held in order to finance the building of new offices owned by the Company in Berching, Germany.

The Company believes that existing cash balances, together with the Company's bank lines of credit and funds that may be generated from operations, will be sufficient to finance the Company's currently anticipated working capital requirements and capital expenditure requirements for at least the next twelve months.

OTHER FACTORS

This Report on Form 10QSB contains forward-looking statements. Such statements generally concern future operating results, capital expenditures, product development and enhancements, liquidity and strategy. Specific forward-looking statements in this report include, without limitation, statements regarding improvements in the Company's cash position. We may not update these forward looking statements, and the occurrence of the events predicted in these statements is subject to a number of risks and uncertainties, including those discussed in this report. These risks and uncertainties could cause our actual results to differ materially from the results predicted in our forward looking statements. You are encouraged to consider all the information in this report along with our other periodic reports on file with the SEC, prior to investing in our stock.

BUSINESS RISKS AND UNCERTAINTIES

Our quarterly operating results can vary significantly depending upon a number of factors. It is difficult to predict the lighting market's acceptance of our products on a quarterly basis, and the level and timing of orders received can fluctuate substantially. Our sales volumes also fluctuate. Historically we have shipped a substantial portion of our quarterly sales in the last month of each of the second and fourth quarters of the year. Significant portions of our expenses are relatively fixed in advance based upon our forecasts of future sales. If sales fall below our expectations in any given quarter, we will not be able to make any significant adjustment in our operating expenses and our operating results will be adversely affected. In addition, our product development and marketing expenditures may vary significantly from quarter to quarter and are made well in advance of potential resulting net sales.

Sales of our pool and spa lighting products, which currently are available only with newly constructed pools and spas, depend substantially upon the level of new construction. Sales of commercial lighting products also depend significantly upon the level of new building construction and the renovation of existing buildings. Construction levels are affected by housing market trends, interest rates, and the weather. Because of the seasonality of construction, our sales of swimming pool and commercial lighting products, and thus our overall net sales and income, have tended to be significantly lower in the first quarter of each year. Various economic and other trends may alter these seasonal trends from year to year, and we cannot predict the extent to which these seasonal trends will continue. We believe our business has been favorably impacted by recent strength in the overall U.S. economy. If the U.S. economy softens, our operating results will probably suffer.

Competition is increasing in a number of our markets. A number of companies offer directly competitive products, including fiber optic lighting products for downlighting, display case and water lighting, and neon and other lighted signs. Our competitors include some very large and well established companies such as Philips, Schott, 3M, Bridgestone, Mitsubishi, Osram/Siemens and Rohm &
Haas/Advanced Lighting Technologies. All of these companies have substantially greater financial, technical and marketing resources than we do. We anticipate that any future growth in fiber optic lighting will be accompanied by continuing increases in competition, which could accelerate growth in the market for fiber optic lighting, but which could also adversely affect our operating results to the extent we do not compete effectively.

We believe the success of our business depends primarily on our continued technical innovation, marketing abilities and responsiveness to customer requirements, rather than on patents, trade secrets, trademarks, copyrights and other intellectual property rights. Nevertheless, we have a policy of seeking to protect our intellectual property through, among other things, the prosecution of patents with respect to certain of our technologies. There are many issued patents and pending patent applications in the field of fiber optic technology, and certain of our competitors hold and have applied for patents related to fiber optic lighting. Although to date we have not been involved in litigation challenging our intellectual property rights or asserting intellectual property rights of others, we have in the past received communications from third parties asserting rights in our patents or that our technology infringes intellectual property rights held by such third parties. Based on information currently available to us we do not believe that any such claims involving our technology or patents are meritorious. However, we may be required to engage in litigation to protect our patent rights or to defend against the claims of others. In the event of litigation to determine the validity of any third party claims or claims by us against such third party, such litigation, whether or not determined in our favor, could result in significant expense.

Our business is subject to additional risks that could materially and adversely affect our future business, including:

     o manufacturing risks, including the risks of shortages in materials or components necessary to our manufacturing and assembly operations, and the risks of increases in the prices of raw materials and components;

     o sales and distribution risks, such as risks of changes in product mix or distribution channels that result in lower margins;

     o    risks   of  the   loss  of  a   significant   distributor   or   sales
          representative;

     o    risks of the loss of a significant customer or swimming pool builder;

     o risks of the effects of volume discounts that we grant from time to time to our larger customers, including reduced profit margins;

     o risks of product returns and exchanges; in this regard, as noted above, we have increased our warranty reserve in the fourth quarter of 1998 in response to evidence of defective lamps in certain of our products. We cannot assure you we will not experience similar component problems in the future that could also require increased warranty reserves and manufacturing costs;

     o    risks associated with product  development and introduction  problems,
          such  as  increased  research,   development  and  marketing  expenses
          associated with new product introductions; and

     o risks associated with delays in the introduction of new products and technologies, including lost sales and loss of market share.

YEAR 2000 COMPLIANCE

Many currently installed computer systems and software products are not capable of distinguishing 20th century dates from 21st century dates. As a result, within the next year, computers systems and/or software used by many companies in a very wide variety of applications will experience operating difficulties unless they are modified or upgraded to adequately process information involving,  related  to  or  dependent  upon  the  century  change.  Significant uncertainty exists in the software and information services industries concerning the scope and magnitude of problems associated with the century change. In light of the potentially broad effects of the year 2000 on a wide range of business systems, the Company's products and services may be affected.

The Company utilizes and is dependent upon data processing computer hardware and software to conduct its business, and in 1998 completed an upgrade of hardware and software at an approximate cost of $30,000. The Company has completed its assessment of its own computer systems and based upon this assessment, the Company believes its computer systems are "Year 2000 compliant;" that is, capable of adequately distinguishing 21st century dates from 20th century dates. However, there can be no assurance that the Company has timely identified or will timely identify and remediate all significant Year 2000 problems in its own computer systems, that remedial efforts subsequently made will not involve significant time and expense, or that such problems will not have a material adverse effect on the Company's business, operating results and financial condition. If unforeseen internal disruptions occur, the Company believes that its existing disaster recovery program, which includes the manual processing of certain key transactions, would significantly mitigate the impact.

The Company has made efforts to determine the extent of and minimize the risk that the computer systems of the Company's suppliers or customers are not Year 2000 compliant, or will not become compliant on a timely basis. The Company expects that the process of making inquiries with these customers and suppliers will be ongoing through the end of 1999. As of this report, the Company has had responses from a portion of these customers and suppliers. Of those responding, the majority are compliant, with the rest indicating they will be compliant by year end 1999. If Year 2000 problems prevent any of the Company's suppliers from timely delivery of products or services required by the Company, the Company's operating results could be materially adversely affected. However, the Company currently estimates that its costs to address Year 2000 issues relating to its suppliers will not be material, and that these costs will be funded from its operating cash flows. The Company has identified and will continue to identify alternative suppliers in the event its preferred suppliers become incapable of timely delivering products or services required by the Company. The Company's suppliers are generally locally or regionally based, which tends to lessen the Company's exposure from the lack of readiness of any single supplier.

The Company may also face delays in receipt of payments from customers with unresolved Year 2000 problems, and such delays could materially adversely affect the Company's operating results. To the extent any such delays are significant or protracted, the Company's quarterly results would be adversely affected. The Company intends to continually reassess this risk as it receives communications about the status of its customers with regard to Year 2000 issues, and if necessary, adjust its account sales and policies accordingly.

Year 2000 costs relating to the Company's own computer systems including consulting fees and costs to remediate or replace hardware and software as well as non-incremental costs resulting from redeployment of internal resources are estimated to be immaterial. The Company is not able to accurately estimate potential costs associated with the Year 2000 issues of its customers and suppliers, and is in the process of verifying that these companies will be year 2000 compliant by the end of 1999. There can be no assurance that the estimated costs for remediating the Company's own systems as well as estimated costs associated with the potential non-compliance of its customers and suppliers are correct, and actual results could differ materially from these estimates. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer costs, and similar uncertainties.

                           PART II - OTHER INFORMATION

Item 6.       Exhibits and Reports on Form 8-K

         (a) The following exhibits have been filed with this Report:

                  Exhibit 10.30 -  Extension  -  Term  Commitment  Note  of  the
                                   Registrant dated as of August 1, 1999, to Wells Fargo Bank.

                  Exhibit 10.31 -  Extension - Revolving  Line of Credit Note of
                                   the Registrant dated as of August 1, 1999, to Wells Fargo Bank.

                  Exhibit 27    - Financial Data Schedule

         (b) No reports on Form 8-K were filed by the Company during the period covered by this report.

Items 1, 2, 3, 4 and  5 are not applicable and have been omitted.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                FIBERSTARS, INC.

Date: November 15, 1999         By:      /s/  Robert A.Connors
                                     -------------------------------
                                             Robert A.Connors
                                             Chief Financial Officer
                                    (Principal Financial and Accounting Officer)


                                INDEX TO EXHIBITS

 Exhibit                                                                                    Page
 Number                                                                                    Number
 ------                                                                                    ------
   10.30      Extension - Term Commitment Note of the Registrant dated as of
              August 1, 1999, to Wells Fargo Bank.                                           16

   10.31      Extension - Revolving Line of Credit Note of the Registrant dated
              as of August 1, 1999, to Wells Fargo Bank.                                     21

   27         Financial Data Schedule


                                                                      APPENDIX E


PROXY                            FIBERSTARS, INC.                          PROXY

                   Proxy for Special Meeting of Shareholders

     The undersigned hereby appoints David N. Ruckert, John B. Stuppin and Robert A. Connors, or any of them, proxy and attorney-in-fact, with full power to designate a subsititute representative, to represent the undersigned and to vote all of the shares of stock in Fiberstars, Inc., a California corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of the Shareholders of the Company to be held at Fiberstars' corporate offices, 44259 Nobel Drive, Fremont, California 94538, Friday, January 28, 2000 at 2:00 P.M. local time, and at any adjournment thereof as hereinafter specified upon the proposals listed below and as more particularly in the Proxy Statement of the Company dated January __ 2000 (the "Proxy Statement"), receipt of which is hereby acknowledged. This proxy is first being mailed on or about January 7, 2000.




                (Continued, and to be signed on the other side)


                              THE DISINTERESTED BOARD (AS DEFINED IN THE PROXY STATEMENT) RECOMMENDS A
                                                VOTE FOR THE SHARE ISSUANCE PROPOSAL
                                                                                     FOR    AGAINST  ABSTAIN
1. Approval of the issuance of up to 1,000,000  shares of Company Common
   Stock upon exercise of certain  warrants granted pursuant to an Asset             [ ]      [ ]      [ ]
   Purchase  Agreement,  dated on or around  December  24,  1999,  among
   Company and Unison Fiber Optic Lighting Systems, LLC.

2. In their discretion with respect to such other business as properly may come before the meeting or any adjustments or postponements thereof.

___________________________________________

I PLAN TO ATTEND THE MEETING  [ ]

                                                                                     The  shares  represented  hereby  will be voted
                                                                                     as  specified. If  no  specification  is  made,
                                                                                     such   shares   will   be  voted  FOR the above
                                                                                     proposal 1.

                                                                                     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED
                                                                                     AT  THIS  MEETING  REGARDLESS  OF THE NUMBER OF
                                                                                     SHARES  YOU HOLD. PLEASE DATE, SIGN, AND RETURN
                                                                                     THE  PROXY  PROMPTLY  IN  THE ENCLOSED, STAMPED
                                                                                     ENVELOPE.

                                                                                     (Be sure to date proxy.)





Signature(s)_________________________________________________________________________           Dated ________________________, 2000
